PART II AND III

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

AMENDMENT NO. 2

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Renewable Energy & Power, Inc.

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

55 Washington Street Suite 703

Brooklyn, New York 11201

718-971-9704

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Matheau J. W. Stout, Esq.

 201 International Circle, Suite 230

Hunt Valley, Maryland 21030

(410) 429-7076

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

5139	46-1294868
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated: July 17, 2020

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

RENEWABLE ENERGY & POWER, INC.

55 Washington Street Suite 703

Brooklyn, New York 11201

718-971-9704

Info.RBNW@TheLFLGroup.com

10,000,000,000 Shares of Common Stock at $0.0003 per Share

Minimum Investment: 5,000,000 Shares ($1,500.00)

Maximum Offering: $3,000,000

See The Offering - Page 1 and Securities Being Offered - Page 26 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 2 THROUGH PAGE 11 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to		Proceeds to	Proceeds to
	Public	Commissions (1)	Company (2)	Other Persons (3)
Per Share	$0.0003	$0	$0.0003	None
Minimum Investment	$1,500.00	$0	$1,500.00	None
Maximum Offering	$3,000,000	$0	$3,000,000	None

(1)	The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Renewable Energy & Power, Inc., a Nevada Corporation (“RBNW” or the “Company”). There are 10,000,000,000 Shares being offered at a price of $.0003 per Share with a minimum purchase of, 5,000,000 shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $3,000,000 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

i

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$0.0003
Minimum Investment:	$1,500.00 per investor (5,000,000 Shares of Common Stock)
Maximum Offering:	$3,000,000. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	10,000,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO ISSUER” on page 15 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 90 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 90 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	1,231,714,834 Shares
Common Stock in this Offering	10,000,000,000 Shares
Stock to be outstanding after the offering (2)	11,231,714,834 Shares

(1)	The Company has also authorized 10,000,000 shares of Preferred Stock, including 5,000,000 of Series A Preferred Stock, which has super voting rights. Each issued and outstanding Series A share shall be entitled to the number of votes equal to the result of: (i) the number of Common Shares issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class. Karen Berend and David Berend each own 2,500,000 shares of Series A Preferred Stock, giving them voting control of the Company. No Preferred Stock is being sold in this Offering. 1,231,714,834 Common Stock was Outstanding as of June 30, 2020.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

Our common stock is quoted on OTCMarkets.com under trading symbol “RBNW.” We are not listed on any stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance Renewable Energy & Power, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company in its current form has a limited operating history and has suffered losses and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will continue to generate significant operating revenues or that its operations will be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lacks The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will continue to generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s consolidated financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Product Image

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company’s products may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

Risks Related to the Impact of COVID-19

The Company is a wholesale vendor to retail stores and dependent on overseas product suppliers. The wholesale distribution and vendor/supplier chain have been significantly affected due to the COVID-19 social distancing requirements mandated by the federal, state and local governments where the Company’s operations occur. For some businesses, like the Company’s, much of the integration and distribution of its core products and delivery of its core services cannot always be done through “virtual” means, and even when this is possible, it requires significant capital and time to achieve. If the Company is unable to meet the demand for its products due to limited capital or limited staff because of social distancing, or other changes required in order to comply with the ongoing federal, state and local governmental orders related to COVID-19, the Company’s ability to expand its business and market will be at risk.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company’s Current Business Plan

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business

●	our ability to manage the Company’s growth

●	whether the Company can manage relationships with key vendors and advertisers

●	demand for the Company’s products and services

●	the timing and costs of new and existing marketing and promotional efforts

●	competition

●	the Company’s ability to retain existing key management, to attract, retain and motivate qualified personnel

●	the overall strength and stability of domestic and international economies

●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Had Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company’s inception. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

The Company’s Business Model Is Evolving

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s current business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company’s Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company Has Incurred Significant Operating Losses, Has Limited Liquidity and Limited Capital Resources

The Company has incurred significant operating losses, has a working capital deficit, an accumulated deficit, and the Company’s defaults on loans has resulted in judgments awarded against the Company, all of which raise substantial doubt about the Company’s liquidity and capital resources and the Company’s ability to continue as a going concern over the next 12 months.

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There is a Limited Public Trading Market for the Company’s Shares and Shareholders May Have No Liquidity or Unstable Trading Prices

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “RBNW.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise. The Company has no plans at this time to file an S-1 Registration Statement and thus there is no assurance that the Shares could be sold in the future.

Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 67% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of June 30, 2020, the net tangible book value of the Company was approximately $(5,204,001) based on the number of Shares of Common Stock 1,231,714,834 issued and outstanding. As of June 30, 2020, that equates to a net tangible book value of approximately ($0.0042) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be ($0.000198) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.004 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to ($0.000198) per Share. These calculations only include the estimated costs of the offering ($25,000), and such expenses are exceeded they will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$0.0003
Net Tangible Book Value per Share before Offering (based on 1,231,714,834 Shares)	$(0.0042)
Increase (Decrease) in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 10,000,000,000 Shares)	$0.004
Net Tangible Book Value per Share after Offering (based on 11,231,714,834 Shares)	$(0.000198)
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.000498

*	There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 10,000,000,000 in Shares of our Common Stock. This offering is being conducted on a best-efforts basis without any minimum number of shares required to be sold.

The Company will not initially sell the Shares through commissioned broker-dealers. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering.

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

None of the Shares being sold in this offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2). Each accredited investor will complete a subscription agreement in order to invest.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering.

Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is 5,000,000 Shares of Common Stock in the principal amount of $1,500.00. All subscription checks should be sent to the following address:

Renewable Energy & Power, Inc.

55 Washington St. Suite 703

Brooklyn, NY 11201

In such case, subscription checks should be made payable to Renewable Energy & Power, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 1” of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares.

Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $3,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $2,975,000 after the payment of offering costs, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	10%	25%	50%	75%	100%

Working Capital	$275,000	$725,000	$1,725,000	$725,000	$1,475,000
Acquisition Capital	-	-	$750,000	$1,500,000	$1,500,000
TOTAL	$275,000	$725,000	$1,475,000	$2,225,000	$2,975,000

Working Capital: The monies will be used to expand product offerings in the footwear and related accessories markets, market, advertise and distribute the products.

Acquisition Capital: The Company seeks to acquire other businesses, apps, or companies in emerging industries with the goal of creating value and growth for shareholders. At this time, the Company is pursuing letters of intent with various targets, but the Company does not have definitive agreements in place to acquire any specific businesses, apps or companies.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with OTC Markets and available on its website at http://www.otcmarkets.com. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Description of Business

Renewable Energy & Power, Inc. (“We’ or the “Company” or “RBNW”) was originally incorporated on October 15, 2012 under the laws of the State of Nevada. Our common stock is quoted on the Pink Sheets Quotation system under the symbol “RBNW.PK”.

The Company was engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products are designed to lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures. The solar process is designed to greatly increase the conversion of heat to electricity and is patterned after technology that has been used in space exploration for many months. Following the reverse merger discussed below, the Company sells footwear through Blind Faith Concepts and Lust for Life Footwear, LLC.

Blind Faith Concepts Inc. was incorporated on August 17, 2012 under the laws of the State of New York. Blind Faith Concepts creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Lust for Life Footwear, LLC, was formed on January 31, 2014 under the laws of the State of New York. Lust for Life Footwear also creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Material Agreement

On April 3, 2019, the Company entered into an agreement with Leaf of Life Holdings Limited (“LOLJ”). Pursuant to the Agreement LOLJ acquired an exclusive license from the Company to sell and market LED Agricultural Grow Lights in the territory of Jamaica and the Caribbean Islands. As part of the transaction, the principals of the Company transferred their collective ownership of 5,000,000 shares of Series A Preferred to Mr. Saunders in exchange for $40,000, and he becoming the Chief Executive Officer of the Company.

On April 3, 2019, the Company received a resignation notice from Donald MacIntyre from all of his positions with the Company, including Chairman, President, CEO and Director; a resignation notice from Bruce Parsons from all of his positions with the Company, including CFO, Director and Treasurer; a resignation notice from Bruce MacIntyre from all of his positions with the Company, including Vice President of Marketing and Sales, Director and Secretary; and a resignation notice from Perry Barker from his positions with the Company as Director.

In addition, on April 3, 2019, the former officers above, purchased all assets of the Company in exchange by issuing an exclusive license to the Company to sell the LED lighting in the territory of Jamaica and the Caribbean Islands.

During the three months ended June 30, 2019 the LOLJ agreement with RBNW was terminated and the CEO relinquished control of the Company.

Reverse Merger/Acquisition of Blind Faith Concepts and Lust For Life

On August 23, 2019, the Company entered into a Membership Purchase Agreement with Lust for Life Footwear, LLC (“Lust for Life”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,790 shares of Series B Preferred Stock of the Company (the “Agreement”).

Upon further due diligence, management determined that although the final issuance of 77,790 shares of Series B Preferred Stock of the Company is correct, the proper structure of the transaction has been amended. Pursuant to an Omnibus Amendment Agreement between the Company, Lust for Life New York, LLC, a New York limited liability company (“Lust NY”), Blind Faith Concepts, Inc., a New York corporation (“Blind Faith”), (the “Amendment”) the Company purchased 100% of Blind Faith. Blind Faith ownership, as a matter of percentages, was equal to the exact percentages of Lust for Life membership interests. Therefore, on August 23, 2019, owners of Blind Faith representing 100% of the total issued and outstanding shares were issued, collectively, 77,790 shares of Series B Preferred Stock of the Company (“Series B Preferred”).

As a result of the transaction, Blind Faith became a subsidiary of the Company. Lust for Life in turn is a wholly owned subsidiary of Blind Faith.

Liquidity and Capital Resources

Net cash (used)/provided in operating activities for the six months ended June 30, 2020 and June 30, 2019 was $(201,848) and $190,589, respectively. The larger use of cash in operating activities was related to higher net loss in 2020. Net cash provided/(used) in financing activities for the six months ended June 30, 2019 and June 30, 2019 was $288,086 and $(327,088), respectively. The change was primarily due to loan repayments without additional debt financing in the 2019 period. For the six months ended June 30, 2020 the Company recorded net losses of $1,857,399 and provided $86,328 of cash in operating activities. For the six months ended June 30, 2019, the Company recorded net losses of $(82,963) and used $(136,499) of cash during the period.

As of June 30, 2020, the Company had $409,994 in cash to fund its operations. While the Company believes its current cash balance, coupled with the sales of inventory, may be sufficient to allow the Company to fund its planned operating activities for the next twelve months, the Company plans to raise additional equity capital through the issuance of up to 10,000,000,000 common shares through this Offering.

The Company has incurred significant operating losses, has a working capital deficit, an accumulated deficit, and the Company’s defaults on loans has resulted in judgments awarded against the Company, all of which raise substantial doubt about the Company’s liquidity and capital resources and the Company’s ability to continue as a going concern over the next 12 months.

Results of Operations

The Three Months Ended June 30, 2020 and 2019

Net Revenues

For the three Months Ended June 30, 2020 and 2019, our business had total sales of $30,299 and $442,207, respectively, a decrease of 93% or $ 411,207 due to the closure of retail outlets and restrictions on imports from China during the COVID 19 pandemic.

Gross Profits

For the three Months Ended June 30, 2020 and 2019, our business had total gross profits of $20,862 and $44,850 respectively, a decrease of $23,988 attributable to lower sales due to the COVID 19 pandemic operating restrictions.

Management Compensation

For the three Months Ended June 30, 2020 and 2019, our business had management compensation costs of $80,527 and $99,565 respectively.

General and Administrative Expenses

For the three Months Ended June 30, 2020 and 2019, our business had general and administrative expenses of $247,108 and $295,642, respectively.

The Six Months Ended June 30, 2020 and 2019

Net Revenues

For the six Months Ended June 30, 2020 and 2019, our business had total sales of $576,438 and $1,264,576, respectively, a decrease of 54% or $688,138 due to the closure of retail outlets and restrictions on imports from China during the COVID 19 pandemic.

Gross Profits

For the six Months Ended June 30, 2020 and 2019, our business had total gross profits of $359,271 and $371,260 respectively, a decrease of $11,989 attributable to lower sales (albeit with higher margin sales) due to the COVID 19 pandemic operating restrictions.

Management Compensation

For the six Months Ended June 30, 2020 and 2019, our business had management compensation of $203,587 and $235,750 respectively.

General and Administrative Expenses

For the six Months Ended June 30, 2020 and 2019, our business had general and administrative expenses of $531,993 and $511,377, respectively.

Years Ended December 31, 2019 and 2018

Net Revenues

For the years ended December 31, 2019 and 2018, our business had total sales of $3,586,287 and $4,694,228, respectively. For years ended December 31, 2019 and 2018, revenues decreased by24% or $1,107,941, due to lower levels of inventory availability as shipments from China slowed.

Gross Profits

For the years ended December 31, 2019 and 2018, our business had total gross profits of $844,860 and $1,210,876 respectively. For the twelve months ended December 31, 2019 gross profits decreased by $366,016, primarily due to the lower level of sales.

Management Compensation

For the years ended December 31, 2019 and 2018, our business had management compensation of $428,453 and $1,010,662, respectively.

General and Administrative Expenses

For the years ended December 31, 2019 and 2018, our business had general and administrative expenses of $996,032 and $1,198,085, respectively. For the twelve months ended December 31, 2019 general and administrative expenses decreased by $784,262 primarily due to lower compensation costs which were reduced following decreases in sales.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the six months ended June 30, 2020, the Company has incurred a net loss of $1,857,399 and used cash in operations of $201,848. The working capital deficit, stockholders’ deficit and accumulated deficit was $4,102,425, $5,204,001 and $5,175,077, respectively, at June 30, 2020. Furthermore, the Company received judgements for its default on its payment obligations under the terms of a series of convertible notes and has other significantly past due operating obligations. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

Revenue recognition

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Retail sales, recognized at the point of sale, are recorded net of returns and exclude sales tax. Wholesale sales are recorded, net of returns, allowances and discounts, when obligations under the terms of a contract with the purchaser are satisfied. This generally occurs at the time of transfer of control of merchandise. The Company considers several control indicators in its assessment of the timing of the transfer of control, including significant risks and rewards of ownership, physical possession and the Company’s right to receive payment. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring merchandise. Reserves for projected merchandise returns, discounts and allowances are determined based on historical experience and current expectations. The Company applies the guidance using the portfolio approach in ASC 606, Revenue from Contracts with Customers, because this methodology would not differ materially from applying the guidance to the individual contracts within the portfolio. The Company excludes sales and similar taxes collected from customers from the measurement of the transaction price for its retail sales.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management.

Inventories

Inventories consist primarily of finished goods purchased directly from wholesale vendors and manufacturers and are stated at the lower of average cost and net realizable value on a first-in, first-out basis.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five to seven years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Operating Leases

The Company leases its locations, an office, under an operating lease. The lease includes an option that allows the Company to extend the lease term beyond the initial commitment period, subject to terms agreed at lease inception. The Company adopted ASC 842 using the modified retrospective transition method. The current lease period expires August 2020. In accordance with ASC 842, lease right-of-use assets and lease liabilities will be recognized based on the present value of the future minimum lease payments over the lease term upon the expected renewal of the lease in August 2020. The Company’s lease does not provide an implicit rate and therefore, the Company uses an incremental borrowing rate based on the information available at the commencement date, including implied traded debt yield and seniority adjustments, to determine the present value of future payments. Lease expense for the minimum lease payments is recognized on a straight-line basis over the lease term. Variable lease payments are expensed as incurred.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution.

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equalling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to intra-period tax allocation, simplifies certain elements of accounting for basis differences and deferred tax liabilities during a business combination, and standardizes the classification of franchise taxes. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of ASU 2019-12 is not expected to have a material impact on the Company’s financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

Legal Proceedings

Debt Settlement Under SEC Rule 3(a)(10)

On March 6, 2020, a federal court issued a Court Order (“Order”) approving the Settlement Agreement and Stipulation filed by Trillium Partners LP. The Order provides for the Company to issue shares of common stock to Trillium when requested. Proceeds from sale of the shares will be paid to six creditors which were owed a total of $890,214. The Company will account for the transaction as an assignment of creditor liabilities which has been treated as stock settled debt in accordance with ASC 480 and the Company recognized a debt put premium as interest expense in the amount of $890,214.

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of August 28, 2020, the Renewable Energy & Power, Inc. had 4  full-time employees, who were not an executive officer of the Company.

The directors and executive officers of the Company as of August 28, 2020 are as follows:

Conrad Huss, President, CEO, Treasurer, Secretary, Director of Renewable Energy & Power, Inc.

Conrad Huss is the sole officer and director of Renewable Energy & Power, Inc. Mr. Huss is a seasoned financial professional with over thirty-five years of investment banking and operating experience. Over the course of his career he has served as Managing Director for a number of investment banking units at small and middle market firms, as a Founding Partner of a boutique bank specializing in technology and health care. Mr. Huss also served as Chief Executive Officer for a medical technology company and has held senior positions and board seats at other companies.

Seasoned Employees of Our Operating Subsidiaries

Karen Berend, Chief Executive Officer of Lust for Life Footwear, LLC

Karen Berend is CEO of Lust for Life, Footwear, LLC, a wholly owned operating subsidiary of Renewable Energy & Power, Inc. Karen began her career in 1987 overseeing a significant portion of her family owned, New York-based business, Brazilian Footwear Inc., overseeing production of private-label brands such a Kobacker, Kinney shoes, Thom McCann, Morse Footwear and Bakers. In 1990, she opened the Cinco Estrellas Footwear Corporation, located in Brazil, with production launch for DKNY, Andre Assous, Betsy Johnson, Vivian Tam, and Anna Sui. In 2001, Karen was recruited by Steve Madden Ltd. As Director of New Business Development, where within 6 months, she launched Steve Madden’s Landed Branded wholesale business with marquee distributors such as DSW, Famous Footwear, and Burlington, resulting in annual net sales within 3 years of over $31 million. Karen developed a second wholesale division called Madden Girl, which became highly profitable, reaching $100 million annual business within 6 years. In 2011, Karen was recruited by Marc Fisher Footwear to create an in house junior brand, Pink and Pepper, that developed into a $16 million wholesale shoe company within 2 years.

David Berend, Chief Operating Officer of Lust for Life Footwear, LLC

David Berend is COO of Lust for Life Footwear, LLC, a wholly owned operating subsidiary of Renewable Energy & Power, Inc. David has been in the footwear industry for over 20 years, the bulk of which has been spent as a line builder of women’s footwear. David has previously held executive positions at Steve Madden Ltd., including Vice President of product development. In 2011, Mr. Berend was recruited by the owners of ZiGiNY as President of London Trash and London Rebel Brands. This position was created specifically for David’s unique line building capabilities, but quickly evolved into his overseeing product development, marketing, manufacturing, and sales of those brands. Within two years, he oversaw two divisions that realized net sales of $11 million and projected net sales of $20 million in year five. As head line builder for the Lust for Life Footwear premium brand, David brings strong leadership and innovation to the team.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of Renewable Energy & Power, Inc. are, at present, not compensated by the Company for their roles as directors. For the present director, only expenses are reimbursed for his duties on the board of directors. The Company may choose to compensate the present director in the future, as well as compensate future directors, in the Company’s discretion.

Executive Compensation

During the years ended September 30, 2019, September 30, 2018, Renewable Energy & Power, Inc. paid the following annualized salaries to its executive officers:

Conrad Huss, CEO	2019	$120,000.00

Employment Agreements

The Company entered into an Employment Agreement with Mr. Huss as of August 21, 2019 which provides compensation to Mr. Huss at the rate of $10,000, per month. The August 21, 2019 Employment Agreement with Conrad Huss is attached hereto and incorporated herein as Exhibit II.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director. Our director is not “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Officers and Directors and those holders of 5% or greater of our issued and outstanding shares of Common Stock as of June 30, 2020. As of June 30, 2020, none of the holders of the Company’s Common Stock hold at least 5%. Conrad Huss, our sole officer and director, holds no shares of Common Stock. None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 1,231,714,834 Shares of Common Stock outstanding as of June 30, 2020.

Name and Position	Common Shares Beneficially Owned Prior to Offering	Common Shares Beneficially Owned After Offering
Conrad Huss	-	-
CEO, CFO, President, Director	-	-

The table below shows 5% or greater ownership of Series A and Series B Preferred Shares which have the rights and authorities outlined.

Note 2 - On October 26, 2017, the Board of Directors designated shares of preferred stock as Series A. Each issued and outstanding Series A share shall be entitled to the number of votes equal to the result of: (i) the number of Common Shares issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class.

Note 3 - The Company approved by unanimous consent, the authorization of 100,000 shares of Series B Convertible Preferred Stock. Each share of Series B Preferred Stock shall have a par value of $0.001 per share and a liquidation value of $100 per share.

(a) Holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company at the rate per share (as a percentage of the Stated Value per share) equal to five percent (5%) per annum on the Stated Value, payable in additional shares of Series B Preferred Stock. The party that holds the Series B Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series B Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

(b) So long as any shares of Series B Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series B Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series B Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series B Preferred Stock (including the reissuance of any shares of Series B Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

Name of Officer/Director or Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Number of shares owned (2) (3)	Share type/class	Ownership Percentage of Class Outstanding	Note
Karen Berend	Owner	2,500,000	Series A Preferred	50%	Non-officer head
		38,506	Series B Preferred	38.6%	of sales and marketing
David Berend	Owner	2,500,000	Series A Preferred	50%	Non-officer head
		16,619	Series B Preferred	17%	of operations
Sarah Malaquias	Owner	16,619	Series B Preferred	17%	Non-employee
Uppercut Brands Inc.	Owner	10,420	Series B Preferred	10.4%	Eric Weissblum
Livingston Asset Management	Owner	5,000	Series B Preferred	5%	Narine Persaud

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

Since it is anticipated that at least for the next 12 months the majority of the Company’s voting power will be held by Management through the 5,000,000 shares of Series A Preferred Stock owned together by Karen and David Berend, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is $1,500.00 for the purchase of 5,000,000 Shares (the ‘Minimum Subscription’).

A subscription for $1,500.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, pre-emptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Brooklyn, in City of New York, New York, on September 30, 2020.

Renewable Energy & Power, Inc.

By:	/s/ Conrad Huss
Chief Executive Officer and Director
Renewable Energy & Power, Inc.
September 30, 2020

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Conrad Huss
Chief Financial Officer
Renewable Energy & Power, Inc.
September 30, 2020

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Conrad Huss
Chief Executive Officer and Director
Renewable Energy & Power, Inc.
September 30, 2020

RENEWABLE ENERGY & POWER, INC.

Master Index to Financial Statements and Pro-forma Financial Information

(Unaudited)

Page
Financial Statements:

Renewable Energy & Power Inc. Condensed Consolidated Financial Statements at June 30, 2020 and December 31, 2019	F2

Renewable Energy & Power Inc. Consolidated Financial Statements at December 31, 2019 and 2018	F-22

Renewable Energy & Power Inc. Condensed Consolidated Financials Statement at June 30, 2019 and 2018	F-43

Blind Faith Concepts, Inc. Condensed Consolidated Financial Statements at June 30, 2019 and 2018	F-81

Blind Faith Concepts, Inc. Consolidated Financial Statements at December 31, 2018 and 2017	F-91

Renewable Energy & Power, Inc and Blind Faith Concepts, Inc. Pro-forma Combined Balance Sheets and Statements of Operations	F102

RENEWABLE ENERGY & POWER, INC.

Index to Condensed Consolidated Financial Statements

(Unaudited)

RENEWABLE ENERGY AND POWER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash	$409,994	$323,756
Accounts receivable (net of allowance for doubtful accounts)	6,329	114,412
Inventory	181,030	60,709
Prepaid expenses	-	63,610
Total current assets	597,353	562,487

Property, and equipment, net of depreciation	3,055	4,532
Deposits	41,980	44,295
Total Assets	$642,388	$611,314

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$709,467	$809,654
Accrued expenses	127,479	146,914
Settlements payable	58,278	547,702
Settlement under 3(a)(10), net of premiums	1,443,556	125,412
Line of credit	200,000	200,000
Short term notes payable to officers	143,296	43,960
Notes payable	339,910	333,000
Convertible notes payable, net of premiums and discounts	1,625,165	1,595,182
Derivative liability	52,627	89,496
Total current liabilities	4,699,778	3,891,320

Notes payable to officers, net of short term	1,146,611	1,281,771
Total liabilities	5,846,389	5,173,091

Commitments and contingencies

Stockholders’ deficit:
Preferred Series A Shares, $0.001 par value; 10,000,000 authorized; 5,000,000 issued and outstanding at June 30, 2020 and December 31, 2019, respectively.	5,000	5,000
Preferred Series B Shares, $0.001 par value; 100,000 authorized; 99,740 issued and outstanding at June 30, 2020 and 82,790 at December 31, 2019, respectively.	100	83
Common stock, $0.001 par value; 15,000,000,000 shares authorized; 1,231,714,834 shares issued and outstanding at June 30, 2020 and 232,318,275 shares at December 31, 2019, respectively.	1,231,716	232,319
Additional paid in capital	(1,265,740)	(1,481,501)
Accumulated deficit	(5,175,077)	(3,317,678)
Total stockholders’ deficit	(5,204,001)	(4,561,777)
Total Liabilities and Stockholders’ Deficit	$642,388	$611,314

The accompanying notes are an integral part of the condensed consolidated financial statements

RENEWABLE ENERGY AND POWER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2020 and 2019

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues	$30,299	$442,207	$576,438	$1,264,576

Cost of revenues	9,437	397,357	217,167	893,316

Gross profit	20,862	44,850	359,271	371,260

Operating expenses:
Compensation	80,527	99,565	203,587	235,750
General and administrative	247,108	295,642	531,993	511,377
Total expenses	327,635	395,207	735,580	747,127

Loss from operations	(306,773)	(350,357)	(376,309)	(375,867)

Other income (expenses):
Change in fair market value of derivatives	32,314	-	32,389	-
Derivative expense	-	-	(44,204)	-
Gain (loss) on forgiveness of debt	-	369,428	(23,039)	369,428
Interest expense	(457,232)	(48,255)	(1,446,236)	(76,524)
	(424,918)	321,173	(1,481,090)	292,904

Loss before federal income taxes	(731,691)	(29,184)	(1,857,399)	(82,963)

Federal income taxes	-	-	-	-

Net loss	(731,691)	$(29,184)	$(1,857,399)	$(82,963)

Loss per share, basic and diluted	(0.00)	(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding	546,219,777	-	419,047,515	-

The accompanying notes are an integral part of the condensed consolidated financial statements

RENEWABLE ENERGY AND POWER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

For the Three and Six Months Ended June 30, 2020 and 2019

For the Three Months Ended June 30, 2020

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, March 30, 2020	5,000,000	$5,000	99,740	$100	337,892,560	$337,894	$(1,293,688)	$(4,443,386)	$(5,394,060)

Cancellation of common stock – 3(a)(10)	-	-	-	-	(24,753,133)	(24,753)	24,753	-	-

Warrants exercise	-	-	-	-	16,509,995	16,510	3,257	-	19,767

Issuance for 3(a)(10) settlement	-	--	-	-	450,755,000	450,755	(450,755)	-

Settlements under 3(a)(10)	-	-	-	-	-	-	406,375	-	406,375

Common Stock issued – note conversions	-	--	-	-	451,310.412	451,310	(159,630)	-	291,928

Premiums reclassified in note conversion	-	--	-	-	-	-	203,928	-	203,928

Net loss for the Three months ended March 31, 2020	-	-	-	-	-	-	-	(731,691)	(731,691)

Balance, June 30, 2020	5,000,000	$5,000	99,740	$100	1,231,714,834	$1,231,716	$(1,265,740)	$(5,175,077)	$(5,204,001)

For the Three Months Ended June 30, 2019

	Series A		Series B				Additional
	Preferred Stock		Preferred Stock		Common		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at March 31, 2019		$-	-	$-	-	$680	$425,000	$(999,922)	$(574,242)

Recapitalization due to merger	-	-	77,790	78	-	-	425,602	(2,519,227)	(2,093,547)

Net loss for the three months ended June 30, 2019	-	-	-	-	-	-	-	(29,184)	(29,184)
Balance at June 30, 2019	-	$-	77,790	$78	-	$-	$425,602	$(2,548,411)	$(2,122,731)

For the Six Months Ended June 30, 2020

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, March 30, 2020	5,000,000	$5,000	82,790	$83	232,318,275	$232,319	$(1,481,501)	$(3,317,678)	$(4,561,777)

Cancellation of common stock – 3(a)(10)	-	-	-	-	(24,753,133)	(24,753)	24,753	-	-

Series B Preferred stock issued for service	-	-	16,950	17	-	-	-	-	17

Warrants exercise	-	-	-	-	27,411,246	27,411	21,272	-	48,683

Issuance for 3(a)(10) settlement
	-	-	-	-	512,288,000	512,288	(512,288)	-	-
Settlements under 3(a)(10)	-	-	-	-	-	-	561,189	-	516,189

Common Stock issued – note conversions	-	-	-	-	484,450.446	484,451	(131,978)	-	352,473

Premiums reclassified in note conversion	-	-	-	-	-	-	252,813	-	252,813

Net loss for the Three months ended March 31, 2020	-	-	-	-	-	-	-	(1,857,399)	(1,857,399)

Balance, June 30, 2020	5,000,000	$5,000	99,740	$100	1,231,714,834	$1,231,716	$(1,265,740)	$(5,175,077)	$(5,204,001)

For the Six Months Ended June 30, 2019

	Series A		Series B				Additional
	Preferred Stock		Preferred Stock		Common		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at January 1, 2019	-	$-	77,790	$78	-	$-	$425,602	$(2,465,448)	$(2,039,768)

Net loss for the three months ended June 30, 2019	-	-	-	-	-	-	-	(82,963)	(82,963)
Balance at June 30, 2019	-	$-	78,790	$78	-	$-	$425,602	$(2,548,411)	$(2,122,731)

The accompanying notes are an integral part of the condensed consolidated financial statements

RENEWABLE ENERGY AND POWER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Ended June 30, 2020 and 2019

(Unaudited)

	2020	2019
Cash flows from operating activities:
Net loss	$(1,857,399)	$(82,963)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,477	1,465
Debt discount, put premiums and loan commitment fees charged to interest	1,347,610	10,000
Professional fees paid with debt	170,000	-
Professional fees paid with stock	84,232	-
Loss on extinguishment debt extinguishment-	23,039	-
Change in fair market value of derivatives	(32,314)	-
Changes in operating assets and liabilities:
Accounts receivable	108,083	(33,454)
Inventories	(120,321)	164,180
Prepaid expenses	63,610	-
Deposits	2,315	(8,913)
Accounts payable and accrued expenses	(51,309)	140,274
Settlements payable	15,000	-
Derivative liability	44,129	-

Net cash used in operating activities	(201,848)	190,589

Cash flows from financing activities
Proceeds from line of credit	-	20,000
Repayment of notes payable officers	(35,824)	-
Proceeds from notes payable	339,910	249,729
Repayment of notes payable	(16,000)	(596,817)

Net cash provided by (used in) financing activities	288,086	(327,088)

Net increase (decrease) in cash	86,328	(136,499)
Cash at beginning of period	323,756	164,124

Cash at end of period	$409,994	$27,625
Supplemental Cash Flow Disclosures

Interest paid	$39,926	$27,459
Taxes paid	$-	$-
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Conversion of convertible debt and accrued interest to common stock
Conversion of convertible debt and accrued interest to common stock	$352,473	$-
Net debt reclassified from settlements payable to settlements payable under 3(a)(10)	$742,490	$-
Net debt reclassified from accrued expenses to convertible notes payable	$504,424	$-

The accompanying notes are an integral part of the condensed consolidated financial statements

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 - Nature of Business

Renewable Energy and Power, Inc. (RBNW or the Company) was incorporated on October 15, 2012, under the laws of the State of Nevada, for the purpose of conducting all legal business. The Company is engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products are designed to lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures. The solar process is designed to greatly increase the conversion of heat to electricity and is patterned after technology that has been used in space exploration for many months.

Blind Faith Concepts Inc. was incorporated on August 17, 2012 under the laws of the State of New York. Blind Faith Concepts creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Lust for Life Footwear, LLC, was formed on January 31, 2014 under the laws of the State of New York. Lust for Life Footwear also creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Material Agreement

On April 3, 2019, the Company entered into an agreement with Leaf of Life Holdings Limited (“LOLJ”).  Pursuant to the Agreement LOLJ acquired an exclusive license from the Company to sell and market LED Agricultural Grow Lights in the territory of Jamaica and the Caribbean Islands. As part of the transaction, the principals of the Company transferred their collective ownership of 5,000,000 shares of Series A Preferred to Mr. Saunders in exchange for $40,000, and he becoming the Chief Executive Officer of the Company.

On April 3, 2019, the Company received a resignation notice from Donald MacIntyre from all of his positions with the Company, including Chairman, President, CEO and Director; a resignation notice from Bruce Parsons from all of his positions with the Company, including CFO,

Director and Treasurer; a resignation notice from Bruce MacIntyre from all of his positions with the Company, including Vice President of Marketing and Sales, Director and Secretary; and a resignation notice from Perry Barker from his positions with the Company as Director.

In addition, on April 3, 2019, the former officers above, purchased all assets of the Company by issuing an exclusive license to the Company to sell the LED lighting in the territory of Jamaica and the Caribbean Islands.

During the three months ended June 30, 2019 the LOLJ agreement was terminated and the CEO relinquished control of the Company.

Reverse Merger/Acquisition of Blind Faith Concepts and Lust For Life

On August 23, 2019, the Company entered into a Membership Purchase Agreement with Lust for Life Footwear, LLC (“Lust for Life”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,790 shares of Series B Preferred Stock of the Company (the “Agreement”).

Upon further due diligence, management determined that although the final issuance of 77,790 shares of Series B Preferred Stock of the Company is correct, the proper structure of the transaction has been amended. Pursuant to an Omnibus Amendment Agreement between the Company, Lust for Life New York, LLC, a New York limited liability company (“Lust NY”), Blind Faith Concepts, Inc., a New York corporation (“Blind Faith”), (the “Amendment”) the Company purchased 100% of Blind Faith. Blind Faith ownership, as a matter of percentages, was equal to the exact percentages of Lust for Life membership interests. Therefore, on August 23, 2019, owners of Blind Faith representing 100% of the total issued and outstanding shares were issued, collectively, 77,790 shares of Series B Preferred Stock of the Company (“Series B Preferred”).

As a result of the transaction, Blind Faith became a subsidiary of the Company. Lust for Life in turn is a wholly owned subsidiary of Blind Faith.

The Company evaluated the substance of the merger transaction and found it met the criteria for the accounting and reporting treatment of a reverse acquisition under ASC 805 (Business Combinations)-40-45 (Reverse Acquisition and Other Presentation Matters) and accordingly will consolidate the operations of Blind Faith and RBNW and the financial condition from the closing date of the transaction. The historic results of operations will reflect those of Blind Faith. As such, Blind Faith is treated as the acquirer while the Company is treated as the acquired entity for accounting and financial reporting purposes.

Under reverse merger accounting, the comparative historical financial statements of the Company, as the legal acquirer, are those of the accounting acquirer, Blind Faith, the Company’s financial statements prior to the closing of the reverse acquisition; reflect only the business of Blind Faith and Lust For Life.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the six months ended June 30, 2020, the Company has incurred a net loss of $1,857,399 and used cash in operations of $201,848. The working capital deficit, stockholders’ deficit and accumulated deficit was $4,102,425, $5,204,001 and $5,175,077, respectively, at June 30, 2020. Furthermore, the Company received judgements for its default on its payment obligations under the terms of a series of convertible notes and has other significantly past due operating obligations. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - Significant and Critical Accounting Policies

Management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Basis of Presentation/Principles of Consolidation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Management estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Revenue recognition

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Retail sales, recognized at the point of sale, are recorded net of returns and exclude sales tax.  Wholesale sales are recorded, net of returns, allowances and discounts, when obligations under the terms of a contract with the purchaser are satisfied. This generally occurs at the time of transfer of control of merchandise.  The Company considers several control indicators in its assessment of the timing of the transfer of control, including significant risks and rewards of ownership, physical possession and the Company’s right to receive payment.  Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring merchandise.  Reserves for projected merchandise returns, discounts and allowances are determined based on historical experience and current expectations.  The Company applies the guidance using the portfolio approach in ASC 606, Revenue from Contracts with Customers, because this methodology would not differ materially from applying the guidance to the individual contracts within the portfolio.  The Company excludes sales and similar taxes collected from customers from the measurement of the transaction price for its retail sales.

Cash and Cash Equivalents

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. The Company maintains deposits in a financial institution. At March 31, 2020, the Federal Deposit Insurance Corporation (FDIC) provided insurance coverage of up to $250,000, per depositor, per institution. At March 31, 2020, none of the Company’s cash and cash equivalents was in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of June 30, 2020, and December 31, 2019, the Company had reserves of $1,300 and $1,300, respectively.

Inventories

Inventories are stated at average cost using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
Finished goods	$181,030	$60,709

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five to seven years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods. At April 3, 2019, in accordance with the agreement with LOLJ, property and equipment with a net book value of $101,401 was exchanged for a license. Due to the termination of the license agreement following the termination of the agreement, no value was assigned to the license agreement. For the six months ended June 30, 2020 and 2019, depreciation expense totaled $1,477 and $1,465, respectively.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the quarter ended June 30, 2020, there were no impairments.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At June 30, 2020			At December 31, 2019
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	—	—	$52,627	—	—	$89,496

A rollforward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at December 31, 2019	$89,496
Change in fair market value	(32,389)
Derivative effect on the issuance of warrants	44,204
Reduction of derivative to additional paid in capital on exercise of warrants	(48,684)
Balance at June 30, 2020	$52,627

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

The Company points out that in general for notes that have matured the Company will no longer calculate a derivative value. However, should current information about stock price, or volatility of note holder conversion terms change an assessment will be made and any material change in fair market value will be recognized.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Crown Bridge Partners warrants (July 11, 2017) for the original number of shares, 166,667, at a market price of $.30, having market value of $50,000, was originally charged to additional paid in capital. Following the exercise on December 17, 2019, Crown Bridge Partners was issued 9,777,590 shares of common stock, management now believes that a price adjustment clause in the warrant was triggered due to the Company stock price falling below the contractual floor price of $.01. An additional exercise on January 6, 2020 yielded the issuance of 10,901,251 shares of common stock and an additional fair market value increase of $44,204, and total warrants outstanding and exercisable amount to 4,836,454, as of March 31, 2020. The Company recognized a derivative liability charging other income and losses for the change in fair market value.

An exercise on June 3, 2020 yielded the issuance of 16,509,995 shares of common stock and an additional fair market value decrease of $32,314, leaving a fair market value of $18,763 and total warrants outstanding and exercisable amount to 20,930,237, as of June 30, 2020. The Company recognized a fair market value change crediting other income and losses for the current period.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Operating Leases

The Company leases its locations, an office, under an operating lease.  The lease includes an option that allows the Company to extend the lease term beyond the initial commitment period, subject to terms agreed at lease inception.  The Company adopted ASC 842 using the modified retrospective transition method.  In accordance with ASC 842, lease right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term.  The Company’s lease does not provide an implicit rate and therefore, the Company uses an incremental borrowing rate based on the information available at the commencement date, including implied traded debt yield and seniority adjustments, to determine the present value of future payments.  Lease expense for the minimum lease payments is recognized on a straight-line basis over the lease term.  Variable lease payments are expensed as incurred.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of June 30, 2020, 20,930,237 warrants are outstanding and exercisable, into 20,930,237 shares of common stock. As of June 30, 2020, the outstanding principal balance, including accrued interest of the third party convertible debt, totaled $1,130,590 and was convertible into 1,395,805,073 shares of common stock. Additionally, the 3(a)(10) obligation was $1,130,590 which may be exchanged for 1,259,810,370 shares of common stock. As of June 30, 2020, potentially dilutive securities consisted of the following:

June 30, 2020
Warrants	20,930,237
Convertible debt (including senior debt)	1,395,805,073
3(a)(10) obligation	1,259,810,370
Total	2,676,545,680

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Advertising

Costs incurred for advertising for the Company are charged to operations as incurred. Advertising expenses for the six months ended June 30, 2020 and 2019 were $1,802 and $27,973, respectively.

 Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes.  ASU 2019-12 eliminates certain exceptions related to intra-period tax allocation, simplifies certain elements of accounting for basis differences and deferred tax liabilities during a business combination, and standardizes the classification of franchise taxes.  The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted.  The adoption of ASU 2019-12 is not expected to have a material impact on the Company’s financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 4 - Property Plant and Equipment

Property, plant and equipment at June 30, 2020 and December 31, 2019 consist of the following:

	2020	2019

Manufacturing Equipment	$5,239	$5,239
Furniture and fixtures	4,329	4,329
Leasehold improvements	7,500	7,500
	17,068	17,068
Less: Accumulated depreciation	(14,013)	(12,536)
	$3,055	$4,532

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 5 - Settlement Under 3(a)(10)

3(a)(10) – November 2019

On November 15, 2019, Trillium Partners LP acquired the default judgement received by Labrys Fund LP for $219,460, derived from the Company’s default on the note issued to Labrys. Trillium purchased the default judgement for cash and has since received 36,009,000, shares of common stock, as of March 31, 2020. The share transactions are accounted for as an issuance at par with an equal offset to additional paid in capital until sales proceeds are collected, at which time the liability will be reduced with a credit to additional paid in capital. As of December 31, 2019, the liability was reduced to $125,412, following application of proceeds collected from the sale of 11,877,000, of the aforementioned shares.

Between January 1, 2020, and April 14, 2020, the Company issued 93,666,901, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with a former convertible note holder. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital. The outstanding balance of the 3(a)(10) liability at June 30, 2020, was $125,412, and is expected to be liquidated by the proceeds of the shares cited above.

Debt Settlement Under SEC Rule 3(a)(10)

On March 6, 2020, a federal court approved the Judgement and Stipulation filed by Trillium Partners LP. The judgement provides for the Company to issue shares of common stock to Trillium when requested. Proceeds from sale of the shares will be paid to six creditors which were owed a total of $890,214. The Company will account for the transaction as an assignment of creditor liabilities and recognize a debt put premium as interest expense in the amount of $890,214. Trillium paid original creditors $165,254, leaving a balance of $718,596 of the agreed settlement.

Note 6 - Line of Credit

On September 22, 2016 the Company signed a revolving note (the “Note”) at Signature Bank (the “Bank”). The outstanding balance of this Note is limited to $200,000. The outstanding balance bears interest at 5% per annum. Interest is payable monthly. The balance outstanding on the revolving note at June 30, 2020 was $200,000.

Note 7 - Notes Payable

On March 29, 2016, the Company executed a note for $1,500,000 with the United States Small Business Administration (“SBA”) with the following terms and conditions:

●	Maturing in March 29, 2026;
●	Interest at the prime rate as quoted in the Wall Street Journal plus 2.75% per annum; Monthly principal and interest is $16,944 through December 31, 2016 and increases to $17,073 as of January 1, 2017;

On July 1, 2019, two officers of the Company, on behalf of the Company, refinanced the note personally. The Company is obligated for its portion of the liability, which commenced on July 1, 2019 and expires on July 1, 2049.The loan bears interest at 7.375%, per annum, through maturity. The note is payable monthly and has a long-term portion remaining of $1,146,611.

On February 15, 2018, the Company issued a note, payable to Eric Weisblum for $30,000, for which $30,000 was received as cash. The note matured on May 5, 2018, and incurs 0% annual interest. Note principal of $30,000 has been reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP.

On June 21, 2018, the Company issued a note, payable to Daniel Ryweck for $100,000, for which $100,000 was received as cash. The note matured on September 18, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal of $37,000 has been reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP.

On September 4, 2018, the Company issued a note, payable to Point Capital Inc. for $50,000, for which $50,000 was received as cash. The note matured on December 4, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal of $50,000 has been reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On September 28, 2018, the Company issued a note, payable to Point Capital Inc. for $200,000, for which $200,000 was received as cash. The note matures on September 27, 2020, and incurs 6% annual interest. Note principal of $200,000 has been reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP.

On November 20, 2019, the Company issued a note, payable to Diamond Bridge for $16,000, for which $16,000 was received as cash. The note matured on February 20, 2020, and incurs 3% annual interest. Note principal of $16,000, was repaid on February 11, 2020.

On April 20, 2020, the Company entered into a loan directly with the Small Business Administration under the Economic Injury Disaster Loan Program for $10,000. On May 4, 2020 and June 9, 2020, the Company entered into a loan directly with the Small Business Administration under the Paycheck Protection Plan and Disaster Relief Loan for a total of $329,910. These three loans have a maturity of 24 months and an interest rate of .98%. The first two loans will be forgiven provided the terms of forgiveness upon submission of a valid application for loan forgiveness. The terms call for LFL to use 75% of the funded amount for payroll costs. LFL has put in place controls designed to ensure compliance with the terms of forgiveness. The amount forgiven will be recognized as gain on debt extinguishment. Any amount that is not forgiven is to be amortized over the 18 months following the 6 month deferral period.

Note 8 - Convertible Notes Payable

MultiChip Display, Inc.

During November of 2017, REAP issued three convertible notes for $15,000, $5,000 and $5,000 to MDI for cash of the same amounts. The notes matured on various dates in November 2018 and are convertible into common shares at the lower of: $.001 or 50% of the lowest closing bid price during the 25 trading days prior to conversion. The current principal of $23,000 and accrued interest of $7,043 are outstanding at June 30, 2020. The Company evaluated the terms of the conversion features of the convertible debenture in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The derivative liability was revalued at September 30, 2018 and reduced to $33,863. The principal balance was reduced to $23,000, following a cash payment during the three months ended December 31, 2018. Since the notes have matured the Company will no longer calculate a derivative value for these notes unless conditions outlined above at note 3, have changed. The derivative liability associated with these notes remained $33,863, at June 30, 2020.

Power Up Lending Group/Redstart Holdings Corp.

On November 30, 2018, the Company issued a convertible note payable to Power Up Lending Group for $20,000, for which $20,000 was received as cash. The note matured on August 31, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. On October 18, 2018 Power Up, assigned their balance of this $20,000 convertible note and all accrued interest to Redstart under the same terms and conditions as the original note. Due to the note being in default, the balance of unconverted principal of $20,000, was increased by $10,000 (50% default percentage penalty) and is now $30,000 at June 30, 2020, with accrued interest and put premiums being $5,283 and $27,619, at June 30, 2020, respectively.

On September 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matured on May 31, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $4,400 and $38,379 respectively, at June 30, 2020.

On October 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matured on June 30, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $3,950 and $38,379 respectively, at June 30, 2020.

On December 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matures on August 31, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $3,078 and $38,379 respectively, at June 30, 2020.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Jabro Funding Corp.

On January 10, 2018, the Company issued a convertible note payable to Jabro Funding Corp. (“Jabro”) for $50,000, for which $50,000 was received as cash. The note matured on October 20, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. On January 31, 2019, $8,000 of the Note principal was converted to common stock and put premiums of $5,793 were recorded as additional paid in capital. Due to the note being in default, the balance of unconverted principal of $42,000, was increased by $21,000 (50% default percentage penalty) and was $63,000 at December 31,2019, with accrued interest and put premiums being $9,963 and $30,414, respectively.

On February 11, 2020, Trillium Partners acquired this convertible note under the terms of a Securities Transfer Agreement. The note principal and accrued interest included at this date was $76,797.

On March 15, 2018, the Company issued a convertible note payable to Jabro for $33,000, for which $33,000 was received as cash. The note matured on December 30, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $33,000, was increased by $16,500 (50% default percentage penalty) and is now $49,500 at June 30, 2020, with accrued interest and put premiums being $10,352 and $23,897, at June 30, 2020, respectively.

On May 7, 2018, the Company issued a convertible note payable to Jabro for $14,000, for which $4,000 was received as cash and $10,000 was paid directly to a vendor in satisfaction of accounts payable. The note matured on February 14, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $14,000, was increased by $7,000 (50% default percentage penalty) and is now $21,000 at June 30, 2020, with accrued interest and put premiums being $4,788 and $10,138, at June 30, 2020, respectively.

On July 25, 2018, the Company issued a convertible note payable to Jabro for $25,000, for which $25,000 was received as cash. The note matured on April 30, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $25,000, was increased by $12,500 (50% default percentage penalty) and is now $37,500 at June 30, 2020, with accrued interest and put premiums being $7,615 and $18,103, at June 30, 2020, respectively.

On October 16, 2018, the Company issued a convertible note payable to Jabro for $25,000, for which $24,500 was received as cash. The note matures on July 18, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $24,500, was increased by $12,250 (50% default percentage penalty) and is now $36,750 at June 30, 2020, with accrued interest and put premiums being $5,288 and $30,555, at June 30, 2020, respectively.

On December 20, 2018 the Company issued a convertible note payable to Jabro for $30,000, with a maturity date of September 19, 2019, with 12% annual interest. The note is convertible at 55% of the lowest market price on the twenty days preceding conversion. Due to the note being in default, the balance of unconverted principal of $30,000, was increased by $15,000 (50% default percentage penalty) and is now $45,000 at June 30, 2020, with accrued interest and put premiums being $7,264 and $36,667, at June 30, 2020, respectively.

Essex

During the three months ended December 31, 2016 the Company issued a convertible note payable to Essex which had a principal balance of $39,476 with accrued interest of $9,561 as of December 31, 2017. Note principal of $29,500 was converted to common stock during the year ended December 31, 2018. On January 17, 2019, $1,500 of the Note principal was converted to common stock and put premiums of $1,500 were recorded as additional paid in capital. The note principal, accrued interest and put premiums balances were $8,476, $12,377 and $8,476, respectively at June 30, 2020.

All notes issued (with exception of the MDI notes) above which had derivative liabilities associated following conversions through June 30, 2018 were reclassified as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”. The Company has reclassified the derivative liability at its fixed monetary amount by measuring and recording a premium using the contractual stock price discount with a charge to interest expense in accordance with ASC 480.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Notes Issued in 2019

On April 8, 2019, the Company issued a convertible note payable to Geneva Roth Remark Holdings, Inc. (“Geneva”) for $168,000, which was received as cash. The note matured on February 28, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $168,000, was increased by $84,000 (50% default percentage penalty) and became $252,000 on the date of default. From May 15, 2020 through June 24, 2020, the full note principal and accrued interest was converted to common stock and put premiums of $182,493 were recorded as additional paid.

On May 16, 2019, the Company issued a convertible note payable to Geneva for $128,000, which was received as cash. The note matured on March 16, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $128,000, was increased by $128,000 (100% default percentage penalty) and became $256,000 on the date of default. On June 26, 2020, $29,600 of the note principal was converted to common stock and put premiums of $21,435 were recorded as additional paid in capital. The note principal, accrued interest and put premiums balances were $226,400, $20,417 and $163,945 respectively, at June 30, 2020.

Livingston Asset Management

On August 22, 2019, the Company issued a convertible note payable to Livingston Asset Management (“LAM”) for $100,000. The note has 10% annual interest, matured on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note was issued for future service related to debt restructure such as the 3(a)(10) discussed above. The note principal accrued interest and put premiums balances were $100,000, $8,548 and $42,857 respectively, at June 30, 2020.

On September 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matured on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,075 and $10,714 respectively, at June 30, 2020.

On October 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matured on June 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,870 and $10,714 respectively, at June 30, 2020.

On November 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matured on July 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,658 and $10,714 respectively, at June 30, 2020.

On December 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on August 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,452 and $10,714 respectively, at June 30, 2020.

On January 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on September 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,240 and $10,714 respectively, at June 30, 2020.

On February 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on October 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,034 and $10,714 respectively, at June 30, 2020.

On March 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on November 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $836 and $10,714 respectively, at June 30, 2020.

On April 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on December 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $632 and $10,714 respectively, at June 30, 2020.

On May 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on January 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $418 and $10,714 respectively, at June 30, 2020.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On June 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on February 28, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $205 and $10,714 respectively, at June 30, 2020.

Trillium Partners LP

On August 23, 2019, the Company issued a convertible note payable to Trillium Partners LP for $60,000. The note includes: $50,000, cash, $10,000 of original issue discount (OID), has 10% annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. On October 9, 2019 and December 9, 2019, $44,950 of principal was repaid. $44,950 of put premium was recognized as with a credit to interest income. The note principal, of $15,050, was repaid during the three months ended March 31, 2020.

Notes Issued in 2020

On May 29, 2020, the Company issued a $20,000, convertible note payable for professional fees to Matheau Stout, ESQ. The note has 12% annual interest, matures on May 31, 2021 and is convertible at 50% of the lowest closing bid price during the 30 days prior to conversion. The note principal, accrued interest and put premiums balances were $20,000, $210 and $20,000 respectively, at June 30, 2020.

All notes issued above issued to Trillium, LAM and Mathieu Stout are classified as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”. The Company has calculated the related put premiums and recorded a premium using the contractual stock price discount with a charge to interest expense in accordance with ASC 480.

The carrying value of all convertible notes to third parties at June 30, 2020 and December 31, 2019 was comprised of:

	June 30, 2020	December 31, 2019
Convertible notes payable	$1,006,626	$984,276
Unamortized original issue discount and debt discount	(1,044)	(8,639)
Put premiums classified as liabilities (ASC 480)	619,583	619,545
	$1,625,165	$1,595,182

Note 9 – Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 10,000,000, shares of preferred stock with super voting rights, 5,000,000 of which were issued and have votes equal to 100.1% of all outstanding shares.

On October 26, 2017, the Board of Directors designated shares of preferred stock as Series A. Each issued and outstanding Series A share shall be entitled to the number of votes equal to the result of: (i) the number of Common Shares issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class.

The Company approved by unanimous consent, the authorization of 100,000 shares of Series B Convertible Preferred Stock. Each share of Series B Preferred Stock shall have a par value of $0.001 per share and a liquidation value of $100 per share.

(a) Holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company at the rate per share (as a percentage of the Stated Value per share) equal to five percent (5%) per annum on the Stated Value, payable in additional shares of Series B Preferred Stock. The party that holds the Series B Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series B Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(b) So long as any shares of Series B Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series B Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series B

Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series B Preferred Stock (including the reissuance of any shares of Series B Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

On August 26, 2019, Mr. Huss cancelled all 5,000,000 shares of the Series A Preferred; and on August 26, 2019, the Board of Directors issued 5,000,000 shares of Series A Preferred stock to Karen Berend and David Berend, 2,500,000 to each, as compensation and 5,000 preferred series B shares were issued to Livingston Asset Management LLC, for services. Both issuances were made in accordance with Section 4(a)(2) of the Securities Act of 1933.

On January 7, 2020, the Company issued 16,950, shares of Series B preferred shares as follows:

3,160 shares to Alpha Capital Anstalt, a Liechtenstein based hedge fund that is registered with the SEC;

530 shares to Douglas Polinsky, an individual;

1,260 shares to Daniel Ryweck, an individual;

.

10,420 shares to Uppercut Brands, Inc. a publicly listed Delaware company domiciled in New Jersey.

1,580 shares to Barry and Majorie Zolot, individuals.

Common Stock

The Company is authorized to issue 15,000,000,000 shares of common stock with a par value of $.001. The Company had 1,231,714,834 and 232,318,275 of $.001 par value common stock outstanding at June 30, 2020 and December 31, 2019, respectively.

Warrants Issued for Financing Commitment

The Crown Bridge Partners warrants (July 11, 2017) for the original number of shares 166,667, at a market price of $.30, having market value of $50,000, was originally charged to additional paid in capital. Following the exercise on December 17, 2019, Crown Bridge Partners was issued 9,777,590 shares of common stock, management now believes that a price adjustment clause in the warrant was triggered due to the Company stock price falling below the contractual floor price of $.01. The Company recognized a derivative liability charging other income and losses for the change in fair market value. An additional exercise on January 6, 2020 and June 3, 2020 yielded the issuance of 10,901,251 and 16,509,995 shares of common stock, respectively and an additional fair market value decrease to $18,763, and total warrants outstanding and exercisable amount to 20,930,237, as of June 30, 2020.

Common Stock Issued for Warrant Exercise

On January 6, 2020, Crown Bridge Partners was issued 10,901,251, common shares following an exercise of the warrant issued on July 11, 2017, in conjunction with the Company’s debt financing arranged and funded by Crown Bridge Partners. A total of $28,916 was credited to common stock and additional paid in capital, upon the exercise.

On June 3, 2020, Crown Bridge Partners was issued 16,509,995, common shares following an exercise of the warrant issued on July 11, 2017, in conjunction with the Company’s debt financing arranged and funded by Crown Bridge Partners. A total of $19,768 was credited to common stock and additional paid in capital, upon the exercise.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Common Stock Issued for Conversion of Notes Payable

On February 14, 2020, the Company issued 33,140,034, of shares of common stock to Trillium Partners LP, in exchange for all principal and accrued interest, plus $2,010 of fees, in conversion of the Jabro note acquired on February 11, 2020. The shares were valued at $76,797. Put premiums totaling $48,885, were reclassified to additional paid in capital.

From May 15, 2020 through June 25, 2020, the Company issued 411,843,745 shares of common stock to Geneva Roth Remark Holdings (Geneva) in exchange for principal and accrued interest of $262,080 in conversion of the Geneva note issued on April 8, 2019. The shares were valued at $444,573. Put premiums totaling $182,493, were reclassified to additional paid in capital.

On June 29, 2020, the Company issued 39,466,667 shares of common stock to Geneva in exchange for principal of $29,600 in conversion of a portion of the Geneva note acquired on May 16, 2019. The shares were valued at $51,035. Put premiums totaling $21,435, were reclassified to additional paid in capital.

Common Stock Issued for 3(a)(10) settlement

Between April 9, 2020, and June 30, 2020, the Company issued 450,755,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with former creditors. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital. The total outstanding balance of the two 3(a)(10) liabilities at June 30, 2020, is $718,596.

Trillium submitted payments totaling $165,254, to original creditors during the six months ended June 30, 2020. An additional $75,866 in fees were charged by third parties. In total $406,375, was credited to additional paid in capital during the period.

Note 10 –Contingencies and Commitments

The Company has assessed all material known financial exposures as they have been asserted and made provisions for them as described in footnote 5.

Agreements

In August 2019, the Company entered into a financial service’s advisory agreement with Livingston Asset Management, LLC (“LAM”), whereby LAM provides ongoing general financial and strategic consultation, assistance with accounting and financial reporting and debt restructure services. The agreement provides for a monthly fee of $25,000, payable in the form of a convertible note to be issued on the first day of each month.

Vendor Dispute

The Company has been in an ongoing discussion with a vendor over the amount of credits applied to inventory purchases. The Company expects to resolve this matter to the satisfaction of the parties involved.

Litigation

On October 19, 2018, a vendor filed a complaint with the Superior Court of New Jersey, Law Division, seeking payment for merchandise. The Company has previously recognized costs of $178,935, which remain unpaid in accounts payable. The Company has retained an attorney who is currently working to address the complaint.

Note 12 - Subsequent Events

Issuance of Common Stock

Issuance of Common Stock for Conversions of Convertible Notes Payable

On July 6, 2020, the Company issued 60,735,294 shares of common stock to Geneva in exchange for principal of $41,300 in conversion of a portion of the Geneva note acquired on May 16, 2019. The shares were priced at $0.00068.

On July 9, 2020, the Company issued 60,806,452 shares of common stock to Geneva in exchange for principal of $37,700 in conversion of a portion of the Geneva note acquired on May 16, 2019. The shares were priced at $0.00062.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Common Stock Issued for 3(a)(10) settlement

On July 9, 2020, the Company issued 77,816,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with former creditors. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital.

On July13, 2020, the Company issued 42,994,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with former creditors. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital.

On July16, 2020, the Company issued 54,437,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with former creditors. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital.

On July17, 2020, the Company issued 73,578,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with former creditors. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital.

On July 23, 2020, the Company issued 71,007,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with former creditors. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital.

On July 30, 2020, the Company issued 78,963,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with former creditors. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital.

On August11, 2020, the Company issued 95,310,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with former creditors. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital.

Office space lease

The Company leased office space from 55 Washington Street LLC with the term commencing August 10, 2020 and ending August 9, 2021, at a monthly rate of $3,443.

Issuance of Convertible Debt

On July 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on March 31, 2021, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On August 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on April 30, 2021, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

RENEWABLE ENERGY & POWER, INC.

Index to Consolidated Financial Statements

(Unaudited)

RENEWABLE ENERGY & POWER, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash	$323,756	$164,124
Accounts receivable (net of allowance for doubtful accounts)	114,412	227,044
Inventory	60,709	326,981
Prepaid expenses	63,610	400
Total current assets	562,487	718,549

Property, and equipment, net of depreciation	4,532	7,708
Deposits	44,295	8,492
Total Assets	$611,314	$734,749

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$809,654	$489,502
Accrued expenses	146,914	121,443
Settlements payable	547,702	-
Settlement under 3(a)(10),	125,412	-
Line of credit	200,000	180,000
Short term notes payable to officers	43,960	125,497
Notes payable	333,000	851,540
Convertible notes payable, net of premiums and discounts	1,595,182	-
Derivative liability	89,496	-
Total current liabilities	3,891,320	1,767,982

Notes payable to officers, net of short term	1,281,771	1,006,535
Total liabilities	5,173,091	2,774,517

Commitments and contingencies

Stockholders’ deficit:
Preferred Series A Shares, $0.001 par value; 10,000,000 authorized; 5,000,000 issued and outstanding at December 31, 2019 and 0 at December 31, 2018, respectively.	5,000	-
Preferred Series B Shares, $0.001 par value; 100,000 authorized; 82,790 issued and outstanding at December 31, 2019 and 77,790 at December 31, 2018, respectively.	83	78
Common stock, $0.001 par value; 1,490,000,000 shares authorized; 232,318,275 shares issued and outstanding at December 31, 2019 and 0 shares at December 31, 2018, respectively.	232,319	-
Additional paid in capital	(1,481,501)	425,602
Accumulated deficit	(3,317,678)	(2,465,448)
Total stockholders’ deficit	(4,561,777)	(2,039,768)
Total Liabilities and Stockholders’ Deficit	$611,314	$734,749

The accompanying notes are an integral part of the consolidated financial statements

RENEWABLE ENERGY & POWER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2019 and 2018

(Unaudited)

	Years Ended December 31,
	2019	2018

Revenues	$3,586,287	$4,694,228

Cost of revenues	2,741,427	3,483,352

Gross profit	844,860	1,210,876

Operating expenses:
Compensation	428,453	1,010,662
General and administrative	996,032	1,198,085
Total expenses	1,424,485	2,208,747

Loss from operations	(579,625)	(997,871)

Other income (expenses):
Gain on debt extinguishment	369,428	-
Change in fair market value of derivatives	(97,635)	-
Interest expense	(544,398)	(298,840)
	(272,605)	(298,840)

Loss before federal income taxes	(852,230)	(1,296,711)

Federal income taxes	-	-

Net loss	$(852,230)	$(1,296,711)

Loss per share, basic and diluted	$(0.02)	$(0.00)

Weighted average shares outstanding	39,115,794	-

The accompanying notes are an integral part of the consolidated financial statements

RENEWABLE ENERGY & POWER, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2019 and 2018

(Unaudited)

	Series A		Series B				Additional
	Preferred Stock		Preferred Stock		Common		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at January 1, 2018	-	$-	77,790	$78	-	$-	$425,602	$(1,168,737)	$(743,057)

Net loss	-	-	-	-	-	-	-	(1,296,711)	(1,296,711)

Balance at December 31, 2018	-	-	77,790	78	-	-	425,602	(2,465,448)	(2,039,768)

RENEWABLE ENERGY & POWER, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2019 and 2018

(Unaudited)

Continued

	Series A		Series B				Additional
	Preferred Stock		Preferred Stock		Common		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2018	-	-	77,790	78	-	-	425,602	(2,465,448)	(2,039,768)

Recapitalization due to merger	5,000,000	5,000	-	-	45,840,867	45,842	(2,207,270)		(2,156,428)

Preferred stock issued for services	-	-	5,000	5	-	-	-	-	5

Common stock issued for conversion of notes payable	-	-	-	-	140,690,818	140,691	83,894	-	224,585

Put premiums reclassified to additional paid in capital at note conversion	-	-	-	-	-	-	126,010	-	126,010

Common stock issued for exercise of warrants	-	-	-	-	9,777,590	9,777	32,224	-	42,001

Common stock issued for 3(a)(10) settlements	-	-	-	-	36,009,000	36,009	58,039)	-	94,048

Net loss	-	-	-	-	-	-	-	(852,230)	(852,230)

Balance at December 31, 2019	5,000,000	$5,000	82,790	$83	232,318,275	$232,319	$(1,481,501)	$(3,317,678)	$(4,561,777)

The accompanying notes are an integral part of the consolidated financial statements

RENEWABLE ENERGY & POWER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31 2019 and 2018

(Unaudited)

	2019	2018
Cash flows from operating activities:
Net loss	$(852,230)	$(1,296,711)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,176	3,343
Debt discount, put premiums and loan commitment fees charged to interest	294,753	10,000
Gain on debt extinguishment	(369,428)	-
Change in fair market value of derivatives	97,635	-
Changes in operating assets and liabilities:
Accounts receivable	112,632	212,980
Inventories	266,272	464,086
Prepaid expenses	36,790	(400)
Deposits	(35,803)	8,913
Accounts payable and accrued expenses	345,623	(290,641)

Net cash used in operating activities	(100,580)	(888,430)

Cash flows from financing activities
Proceeds from line of credit	20,000	110,000
Repayment of line of credit	-	(30,000)
Repayment of notes payable officers	(1,000)	-
Proceeds from notes payable	290,256	1,340,000
Repayment of notes payable	(214,094)	(630,780)
Proceeds from convertible notes payable	210,000	-
Repayment of convertible notes payable	(44,950)

Net cash provided by financing activities	260,212	789,220

Net increase (decrease) in cash	159,632	(99,210)
Cash at beginning of period	164,124	263,334

Cash at end of period	$323,756	$164,124
Supplemental Cash Flow Disclosures

Interest paid	$132,998	$288,343
Taxes paid	$-	$-
Supplemental Disclosures of Non-Cash Investing and Financing Activities

Conversion of convertible debt and accrued interest to common stock	$350,595	$-
Net debt reclassified from settlements payable to settlements payable under 3(a)(10)	$219,460	$-
Net debt reclassified from settlements payable to convertible notes payable	$420,306	$-

The accompanying notes are an integral part of the consolidated financial statements

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 - Nature of Business

Renewable Energy & Power, Inc. (RBNW or the Company) was incorporated on October 15, 2012, under the laws of the State of Nevada, for the purpose of conducting all legal business. The Company is engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products are designed to lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures. The solar process is designed to greatly increase the conversion of heat to electricity and is patterned after technology that has been used in space exploration for many months.

Blind Faith Concepts Inc. was incorporated on August 17, 2012 under the laws of the State of New York. Blind Faith Concepts creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Lust for Life Footwear, LLC, was formed on January 31, 2014 under the laws of the State of New York. Lust for Life Footwear also creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Material Agreement

On April 3, 2019, the Company entered into an agreement with Leaf of Life Holdings Limited (“LOLJ”). Pursuant to the Agreement LOLJ acquired an exclusive license from the Company to sell and market LED Agricultural Grow Lights in the territory of Jamaica and the Caribbean Islands. As part of the transaction, the principals of the Company transferred their collective ownership of 5,000,000 shares of Series A Preferred to Mr. Saunders in exchange for $40,000, and he becoming the Chief Executive Officer of the Company.

On April 3, 2019, the Company received a resignation notice from Donald MacIntyre from all of his positions with the Company, including Chairman, President, CEO and Director; a resignation notice from Bruce Parsons from all of his positions with the Company, including CFO, Director and Treasurer; a resignation notice from Bruce MacIntyre from all of his positions with the Company, including Vice President of Marketing and Sales, Director and Secretary; and a resignation notice from Perry Barker from his positions with the Company as Director.

In addition, on April 3, 2019, the former officers above, purchased all assets of the Company in exchange by issuing an exclusive license to the Company to sell the LED lighting in the territory of Jamaica and the Caribbean Islands.

During the three months ended June 30, 2019 the LOLJ agreement with RBNW was terminated and the CEO relinquished control of the Company.

Reverse Merger/Acquisition of Blind Faith Concepts and Lust For Life

On August 23, 2019, the Company entered into a Membership Purchase Agreement with Lust for Life Footwear, LLC (“Lust for Life”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,790 shares of Series B Preferred Stock of the Company (the “Agreement”).

Upon further due diligence, management determined that although the final issuance of 77,790 shares of Series B Preferred Stock of the Company is correct, the proper structure of the transaction has been amended. Pursuant to an Omnibus Amendment Agreement between the Company, Lust for Life New York, LLC, a New York limited liability company (“Lust NY”), Blind Faith Concepts, Inc., a New York corporation (“Blind Faith”), (the “Amendment”) the Company purchased 100% of Blind Faith. Blind Faith ownership, as a matter of percentages, was equal to the exact percentages of Lust for Life membership interests. Therefore, on August 23, 2019, owners of Blind Faith representing 100% of the total issued and outstanding shares were issued, collectively, 77,790 shares of Series B Preferred Stock of the Company (“Series B Preferred”).

As a result of the transaction, Blind Faith became a subsidiary of the Company. Lust for Life in turn is a wholly owned subsidiary of Blind Faith.

The Company evaluated the substance of the merger transaction and found it met the criteria for the accounting and reporting treatment of a reverse acquisition under ASC 805 (Business Combinations)-40-45 (Reverse Acquisition and Other Presentation Matters) and accordingly will consolidate the operations of Blind Faith and RBNW and the financial condition from the closing date of the transaction. The historic results of operations will reflect those of Blind Faith. As such, Blind Faith is treated as the acquirer while the Company is treated as the acquired entity for accounting and financial reporting purposes.

Under reverse merger accounting, the comparative historical financial statements of the Company, as the legal acquirer, are those of the accounting acquirer, Blind Faith, the Company’s financial statements prior to the closing of the reverse acquisition; reflect only the business of Blind Faith and Lust For Life.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31 2019, the Company has incurred a net loss of $852,230 and used cash in operations of $100,580. The working capital deficit, stockholders’ deficit and accumulated deficit was $3,328,833, $4,561,777 and $3,317,678, respectively, at December 31 2019. Furthermore, the Company received judgements for its default on its payment obligations under the terms of a series of convertible notes and has other significantly past due operating obligations. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - Significant and Critical Accounting Policies

Management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Basis of Presentation/Principles of Consolidation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Management estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Revenue recognition

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Retail sales, recognized at the point of sale, are recorded net of returns and exclude sales tax. Wholesale sales are recorded, net of returns, allowances and discounts, when obligations under the terms of a contract with the purchaserc are satisfied. This generally occurs at the time of transfer of control of merchandise. The Company considers several control indicators in its assessment of the timing of the transfer of control, including significant risks and rewards of ownership, physical possession and the Company’s right to receive payment. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring merchandise. Reserves for projected merchandise returns, discounts and allowances are determined based on historical experience and current expectations. The Company applies the guidance using the portfolio approach in ASC 606, Revenue from Contracts with Customers, because this methodology would not differ materially from applying the guidance to the individual contracts within the portfolio. The Company excludes sales and similar taxes collected from customers from the measurement of the transaction price for its retail sales.

Cash and Cash Equivalents

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. The Company maintains deposits in a financial institution. At September 30 2019, the Federal Deposit Insurance Corporation (FDIC) provided insurance coverage of up to $250,000, per depositor, per institution. At September 30 2019, none of the Company’s cash and cash equivalents was in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of September 30, 2019, and December 31, 2018, the Company had reserves of $32,119 and $214,535, respectively.

Inventories

Inventories are stated at average cost using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018
Finished goods	$60,709	$326,981

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five to seven years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods. At April 3, 2019, in accordance with the agreement with LOLJ, property and equipment with a net book value of $101,401 was exchanged for a license. Due to the termination of the license agreement following the termination of the agreement, no value was assigned to the license agreement. For the years ended December 31 2019 and 2018, depreciation expense totaled $3,176 and $2,929, respectively.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the year ended December 31 2019, the Company there were no impairments.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At December 31 2019			At December 31, 2018
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	—	—	$89,496	—	—	$-

A rollforward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at December 31, 2018	$-
Derivative liability assumed in reverse merger	33,863
Derivative effect on the issuance of warrants	97,635
Reduction of derivative to additional paid in capital on exercise of warrants	(42,002)
Balance at September 30 2019	$89,496

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

The Company points out that in general for notes that have matured the Company will no longer calculate a derivative value. However, should current information about stock price, volatility of note holder conversion terms change an assessment will be made and any material change in fair market value will be recognized.

The Crown Bridge Partners warrants (July 11, 2017) for the original number of shares 166,667, at a market price of $.30, having market value of $50,000, was originally charged to additional paid in capital. Following the exercise on December 17, 2019, Crown Bridge Partners was issued 9,777,590 shares of common stock, management now believes that a price adjustment clause in the warrant was triggered due to the Company stock price falling below the contractual floor price of $.01. Therefore, a fair market value was recalculated to be $97,635, and total warrants outstanding and exercisable amount to 15,737,705, as of December 31 2019. The Company recognized a derivative liability charging other income and losses for the change in fair market value.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Operating Leases

The Company leases its locations, an office, under an operating lease. The lease includes an option that allows the Company to extend the lease term beyond the initial commitment period, subject to terms agreed at lease inception. The Company adopted ASC 842 using the modified retrospective transition method. The current lease period expires August 2020. In accordance with ASC 842, lease right-of-use assets and lease liabilities will be recognized based on the present value of the future minimum lease payments over the lease term upon the expected renewal of the lease in August 2020. The Company’s lease does not provide an implicit rate and therefore, the Company uses an incremental borrowing rate based on the information available at the commencement date, including implied traded debt yield and seniority adjustments, to determine the present value of future payments. Lease expense for the minimum lease payments is recognized on a straight-line basis over the lease term. Variable lease payments are expensed as incurred.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of December 31 2019, 15,737,705 warrants were outstanding and exercisable, into 15,737,705 shares of common stock. Additionally, as of December 31 2019, the outstanding principal balance, including accrued interest of the third party convertible debt, totaled $1,214,000 and was convertible into 146,406,470, shares of common stock. As of December 31 2019, potentially dilutive securities consisted of the following:

December 31, 2019
Warrants	15,737,705
Convertible debt (including senior debt)	146,407,470
Total	162,144,175

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Advertising

Costs incurred for advertising for the Company are charged to operations as incurred. Advertising expenses for the years ended December 31, 2019 and 2018 were $22,439 and $126,565, respectively.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal three months. The Company is currently evaluating this guidance and does not believe that this will have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to intraperiod tax allocation, simplifies certain elements of accounting for basis differences and deferred tax liabilities during a business combination, and standardizes the classification of franchise taxes. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of ASU 2019-12 is not expected to have a material impact on the Company’s financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 4 - Property Plant and Equipment

Property, plant and equipment at December 31 2019 and December 31, 2018 consist of the following:

	2019	2018

Manufacturing Equipment	$5,239	$5,239
Furniture and fixtures	4,329	4,329
Leasehold improvements	7,500	7,500
	17,068	17,068
Less: Accumulated depreciation	(12,536)	(9,360)
	$4,532	$7,708

Note 5 - Settlements Payable

On December 31 2019 the balance of settlements payable is $547,702 which is comprised of the amount under the judgement granted for JSJ Investments Inc. (“JSJ”) of $547,702 which includes defaulted notes plus additional charges for legal fees (the notes (now judgement liabilities) are no longer convertible into common shares. (refer to Note 12)

Note 6 - Line of Credit

On September 22, 2016 the Company signed a revolving note (the “Note”) at Signature Bank (the “Bank”). The outstanding balance of this Note is limited to $200,000. The outstanding balance bears interest at 5% per annum. Interest is payable monthly. The balance outstanding on the revolving note at December 31, 2019 was $200,000.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 7 - Notes Payable

On March 29, 2016, the Company executed a note for $1,500,000 with the United States Small Business Administration (“SBA”) with the following terms and conditions:

●	Maturing in March 29, 2026;

●	Interest at the prime rate as quoted in the Wall Street Journal plus 2.75% per annum;

●	Monthly principal and interest is $16,944 through December 31, 2016 and increases to $17,073 as of January 1, 2017;

On July 1, 2019, two officers of the Company, on behalf of the Company, refinanced the note personally. The Company is obligated for its portion of the liability, which commenced on July 1, 2019 and expires on July 1, 2049.The loan bears interest at 7.375%, per annum, through maturity. The note is payable monthly and has a long-term portion remaining of $1,281,771.

On February 15, 2018, the Company issued a note, payable to Eric Weisblum for $30,000, for which $30,000 was received as cash. The note matured on May 5, 2018, and incurs 0% annual interest. Note principal of $30,000, remains at December 31, 2019 with no interest payable. Though the note is in default, no interest has been charged by the holder.

On June 21, 2018, the Company issued a note, payable to Daniel Ryweck for $100,000, for which $100,000 was received as cash. The note matured on September 18, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal of $45,000, remains at December 31, 2019 with $6,587 of interest payable. Besides the increase in the interest rate to the default rate, no further action has been taken by the holder.

On September 4, 2018, the Company issued a note, payable to Point Capital Inc. for $50,000, for which $50,000 was received as cash. The note matured on December 4, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal of $50,000, remains at December 31, 2019 with $8,500 of interest payable. Besides the increase in the interest rate to the default rate, no further action has been taken by the holder.

On September 28, 2018, the Company issued a note, payable to Point Capital Inc. for $200,000, for which $200,000 was received as cash. The note matures on September 27, 2020, and incurs 6% annual interest. Note principal of $200,000, remains at December 31, 2019 with $24,000 of interest payable. The note is secured by all assets of the Company.

On November 20, 2019, the Company issued a note, payable to Diamond Bridge for $16,000, for which $16,000 was received as cash. The note matured on February 20, 2020, and incurs 3% annual interest. Note principal of $16,000, remains at December 31, 2019 with $54 of interest payable. Though the note is in default, no interest has been charged by the holder.

Note 8 - Convertible Notes Payable

MultiChip Display, Inc.

During November of 2017, the Company issued three convertible notes for $15,000, $5,000 and $5,000 to MDI for cash of the same amounts. The notes matured on various dates in November 2018 and are convertible into common shares at the lower of: $.001 or 50% of the lowest closing bid price during the 25 trading days prior to conversion. The current principal of $23,000 and accrued interest of $5,610 are outstanding at December 31 2019. The Company evaluated the terms of the conversion features of the convertible debenture in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The derivative liability was revalued at September 30, 2018 and reduced to $33,863. The principal balance was reduced to $23,000, following a cash payment during the three months ended December 31, 2018. Since the notes have matured the Company will no longer calculate a derivative value for these notes unless conditions outlined above at note 3, have changed. The derivative liability associated with these notes remained $33,863, at December 31, 2019.

Power Up Lending Group/Redstart Holdings Corp.

On July 7, 2017, the Company issued a convertible note payable to Power Up Lending Group for $53,000, for which $50,000 was received as cash and $3,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on July 7, 2018, incurred 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion.

On October 18, 2018, Power Up, assigned their balance of $10,730 of the convertible note and all accrued interest to Redstart Holdings Corp. (“Redstart”) under the same terms and conditions as the original note. Note principal of $6,140 was converted to common stock and put premiums of $4,446 were recorded as additional paid in capital, during the three months ended December 31, 2018. On January 17, 2019, the remaining balance of the note principal of $4,590 was converted to common stock and the balance of related put premiums was recorded as additional paid in capital. No accrued interest remains at December 31 2019.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On November 16, 2017, the Company issued a convertible note payable to Power Up Lending Group for $43,000, for which $40,000 was received as cash and $3,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on August 30, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 55% of the lowest closing bid price reported during the 20 trading days preceding the conversion.

On October 18, 2018 Power Up, assigned their balance of this $43,000 convertible note payable and all accrued interest to Redstart under the same terms and conditions as the original note. On January 31, 2019, February 14, 2019, and April 16, 2019, $3,750, $6,750, and $3,060, respectively, of the note principal, was converted into 4,675,468 shares of common stock and put premiums of $11,095 were recorded as additional paid in capital.

Due to the note being in default, the balance of unconverted principal of $32,500, was increased by $16,250 (50% default percentage penalty) to $45,690 at September 22,2019. On August 30, 2019, September 4, 2019, and September 5, 2019, $8,600, $4,300, and $3,400, respectively, of the note principal, was converted into 8,578,948 shares of common stock and put premiums of $8,851 were recorded as additional paid in capital. From November 11, 2019, through November 14, 2019, the remaining balance of the note principal, was converted into 18,333,333 shares of common stock and put premiums of $15,959 were recorded as additional paid in capital.

On June 15, 2018, the Company issued a convertible note payable to Power Up Lending Group for $15,000, for which $15,000 was received as cash. The note matured on March 30, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. On October 18, 2018, Power Up, assigned their balance of this $15,000 convertible note and all accrued interest to Redstart under the same terms and conditions as the original note.

Due to the note being in default, the balance of unconverted principal of $15,000, was increased by $7,500 (50% default percentage penalty) and became $22,500 at September 30,2019. From November 14, 2019, through November 19, 2019, the remaining balance of the note principal, was converted into 16,263,157 shares of common stock and put premiums of $12,273 were recorded as additional paid in capital.

On August 30, 2018, the Company issued a convertible note payable to Power Up Lending Group for $25,000, for which $24,500 was received as cash and $500 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on May 15, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. On October 18, 2018 Power Up, assigned their balance of this $25,000 convertible note and all accrued interest to Redstart under the same terms and conditions as theoriginal note. Due to the note being in default, the balance of unconverted principal of $25,000, was increased by $12,500 (50% default percentage penalty) became $37,500 at September 30,2019. From November 19, 2019, through November 26, 2019, the remaining balance of the note principal, was converted into 19,736,842 shares of common stock and put premiums of $17,035 were recorded as additional paid in capital.

On November 30, 2018, the Company issued a convertible note payable to Power Up Lending Group for $20,000, for which $20,000 was received as cash. The note matured on August 31, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. On October 18, 2018 Power Up, assigned their balance of this $20,000 convertible note and all accrued interest to Redstart under the same terms and conditions as the original note. Due to the note being in default, the balance of unconverted principal of $20,000, was increased by $10,000 (50% default percentage penalty) and is now $30,000 at December 31,2019, with accrued interest and put premiums being $3,488 and $27,619, at December 31, 2019, respectively.

On September 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matures on May 31, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $1,772 and $38,379 respectively, at December 31, 2019.

On October 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matures on June 30, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $1,336 and $38,379 respectively, at December 31, 2019.

On December 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matures on August 31, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $450 and $38,379 respectively, at December 31, 2019.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Jabro Funding Corp.

On January 10, 2018, the Company issued a convertible note payable to Jabro Funding Corp. (“Jabro”) for $50,000, for which $50,000 was received as cash. The note matured on October 20, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. On January 31, 2019, $8,000 of the Note principal was converted to common stock and put premiums of $5,793 were recorded as additional paid in capital. Due to the note being in default, the balance of unconverted principal of $42,000, was increased by $21,000 (50% default percentage penalty) and is now $63,000 at December 31,2019, with accrued interest and put premiums being $9,963 and $30,414, at December 31 2019, respectively.

On March 15, 2018, the Company issued a convertible note payable to Jabro for $33,000, for which $33,000 was received as cash. The note matured on December 30, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $33,000, was increased by $16,500 (50% default percentage penalty) and is now $49,500 at December 31,2019, with accrued interest and put premiums being $7,370 and $23,897, at December 31 2019, respectively.

On May 7, 2018, the Company issued a convertible note payable to Jabro for $14,000, for which $4,000 was received as cash and $10,000 was paid directly to a vendor in satisfaction of accounts payable. The note matured on February 14, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $14,000, was increased by $7,000 (50% default percentage penalty) and is now $21,000 at December 31,2019, with accrued interest and put premiums being $3,531 and $10,138, at December 31 2019, respectively.

On July 25, 2018, the Company issued a convertible note payable to Jabro for $25,000, for which $25,000 was received as cash. The note matured on April 30, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $25,000, was increased by $12,500 (50% default percentage penalty) and is now $37,500 at December 31,2019, with accrued interest and put premiums being $5,371 and $18,103, at December 31 2019, respectively.

On October 16, 2018, the Company issued a convertible note payable to Jabro for $25,000, for which $24,500 was received as cash. The note matures on July 18, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $24,500, was increased by $12,250 (50% default percentage penalty) and is now $36,750 at December 31,2019, with accrued interest and put premiums being $3,822 and $30,555, at December 31 2019, respectively.

On December 20, 2018 the Company issued a convertible note payable to Jabro for $30,000, with a maturity date of September 19, 2019, with 12% annual interest. The note is convertible at 55% of the lowest market price on the twenty days preceding conversion. Due to the note being in default, the balance of unconverted principal of $30,000, was increased by $15,000 (50% default percentage penalty) and is now $45,000 at December 31,2019, with accrued interest and put premiums being $5,015 and $36,667, at December 31 2019, respectively.

Essex

During the three months ended December 31, 2016 the Company issued a convertible note payable to Essex which had a principal balance of $39,476 with accrued interest of $9,561 as of December 31, 2017. Note principal of $29,500 was converted to common stock during the year ended December 31, 2018. On January 17, 2019, $1,500 of the Note principal was converted to common stock and put premiums of $1,500 were recorded as additional paid in capital. The note principal, accrued interest and put premiums balances were $8,476, $11,831 and $8,476, respectively at December 31 2019.

Notes Issued in 2017

On July 11, 2017, the Company issued a convertible note payable to Crown Bridge Partners for $50,000, for which $43,000 was received as cash and $7,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on July 11, 2018, incurred 12% annual interest and can be converted to common stock at a discount of 55% of the lowest trading price during the 25 trading days preceding the conversion. A default penalty of $10,000 was recognized as additional principal and interest expense due to the stock price falling below $.0075, an additional put premium of $12,222 was also recognized and charged to interest expense during the year ended December 31, 2018. Note principal of $3,868 was converted to common stock and put premiums of $3,287 were recorded as additional paid in capital, during the year ended December 31, 2018, and the OID was fully charged to interest expense. On August 30, 2019, September 4, 2019, and September 5, 2019, $4,100, $4,960, and $5,220, respectively, of the note principal, was converted into 5,590,000 shares of common stock and put premiums of $18,289 were recorded as additional paid in capital. From October 7, 2019, through December 12, 2019, the remaining balance of the note principal, was converted into 69,388,538 shares of common stock and put premiums of $53,603 were recorded as additional paid in capital.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

All notes issued (with exception of the MDI notes) above which had derivative liabilities associated following conversions through June 30, 2018 were reclassified as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”. The Company has reclassified the derivative liability at its fixed monetary amount by measuring and recording a premium using the contractual stock price discount with a charge to interest expense in accordance with ASC 480.

Other Notes Issued in 2019

On April 8, 2019, the Company issued a convertible note payable to Geneva Roth Remark Holdings, Inc. (“Geneva”) for $168,000, which was received as cash. The note matured on February 28, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $168,000, $14,747 and $121,665 respectively, at December 31, 2019.

On May 16, 2019, the Company issued a convertible note payable to Geneva for $128,000, which was received as cash. The note matured on March 16, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $128,000, $12,648 and $92,690 respectively, at December 31, 2019.

On August 22, 2019, the Company issued a convertible note payable to Livingston Asset Management (“LAM”) for $100,000. The note has 10% annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note was issued for future service related to debt restructure such as the 3(a)(10) discussed above. The note principal accrued interest and put premiums balances were $100,000, $3,589 and $42,857 respectively, at December 31 2019.

On August 23, 2019, the Company issued a convertible note payable to Trillium Partners LP for $60,000. The note includes: $50,000, cash, $10,000 of original issue discount (OID), has 10% annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. On October 9, 2019 and December 9, 2019, $44,950 of principal was repaid. $44,950 of put premium was recognized as with a credit to interest income. The note principal, accrued interest and put premiums balances were $15,050, $1,198 and $15,050 respectively, at December 31 2019.

On September 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $205 and $10,714 respectively, at December 31 2019.

On October 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on June 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $630 and $10,714 respectively, at December 31 2019.

On November 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on July 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $418 and $10,714 respectively, at December 31 2019.

On November 15, 2019, Trillium Partners LP acquired the default judgement received by Labrys Fund LP for $219,460, derived from the Company’s default on the note issued to Labrys. Trillium purchased the default judgement for cash and has since received 36,009,000, shares of common stock, as of December 31, 2019. The share transactions are accounted for as an issuance at par with an equal offset to additional paid in capital until sales proceeds are collected, at which time the liability will be reduced with a credit to additional paid in capital. As of December 31, 2019, the liability was reduced to $125,412, following application of proceeds collected from the sale of 11,877,000, of the aforementioned shares.

On December 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on August 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $212 and $10,714 respectively, at December 31 2019.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The carrying value of all convertible notes to third parties at December 31 2019 and December 31, 2018 was comprised of:

	December 31, 2019	December 31, 2018
Convertible notes payable	$984,276	$-
Unamortized original issue discount and debt discount	(8,639)	-
Put premiums classified as liabilities (ASC 480)	619,544	-

	$1,595,181	$-

Note 9 - Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with super voting rights, 5,000,000 of which were issued and have votes equal to 100.1% of all outstanding shares.

On October 26, 2017, the Board of Directors designated shares of preferred stock as Series A. Each issued and outstanding Series A share shall be entitled to the number of votes equal to the result of: (i) the number of Common Shares issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class.

The Company approved by unanimous consent, the authorization of 100,000 shares of Series B Convertible Preferred Stock. Each share of Series B Preferred Stock shall have a par value of $0.001 per share and a liquidation value of $100 per share.

(a) Holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company at the rate per share (as a percentage of the Stated Value per share) equal to five percent (5%) per annum on the Stated Value, payable in additional shares of Series B Preferred Stock. The party that holds the Series B Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series B Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

(b) So long as any shares of Series B Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series B Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series B Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series B Preferred Stock (including the reissuance of any shares of Series B Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

On August 26, 2019, Mr. Huss cancelled all 5,000,000 shares of the Series A Preferred; and On August 26, 2019, the Board of Directors issued 5,000,000 shares of Series A Preferred stock to Karen Berend and David Berend, 2,500,000 to each, as compensation and 5,000, preferred series B shares were issued to Livingston Asset Management LLC, for services. Both issuances were made in accordance with Section 4(a)(2) of the Securities Act of 1933.

Common Stock

The Company is authorized to issue 1,490,000,000 shares of common stock with a par value of $.001. The Company had 232,318,275 and 0 of $.001 par value common stock outstanding at December 31, 2019 and December 31, 2018, respectively.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Warrants Issued for Financing Committment

The Crown Bridge Partners warrants (July 11, 2017) for the original number of shares 166,667, at a market price of $.30, having market value of $50,000, was originally charged to additional paid in capital. Management believes that the price adjustment clause in the warrant was triggered due to the Company stock price falling below the contractual floor price of $.01. Therefore, a fair market value was recalculated to be $147,635, less the initial fair market value of $50,000 previously recognized for a net derivative liability of $97,635. Following the exercise below the fair market value at December 31, 2019 was $55,634, and total warrants remaining of 15,737,705. The Company has recognized the change in fair market value with a charge to other income and losses.

Common Stock Issued for Warrant Exercise

On December 17, 2019, Crown Bridge Partners was issued 9,777,590, common shares following an exercise of the warrant issued on July 11, 2017, in conjunction with the Company’s debt financing arranged and funded by Crown Bridge Partners. A total of $42,001 was charged to the derivative liability and credited to common stock and additional paid in capital, upon the exercise.

Common Stock Issued for Conversion of Notes Payable

During the year ended December 31, 2019, Crown Bridge Partners LLC, was issued a total of 77,278,538, common shares in conversion of all remaining principal, accrued interest, default penalties and conversion fees totaling $90,205.

During the year ended December 31, 2019, Redstart Holdings Corp. was issued a total of 63,412,280, common shares in conversion of principal, default penalties and accrued interest totaling $118,600.

During the year ended December 31, 2019, $126,010 of put premiums were reclassified to additional paid in capital in conjunction with the conversions above.

Note 10 - Contingencies and Commitments

The Company has assessed all material known financial exposures as they have been asserted and made provisions for them as described in footnote 5.

Office space lease

The Company leased office space from BKM Capital with the term commencing September 1, 2015 and ending August 31, 2020, at a monthly rate of $7,205, which includes base rent of $3,429 and common charges of $3,776, subject to annual escalation of 3% and changes to common charges.

During, 2019 the Company abandoned its office space. The Company has assessed its financial commitment under the lease and believes that there is no material financial exposure.

Agreements

In August 2019, the Company entered into a financial service’s advisory agreement with Livingston Asset Management, LLC (“LAM”), whereby LAM provides ongoing general financial and strategic consultation, assistance with accounting and financial reporting and debt restructure services. The agreement provides for a monthly fee of $25,000, payable in the form of a convertible note to be issued on the first day of each month.

Vendor Dispute

The Company has been in an ongoing discussion with a vendor over the amount of credits applied to inventory purchases. The Company expects to resolve this matter to the satisfaction of the parties involved.

Litigation

On October 19, 2018, a vendor filed a complaint with the Superior Court of New Jersey, Law Division, seeking payment for merchandise. The Company has previously recognized costs of $178,935, which remain unpaid in accounts payable. The Company has retained an attorney who is currently working to address the complaint.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 11 - Income Taxes

The difference between the expected income tax expense (benefit) and the actual tax expense (benefit) computed by using the Federal statutory rate of 21% is as follows:

	2019	2018
Expected income tax benefit at statutory rate of 21%	$100,000	$271,000
Expected state tax benefit at statutory rate	42,000	115,000
Change in valuation allowance	(142,000)	(386,000)
Income tax expense (benefit)	$-	$-

At December 31, 2019 the deferred tax valuation allowance increased by $142,000. The realization of the tax benefits is subject to the sufficiency of taxable income in future years. The deferred tax assets represent the amounts expected to be realized before expiration. The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits.

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset, are as follows:

Deferred tax assets:	2019	2018
Tax benefit of net operating loss carry-forward	$795,000	$792,300
Book and tax difference for amortization of intangibles	-	48,400
Book to new tax rate true-up		(187,700)
Less: valuation allowance	(795,000)	(653,000)
Net deferred tax asset	$-	$-

The Company had a federal net operating tax loss carry-forward of approximately $3,784,000 as of December 31, 2019. The tax loss carry-forwards are available to offset future taxable income with the federal carry-forwards beginning to expire in 2035. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers.

As a result of the NOLs a deferred tax asset was calculated. No tax benefit has been reported with respect to these since the Company believes that the realization of its net deferred tax asset of approximately $795,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $ 795,000.

For the years ended December 31, 2019 and 2018, no amounts have been recognized for uncertain tax positions and no amounts have been recognized related to interest or penalties related to uncertain tax positions. The Company has determined that it is not reasonably likely for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months. The Company is currently subject to a three-year statute of limitations by major tax jurisdictions.

Note 12 - Subsequent Events

Issuance of Preferred Series B Stock

On January 7, 2020, the Company issued 16,950, shares of Series B preferred shares as follows:

3,160 shares to Alpha Capital Anstalt, a Liechtenstein based hedge fund that is registered with the SEC;

530 shares to Douglas Polinsky, an individual;

1,260 shares to Daniel Ryweck, an individual;

10,420 shares to Uppercut Brands, Inc. a publicly listed Delaware company domiciled in New Jersey.

1,580 shares to Barry and Majorie Zolot, individuals.

RENEWABLE ENERGY & POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Issuances of Common Stock

Issuance of Common Stock for 3(a)(10) Settlement

3(a)(10) – November 2019

Between January 1, 2020, and April 14, 2020, the Company issued 45,369,251, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with a former convertible note holder. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital. The outstanding balance of the 3(a)(10) liability at December 31, 2020, was $125,412, and is expected to be liquidated by the proceeds of the shares cited above.

3(a)(10) – March 2020

Between March 12 and April 9, 2020, the Company issued 50,812,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10) affirmed by the court (see below) on March 6, 2020. The proceeds for sales are to be used to liquidate multiple creditors. The issuance is accounted for as a credit to common stock with an offsetting debt to additional paid in capital.

Issuance of Common Stock for Conversion of Debt

Between January 1, 2020, and April 14, 2020, the following convertible note holders were issued the shares indicated:

On February 14, 2020, the Company issued 33,140,034, of shares of common stock to Trillium Partners LP, in exchange for $76,797, of the restated principal and $2,010 of fees in conversion of the Jabro note acquired on February 11, 2020. The shares were valued at the contracted price of $.002378. Put premiums totaling $30,414, will be reclassified to additional paid in capital.

Note Assignment

On February 11, 2020, Trillium Partners acquired the January 10, 2018, Jabro Funding Corp. convertible note originally issued for $50,000 under the terms of a Securities Transfer Agreement. The note principal was reduced to $42,000, following conversions and increased to $61,000, due to a default penalty. An additional $13,797, of accrued interest was included and the restated assigned balance is $76,797. The note was fully converted as discussed above.

Issuance of Common Stock for Exercise of Warrants

On January 6, 2020, Crown Bridge Partners was issued 10,901,251, common shares following an exercise of the warrant issued on July 11, 2017, in conjunction with the Company’s debt financing arranged and funded by Crown Bridge Partners.

Issuance of Convertible Debt

On January 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on September 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On February 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on October 31, 2020, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On March 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on October 31, 2020, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On April 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on November 30, 2020, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On May 29, 2020, the Company issued a $20,000, convertible note payable as legal fees to a law firm. The note has 12% interest, matures on May 30, 2021, and is convertible at 50% of the lowest closing bid price during the thirty days prior to conversion.

Debt Settlement Under SEC Rule 3(a)(10)

On March 6, 2020, a federal court issued a Court Order (“Order”) approving the Settlement Agreement and Stipulation filed by Trillium Partners LP. The Order provides for the Company to issue shares of common stock to Trillium when requested. Proceeds from sale of the shares will be paid to six creditors which were owed a total of $890,214. The Company will account for the transaction as an assignment of creditor liabilities and recognize a debt put premium as interest expense in the amount of $890,214.

RENEWABLE ENERGY AND POWER, INC.

Index to Condensed Financial Statements

(Unaudited)

RENEWABLE ENERGY AND POWER, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30, 2019	September 30, 2018
Assets
Current assets:
Cash	$-	$668
Total current assets	-	668

Property, plant and equipment, net of depreciation	-	184,333
Deposits	-	5,000
Total Assets	$-	$190,001

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$-	$66,788
Due to MDI	4,161	2,000
Accrued interest others	56,215	29,618
Settlements payable	1,187,466	929,408
Amounts due officers and shareholder	-	311,951
Short term notes payable to former officer	40,575	52,714
Convertible note payable to officer	-	5,700
Convertible note payable to MDI	23,000	25,000
Convertible note payable, net of premiums and discounts	767,624	524,443
Derivative liability	33,863	33,863
Total current liabilities	2,112,904	1,981,485

Commitments and contingencies

Stockholders’ deficit:
Preferred Series A Shares, $0.001 par value; 10,000,000 authorized; 5,000,000 issued and outstanding at June 30, 2019 and September 30, 2018.	5,000	5,000
Common stock, $0.001 par value; 1,490,000,000 shares authorized; 45,840,867 shares issued and outstanding at June 30, 2019 and 1,533,459 at September 30, 2018, respectively	45,842	1,534
Additional paid in capital	11,337,677	11,073,541
Accumulated deficit	(13,501,423)	(12,871,559)
Total stockholders’ deficit	(2,112,904)	(1,791,484)
Total Liabilities and Stockholders’ deficit	$-	$190,001

The accompanying notes are an integral part of the condensed financial statements

RENEWABLE ENERGY AND POWER, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended June 30, 2019 and 2018

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018

Revenues	$-	$139,410	$35,113	$446,166

Cost of revenues	-	118,871	16,698	388,381

Gross profit	-	20,539	18,415	57,785

Operating expenses:
Consultants	277	39,472	254,118	172,850
General and administrative	(89,200)	53,701	106,359	181,053
Total expenses	(88,923)	93,173	360,477	353,903

Income (loss) from operations	88,923	(72,634)	(342,062)	(296,118)

Other income (expenses):
Change in fair market value	-	97,989	-	841,653
Interest expense	(7,476)	(241,398)	(287,802)	(861,586)
	(7,476)	(143,409)	(287,802)	(19,933)

Income (loss) before federal income taxes	81,447	(216,043)	(629,864)	(316,051)

Federal income taxes	-		-	-

Net income (loss)	$81,447	$(216,043)	$(629,864)	$(316,051)

Loss per share, basic and diluted *	$0.00	(0.23)	$(0.02)	$(0.37)

Weighted average shares outstanding *	45,456,566	944,774	25,387,574	847,698

*	Based on shares issued and outstanding after giving effect to reverse stock split

The accompanying notes are an integral part of the condensed financial statements.

RENEWABLE ENERGY AND POWER, INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

For the Three Months Ended June 30, 2019 and 2018

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance March 30, 2019	5,000,000	5,000	43,655,153	43,656	11,334,299	(13,582,870)	(2,199,915)

Shares issued for conversion of notes including premiums reclassified	-	-	2,185,714	2,186	3,378	-	5,564

Net income	-	-	-	-	-	81,447	81,447

Balance - June 30 2019	$5,000,000	$5,000	45,840,867	$45,842	$11,337,677	$(13,501,423)	$(2,112,904)

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance – March 30, 2018	5,000,000	$5,000	1,239,479	$1,240	$9,874,236	$(11,836,418)	$(1,955,942)

Shares issued for conversion of notes including premiums reclassified	-	-	436,986	437	1,912,218		1,912,655

Net loss	-	-	-	-	-	(216,043)	(216,043)

Balance - June 30 2018	$5,000,000	$5,000	1,676,465	$1,677	$11,786,454	$(12,052,461)	$(259,330)

For the Nine Months Ended June 30 2019 and 2018

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance – September 30, 2018	5,000,000	$5,000	1,533,459	$1,534	$11,073,541	$(12,871,559)	$(1,791484)

Shares issued to officers and directors for services	-	-	9,011,322	9,011	216,272	-	225,283

Shares issued to MDI for payables	-	-	26,000,000	26,000	-	-	26,000

Shares issued for conversion of notes including premiums reclassified	-	-	9,296,086	9,297	47,864	-	57,161

Net loss	-	-	-	-	-	(629,864)	(629,864)

Balance - June 30 2019	$5,000,000	$5,000	45,840,867	$45,842	$11,337,677	$(13,501,423)	$(2,112,904)

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance – September 30, 2017	-	$-	54,697	$55	$8,233,586	$(11,736,410)	$(3,502,769)

Preferred Series A shares issued	5,000,000	5,000	-	-	(5,000)	-	-

Shares issued for conversion of notes including premiums reclassified	-	-	1,621,768	1,622	3,557,868	-	3,559,490

Net loss	-	-	-	-	-	(316,051)	(316,051)

Balance - June 30 2018	$5,000,000	$5,000	1,676,465	$1,677	$11,786,454	$(12,052,461)	$(259,330)

The accompanying notes are an integral part of the financial statements.

RENEWABLE ENERGY AND POWER, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Nine Months Ended June 30 2019 and 2018

  (Unaudited)

	2019	2018
Cash flows from operating activities:
Net loss	$(629,864)	$(316,051)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	90,232	46,353
Debt discount, put premiums and loan commitment fees charged to interest	228,552	1,050,738
Impairment of license	106,401	-
Stock issued for professional fees	500	-
Stock compensation	225,283	-
Fair market value changes of derivatives	-	(841,653)
Changes in operating assets and liabilities:
Due to/from MDI	83,848	(47,247)
Accounts receivable others	-	7,767
Inventories	-	(109,446)
Accounts payable	16,892	(8,039)
Settlements payable	(165,458)	-
Consulting fees payable to officers and shareholder	(10,115)	-

Net cash used in operating activities	(53,729)	(201,500)

Cash flows from financing activities
Purchase of telephone equipment	(7,300)	-
Net cash used in investing activities	(7,300)	-

Cash flows from financing activities
Proceeds from convertible debt	74,500	187,000
Repayment of convertible debt	-	(10,000)
Proceeds from notes payable to MDI	-	30,200
Repayment of notes payable to MDI	(2,000)	-
Proceeds from short-term loan payable to officer	7,700	2,800
Repayment of officer/shareholder loans	(19,839)	(8,500)

Net cash provided by financing activities	60,361	201,500

Net increase (decrease) in cash	(668)	-
Cash at beginning of three months	668	-

Cash at end of nine months	$-	$-
Supplemental Cash Flow Disclosures

Interest paid	$-	$-
Taxes paid	$-	$-
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Conversion of convertible debt and accrued interest to common stock
Conversion of convertible debt and accrued interest to common stock	$56,651	$873,992
Common stock issued for MDI debt	$26,000	$-
Net debt reclassed to settlements payable	$289,804	$-

The accompanying notes are an integral part of the financial statements.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1 - Nature of Business

Renewable Energy and Power, Inc. (REAP or the Company) was incorporated on October 15, 2012, under the laws of the State of Nevada, for the purpose of conducting all legal business. The Company is engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products are designed to lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures. The solar process is designed to greatly increase the conversion of heat to electricity and is patterned after technology that has been used in space exploration for many months. There was a reverse stock split on February 7, 2017 in the ratio of one new share issued for every two thousand shares owned prior to the split. Fractional shares were rounded up to the next higher whole share. On October 12, 2018 the Company’s majority stockholders by written consent approved a reverse stock split in the ratio of 1:2,000. The amendment to the Company’s Certification of Incorporation was filed and approved by the Secretary of the State of Nevada. All share and per share information in these financial statements has been adjusted to reflect the reverse stock split.

Material Agreement and Change in Control

On April 3, 2019, the Company entered into an agreement with Leaf of Life Holdings Limited (“LOLJ”).  Pursuant to the Agreement LOLJ acquired an exclusive license from the Company to sell and market LED Agricultural Grow Lights in the territory of Jamaica and the Caribbean Islands. As part of the transaction, the principals of the Company transferred their collective ownership of 5,000,000 shares of Series A Preferred to Mr. Saunders in exchange for $40,000, and he becoming the Chief Executive Officer of the Company.

On April 3, 2019, the Company received a resignation notice from Donald MacIntyre from all of his positions with the Company, including Chairman, President, CEO and Director; a resignation notice from Bruce Parsons from all of his positions with the Company, including CFO,

Director and Treasurer; a resignation notice from Bruce MacIntyre from all of his positions with the Company, including Vice President of Marketing and Sales, Director and Secretary; and a resignation notice from Perry Barker from his positions with the Company as Director.

In addition, on April 3, 2019, the former officers above, purchased all assets of the Company in exchange by issuing an exclusive license to the Company to sell the LED lighting in the territory of Jamaica and the Caribbean Islands.

During the three months ended the LOLJ agreement with RBNW was terminated and the CEO relinquished control of the Company.

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the nine months ended June 30 2019, the Company has incurred a net loss of $629,864 and used cash in operations of $53,729. The working capital deficit, stockholders’ deficit and accumulated deficit was $2,112,904, $2,112,904 and $13,501,423, respectively, at June 30 2019. Furthermore, the Company received judgements for its default on its payment obligations under the terms of a series of convertible notes and has other significantly past due operating obligations. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

 Management estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Revenue recognition

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

The Company recognizes revenue from sales at the time the products are shipped, the price is determinable, the customers are invoiced, which is consistent with meeting all performance obligations and price related steps outlined above have been met. Invoices are due on a net 30-day basis. Almost all (98.3% in 2018 and 97.9% in 2017) of the Company’s sales were to Multichip Display, Inc. (“MDI”), a minority shareholder of the Company, as such payment is reasonably assured.

Cash and Cash Equivalents

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. The Company maintains deposits in a financial institution. At June 30 2019, the Federal Deposit Insurance Corporation (FDIC) provided insurance coverage of up to $250,000, per depositor, per institution. At June 30 2019, none of the Company’s cash and cash equivalents was in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of ten years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods. For the three months ended June 30 2019 and 2018, depreciation expense totaled $0 and $33,786, respectively. At April 3, 2019, in accordance with the agreement with LOLJ, property and equipment with a net book value of $101,401 was exchanged for a License.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the three months ended June 30 2019, the Company had identified the impairments as discussed above.

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At June 30 2019			At September 30,2018
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	—	—	$33,863	—	—	$33,863

A rollforward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at September 30, 2018	$33,863
Balance at June 30 2019	$33,863

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

The Company points out that for notes that have matured the Company will no longer calculate a derivative value for these notes. Derivative liabilities for notes that have matured remain at the historic liability amount unless converted into common shares at which time the proportionate principal and derivative liability are decreased. No such adjustment to the derivative liability is made for interest converted. All convertible notes having a derivative liability at June 30 2019 have matured and therefore no fair market value adjustments were made during the three months ended June 30 2019.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of June 30 2019, 20,579,752 warrants were outstanding and exercisable, into 20,579,752 shares of common stock. Additionally, as of June 30 2019, the outstanding principal balance, including accrued interest of the third party convertible debt, totaled $509,263 and was convertible into 303,720,893 and 2,820,464 shares of common stock. As of June 30 2019, and September 30, 2018, potentially dilutive securities consisted of the following:

	June 30 2019	September 30, 2018
Warrants	20,579,752	84
Convertible debt (including senior debt)	303,720,893	2,820,464
Total	324,300,645	2,820,548

Stock Split

There was a reverse stock split on February 7, 2017 in the ratio of one new share issued for every two thousand shares owned prior to the split. Fractional shares were rounded up to the next higher whole share. On November 30, 2018 a second reverse stock split became effective with notification to the transfer agent. The Company approved by unanimous consent a 2,000 share for 1 reverse split on October 12, 2018. The share and per share amounts have been adjusted to retroactively reflect the stock split throughout the financial statements.

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

Recent Accounting Pronouncements

In February 2016, the FASB issued a new accounting standard on leases. The new standard, among other changes, will require lessees to recognize a right-of-use asset and a lease liability on the balance sheet for all leases. The lease liability will be measured at the present value of the lease payments over the lease term. The right-of-use asset will be measured at the lease liability amount, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs (e.g. commissions). The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within those annual reporting periods. The adoption will require a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest period presented. At June 30, 2019, the Company vacated the facilities under lease and expects to liquidate the remaining obligation for common shares and is currently in negotiations with the relevant parties.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal yearsbeginning after December 15, 2019, and interim periods within those fiscal three months. The Company is currently evaluating this guidance and the impact of this update on its consolidated financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 4 - Property Plant and Equipment

Property, plant and equipment at June 30 2019 and September 30, 2018 consist of the following:

	2018	2018

Manufacturing Equipment	$-	$450,500
Less: Accumulated depreciation		(266,167)
	$-	$184,333

At April 3, 2019, in accordance with the agreement with LOLJ, property and equipment with a net book value of $101,401 was exchanged for a License.

Note 5 - Settlements Payable

On June 30 2019 the balance of settlements payable is $1,187,466 which is comprised of: 1) amount under judgement granted for Labry’s Fund LP (“Labry’s”), of $219,460 arising from a convertible promissory note for $100,000 issued in June 2017, and default charges totaling $119,460; 2) amount under judgement granted for JSJ Investments Inc. (“JSJ”) of $547,702 which includes defaulted notes plus additional charges for legal fees (the notes (now judgement liabilities) are no longer convertible into common shares); and 3) the reclassification of accounts payable of $112,770 and advances from former officers of $307,534.

Note 6 - Convertible Notes Payable

MultiChip Display, Inc.

During November of 2017, the Company issued three convertible notes for $15,000, $5,000 and $5,000 to MDI for cash of the same amounts. The notes maturd on various dates in November 2018 and are convertible into common shares at the lower of: $.001 or 50% of the lowest closing bid price during the 25 trading days prior to conversion. The current principal of $23,000 and accrued interest of $4,161 are outstanding at June 30 2019. The Company evaluated the terms of the conversion features of the convertible debenture in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The original derivative liability was calculated to be $52,662 using a binomial derivative model as of November 30, 2017 and was recorded as derivative expense of $27,662 and debt discount of $25,000 to be amortized over the life of the note. The derivative liability was revalued at September 30, 2018 and reduced to $33,863 by a credit to changes in fair market value. The principal balance was reduced to $23,000, following a cash payment during the three months ended December 31, 2018. Since the notes have matured the Company will no longer calculate a derivative value for these notes. Derivative liabilities for notes that have matured remain at the historic liability amount unless converted into common shares at which time the proportionate principal and derivative liability are decreased. No such adjustment to the derivative liability is made for interest converted and the balance therefore remained $33,863, at June 30 2019.

Power Up Lending Group/Redstart Holdings Corp.

On July 7, 2017, the Company issued a convertible note payable to Power Up Lending Group for $53,000, for which $50,000 was received as cash and $3,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on July 7, 2018, incurred 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $39,256 at June 30, 2018 was reclassified as put premium of $30,160. Note principal of $42,270, was converted to common stock and put premiums of $22,391 were recorded as additional paid in capital, during the year ended September 30, 2018, and the OID was fully charged to interest expense.

On October 18, 2018, Power Up, assigned their balance of $10,730 of the convertible note and all accrued interest to Redstart Holdings Corp. (“Redstart”) under the same terms and conditions as the assigned note. Note principal of $6,140 was converted to common stock and put premiums of $4,446 were recorded as additional paid in capital, during the three months ended December 31, 2018. On January 17, 2019, the remaining balance of the note principal of $4,590 was converted to common stock and the balance of related put premiums was recorded as additional paid in capital. The accrued interest balance was $5,664 at June 30 2019.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

In October 2017, MDI (not included in the third-party convertible notes at December 31, 2017, held a convertible note payable with a principal balance of $103,785, sold and assigned the note to third parties. JSJ Investments purchased face value of $69,000 and Power Up Lending Group purchased face value of $34,785. New restated notes were issued to JSJ and Power Up by the Company. On October 21, 2017, Power Up acquired a restated note with a maturity date of July 30, 2018 and a conversion discount of 50% of the lowest closing bid price during the 30 days prior to the conversion. Power Up fully converted $34,785 of principal and $29,422 of accrued interest during the year ended September 30, 2018. The balance due to JSJ has been reclassified to settlements payable following the default judgement discussed at footnote 5.

On November 16, 2017, the Company issued a convertible note payable to Power Up Lending Group for $43,000, for which $40,000 was received as cash and $3,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on August 30, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 55% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $70,591 at June 30, 2018 was reclassified as put premium of $35,182. The OID was fully charged to interest expense during the year ended September 30, 2018.

On October 18, 2018 Power Up, assigned their balance of this $43,000 convertible note payable and all accrued interest to Redstart under the same terms and conditions as the assigned note. On January 31, 2019, February 14, 2019, and April 16, 2019, $3,750, $6,750, and $3,060, respectively, of the note principal, was converted into 4,675,468 shares of common stock and put premiums of $11,095 were recorded as additional paid in capital.

Due to the note being in default, the balance of unconverted principal of $32,500, was increased by $16,250 (50% default percentage penalty) and is now $45,690 at June 30,2019, with accrued interest and put premiums being $8,223 and $24,087, at June 30 2019, respectively.

On June 15, 2018, the Company issued a convertible note payable to Power Up Lending Group for $15,000, for which $15,000 was received as cash. The note matured on March 30, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $26,698 at June 30, 2018 was reclassified as put premium of $12,273.

On October 18, 2018, Power Up, assigned their balance of this $15,000 convertible note and all accrued interest to Redstart under the same terms and conditions as the assigned note.

Due to the note being in default, the balance of unconverted principal of $15,000, was increased by $7,500 (50% default percentage penalty) and is now $22,500 at June 30,2019, with accrued interest and put premiums being $2,085 and $12,273, at June 30 2019, respectively.

On August 30, 2018, the Company issued a convertible note payable to Power Up Lending Group for $25,000, for which $24,500 was received as cash and $500 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on May 15, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was evaluated and it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, a put premium of $34,524 calculated and charged to interest expense. The OID was fully charged to interest expense during the year ended September 30, 2018.

On October 18, 2018 Power Up, assigned their balance of this $25,000 convertible note and all accrued interest to Redstart under the same terms and conditions as the assigned note.

Due to the note being in default, the balance of unconverted principal of $25,000, was increased by $12,500 (50% default percentage penalty) and is now $37,500 at June 30,2019, with accrued interest and put premiums being $2,848 and $20,455, at June 30 2019, respectively.

On November 30, 2018, the Company issued a convertible note payable to Power Up Lending Group for $20,000, for which $20,000 was received as cash. The note matured on August 31, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was evaluated and it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, a put premium of $27,619, was calculated and charged to interest expense.

On October 18, 2018 Power Up, assigned their balance of this $20,000 convertible note and all accrued interest to Redstart under the same terms and conditions as the assigned note.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Due to the note being in default, the balance of unconverted principal of $20,000, was increased by $10,000 (50% default percentage penalty) and is now $30,000 at June 30,2019, with accrued interest and put premiums being $1,673 and $27,619, at June 30 2019, respectively.

Jabro Funding Corp.

On January 10, 2018, the Company issued a convertible note payable to Jabro Funding Corp. (“Jabro”) for $50,000, for which $50,000 was received as cash. The note matured on October 20, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $63,066 at June 30, 2018 was reclassified as put premium of $36,207. On January 31, 2019, $8,000 of the Note principal was converted to common stock and put premiums of $5,793 were recorded as additional paid in capital.

Due to the note being in default, the balance of unconverted principal of $42,000, was increased by $21,000 (50% default percentage penalty) and is now $63,000 at June 30,2019, with accrued interest and put premiums being $6,152 and $30,414, at June 30 2019, respectively.

On March 15, 2018, the Company issued a convertible note payable to Jabro for $33,000, for which $33,000 was received as cash. The note matured on December 30, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $53,082 at June 30, 2018 was reclassified as put premium of $23,897.

Due to the note being in default, the balance of unconverted principal of $33,000, was increased by $16,500 (50% default percentage penalty) and is now $49,500 at June 30,2019, with accrued interest and put premiums being $4,390 and $23,897, at June 30 2019, respectively.

On May 7, 2018, the Company issued a convertible note payable to Jabro for $14,000, for which $4,000 was received as cash and $10,000 was paid directly to a vendor in satisfaction of accounts payable. The note matured on February 14, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $23,397 at June 30, 2018 was reclassified as put premium of $10,138.

Due to the note being in default, the balance of unconverted principal of $14,000, was increased by $7,000 (50% default percentage penalty) and is now $21,000 at June 30,2019, with accrued interest and put premiums being $2,261 and $10,138, at June 30 2019, respectively.

On July 25, 2018, the Company issued a convertible note payable to Jabro for $25,000, for which $25,000 was received as cash. The note matures on April 30, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was evaluated and it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, a put premium of $18,103, was calculated and charged to interest expense.

Due to the note being in default, the balance of unconverted principal of $25,000, was increased by $12,500 (50% default percentage penalty) and is now $37,500 at June 30,2019, with accrued interest and put premiums being $3,103 and $18,103, at June 30 2019, respectively.

On October 16, 2018, the Company issued a convertible note payable to Jabro for $25,000, for which $24,500 was received as cash. The note matures on July 18, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was evaluated and determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, a put premium of $30,555, was calculated and charged to interest expense.

Due to the note being in default, the balance of unconverted principal of $24,500, was increased by $12,250 (50% default percentage penalty) and is now $36,750 at June 30,2019, with accrued interest and put premiums being $2,348 and $30,555, at June 30 2019, respectively.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

On December 20, 2018 the Company issued a convertible note payable to Jabro for $30,000, with a maturity date of September 19, 2019, with 12% annual interest. The note is convertible at 55% of the lowest market price on the twenty days preceding conversion. The note was evaluated and determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, a put premium of $36,667, was calculated and charged to interest expense.

Due to the note being in default, the balance of unconverted principal of $30,000, was increased by $15,000 (50% default percentage penalty) and is now $45,000 at June 30,2019, with accrued interest and put premiums being $2,338 and $36,667, at June 30 2019, respectively.

Essex

During the three months ended December 31, 2016 the Company issued a convertible note payable to Essex which had a principal balance of $39,476 with accrued interest of $9,561 as of December 31, 2017. Note principal of $29,500 was converted to common stock during the year ended September 30, 2018. The derivative liability associated with the conversion feature was fully recognized as fair market value changes and gains and losses on debt extinguishment until June 30, 2018, when principal was reduced to $9,976. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $20,537 at June 30, 2018 was reclassified as put premium of $9,976. On January 17, 2019, $1,500 of the Note principal was converted to common stock and put premiums of $1,500 were recorded as additional paid in capital. The note principal, accrued interest and put premiums balances were $8,476, $11,527 and $8,476, respectively at June 30 2019.

Notes Issued in 2017

On July 11, 2017, the Company issued a convertible note payable to Crown Bridge Partners for $50,000, for which $43,000 was received as cash and $7,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on July 11, 2018, incurred 12% annual interest and can be converted to common stock at a discount of 55% of the lowest trading price during the 25 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $70,176 at June 30, 2018 was reclassified as put premium of $59,670. A default penalty of $10,000 was recognized as additional principal and interest expense due to the stock price falling below $.0075, an additional put premium of $12,222 was also recognized and charged to interest expense during the year ended September 30, 2018. Note principal of $3,868 was converted to common stock and put premiums of $3,287 were recorded as additional paid in capital, during the year ended September 30, 2018, and the OID was fully charged to interest expense. The note principal, accrued interest and put premiums balances were $56,132, $3,604 and $71,892 respectively, at June 30 2019.

All notes (issued with exception of the MDI notes above which had derivative liabilities associated following conversions through June 30, 2018) were reclassified as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”. The Company has reclassified the derivative liability at its fixed monetary amount by measuring and recording a premium using the contractual stock price discount with a charge to interest expense in accordance with ASC 480.

The carrying value of all convertible notes to third parties at June 30 2019 and September 30, 2018 was comprised of:

	June 30 2019	September 30, 2018
Convertible notes payable	$453,048	$281,838
Unamortized original issue discount and debt discount	-	-
Put premiums classified as liabilities (ASC 480)	314,576	242,605

	$767,624	$549,443

Interest expense for the three months ended June 30, 2019 was $7,476 and includes amortization of discount, interest charges related to default penalties and put premiums. Interest expense for the nine months ended June 30, 2019 and 2018 was $287,802 and $861,586, respectively.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 7 - Share Capital

Preferred Stock

The Company is authorized to issue 10,000,000, shares of preferred stock with super voting rights, 5,000,000 of which were issued and have votes equal to 100.1% of all outstanding shares.

Common Stock

The Company is authorized to issue 1,490,000,000 shares of common stock with a par value of $.001. The Company had 45,840,867 and 1,533,459 of $.001 par value common stock outstanding at June 30 2019 and September 30, 2018, respectively.

There was a reverse stock split on February 7, 2017 in the ratio of one new share issued for every two thousand shares owned prior to the split. Fractional shares were rounded up to the next higher whole share. On November 30, 2018 a second reverse stock split became effective and notification was given to the transfer agent. The Company authorized a 2,000 share for 1 reverse split on October 12, 2018. The share amounts have been adjusted to retroactively reflect the stock split throughout the financial statements.

During the three months ended June 30 2019, holders of convertible notes payable converted accrued interest and principal into 2,185,714 shares of common shares for a total value of $5,564.

Note 8 - Contingencies and Commitments

The Company has assessed all material known financial exposures as they have been asserted and made provisions for them as described in footnote 5.

Office space lease

The Company leases office space from BKM Capital with the term commencing September 1, 2015 and ending August 31, 2020, at a monthly rate of $7,205, which includes base rent of $3,429 and common charges of $3,776, subject to annual escalation of 3% and changes to common charges. Rent expense for the three and nine months ended June 30 2019 totaled $214 and $15,083, respectively.

Office Space Abandonment

During the three months ended March 31, 2019 the Company abandoned its office space. The Company has assessed its financial commitment under the lease and believes that there is no material financial exposure.

Note 9 - Subsequent Events

In August 2019, the Company entered into a financial services advisory agreement with Livingston Asset Management, LLC (“LAM”), whereby LAM provides ongoing general financial and strategic consultation, assistance with accounting and financial reporting and debt restructure services. The agreement provides for a monthly fee of $25,000, payable in the form of a convertible note to be issued on the first day of each month and 5,000 shares of Series B preferred stock.

In August 2019, Mr. Saunders assigned his 5,000,000 Series A Preferred shares to Greg Halpern.

One August 21, 2019, Mr. Gregory Halpern entered into an Assignment Agreement with Mr. Conrad Huss (the “Assignee”), wherein the Assignee shall receive 5,000,000 Shares of Series A Preferred Stock of the Company, which represents 100% of the outstanding shares of Series A Preferred Stock of the Company, in exchange for Mr. Huss’s services as a Director for the Company. The Series A Preferred Stock hold voting rights, collectively and in their entirety, equal to 65% of all voting right available at the time of any vote, including Series A Preferred Stock.

Authorization of Series B Preferred Stock

The Company approved by unanimous consent, the authorization of 100,000 shares of Series B preferred stocks. The certificate of designation was filed on Form 8-K on August 23, 2019.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Acquisition of Lust For Life

On August 23, 2019, Renewable Energy & Power, Inc. (the “Company” or “RBNW”) entered into a Membership Purchase Agreement with Lust for Life Footwear, LLC (“Lust for Life”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,790 shares of Series B Preferred Stock of the Company (the “Agreement”).

Upon further due diligence, management determined that although the final issuance of 77,790 shares of Series B Preferred Stock of the Company is correct, the proper structure of the transaction has been amended. Pursuant to an Omnibus Amendment Agreement between the Company, Lust for Life New York, LLC, a New York limited liability company (“Lust NY”), Blind Faith Concepts, Inc., a New York corporation (“Blind Faith”), (the “Amendment”) he Company purchased 100% of Blind Faith. Blind Faith ownership, as a matter of percentages, was equal to the exact percentages of Lust for Life membership interests. Therefore, on August 23, 2019, owners of Blind Faith representing 100% of the total issued and outstanding shares were issued, collectively, 77,790 shares of Series B Preferred Stock of the Company (“Series B Preferred”). As a result, the Series B Preferred shares were issued as follows:

Shareholder	Number of Series B Preferred Shares Received
Karen Berend	38,506
David Berend	16,919
Sarah Malaquias	16,919
Steven Berend	3,112
Linda Redlisky	2,334
TOTAL	77,790

As a result of the transaction, Blind Faith became a subsidiary of the Company. Lust for Life in turn is a wholly owned subsidiary of Blind Faith.

The Company evaluated the substance of the merger transaction and found it met the criteria for the accounting and reporting treatment of a reverse acquisition under ASC 805 (Business Combinations)-40-45 (Reverse Acquisition and Other Presentation Matters) and accordingly will consolidate the operations of Blind Faith and RBNW and the financial condition from the closing date of the transaction. The historic results of operations will reflect those of Blind Faith. As such, Blind Faith is treated as the acquirer while the Company is treated as the acquired entity for accounting and financial reporting purposes.

Under reverse merger accounting, the comparative historical financial statements of the Company, as the legal acquirer, are those of the accounting acquirer, Blind Faith, the Company’s financial statements prior to the closing of the reverse acquisition; reflect only the business of Lust For Life.

On August 26, 2019, Mr. Huss cancelled all 5,000,000 shares of the Series A Preferred; and

On August 26, 2019, the Board of Directors issued 5,000,000 shares of Series A Preferred stock to Karen Berend and David Berend, 2,500,000 to each. In addition, the Board of Directors issued 77,790 shares of Series B Preferred Stock to those shareholders listed above (Acquisition of Lust for Life) and 5,000 to Livingston Asset Management LLC. Both issuances were made in accordance with Section 4(a)(2) of the Securities Act of 1933.

Court Approved Settlement of Judgement Debt

On November 15, 2019, a court approved a settlement for $219,460.18 owed to Labry’s Fund LP under SEC section 3(a)(10) whereby the Company will issue common shares to a third party (Trillium Partners, LP) for sale to the public through third party brokers, the proceeds of which will be used to satisfy the court approved liability. Management will review the remaining settlement payable along with other liabilities recorded and make the appropriate adjustments to the accounts. Also refer to Form 8-K filed on November 18, 2019 for settlement agreement.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Issuance of Preferred Series B Stock

On January 7, 2020, the Company issued 16,950, shares of Series B preferred shares as follows:

3,160 shares to Alpha Capital Anstalt, a Liechtenstein based hedge fund that is registered with the SEC;

530 shares to Douglas Polinsky, an individual;

1,260 shares to Daniel Ryweck, an individual;

10,420 shares to Uppercut Brands, Inc. a publicly listed Delaware company domiciled in New Jersey.

1,580 shares to Barry and Majorie Zolot, individuals.

Issuances of Common Stock

3(a)(10) Settlement Common Stock Issuance

Between July 1, 2019, and February 28, 2020, the Company issued 53,966,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with a former convertible note holder. The issuance is accounted for as a credit to common stock with an offsetting debt to additional paid in capital.

When sale proceeds are paid to satisfy the liability, an adjustment is recorded as a credit to additional paid in capital and reducing the outstanding liability.

Between July 1, 2019 and January 15, 2020, the following convertible note holders were issued the shares indicated:

Redstart Holdings Corp, (holder of notes assigned by Power Up Lending Group) was issued 67,783,708, common shares for $121,450, in note principal (including default charges) and $3,270, of accrued interest; and

Crown Bridge Partners LLC was issued 77,278,538, common shares for approximately $80,000 in principal (including default charges), accrued interest and $7,500 of conversion fees charged.

The Crown Bridge Partners warrants (July 11, 2017) for the original number of shares 166,667, at a market price of $.30, having market value of $50,000, was originally charged to additional paid in capital. Following the second exercise on January 3, 2020, management believes that the price adjustment clause in the warrant was triggered due to the Company stock price falling below the contractual floor price of $.01. Therefore, a fair market value was recalculated to be $65,855, and total warrants remaining of 20,579,752, as of June 30 2019. The Company will recognize a derivative liability charged to other income and losses once the effective date of the warrant price floor was considered void by the holder of the warrants.

On December 17, 2019, Crown Bridge Partners was issued 9,777,590, common shares following an exercise of the warrant issued on July 11, 2017, in conjunction with the Company’s debt financing arranged and funded by Crown Bridge Partners. Once the Company obtains additional documentation concerning the exercise it will follow the appropriate accounting for both the exercise and the remaining warrants.

On January 3, 2020, Crown Bridge Partners was issued 10,901,251, common shares following an exercise of the warrant issued on July 11, 2017, in conjunction with the Company’s debt financing arranged and funded by Crown Bridge Partners.

Issuance of Convertible Debt

On August 22, 2019, the Company issued a convertible note payable to LAM for $100,000. The note has 10%annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note was issued for future service related to debt restructure such as the 3(a)(10) discussed above.

On August 23, 2019, the Company issued a convertible note payable to Trillium Partners LP for $60,000. The note includes $10,000 of original issue discount (OID), has 10%annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. As of December 9, 2019, the Company had repaid $44,950, in principal of the note with cash.

On September 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10%annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

On October 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on June 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On November 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on July 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On November 25, 2019, the Company issued a $53,000, convertible note payable for $50,000, cash with $3,000, of original issue discount (OID) to Redstart Holdings. The note bears interest at 12%, matures on May 12, 2020, and can be converted to common stock at 51% of the lowest trading price in 20 days prior to conversion.

On December 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on August 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On January 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on September 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion..

On February 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on October 31, 2020, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion..

RENEWABLE ENERGY & POWER, INC.

BALANCE SHEETS

	September 30,
	2018	2017
Assets
Current assets:
Cash	$668	$-
Accounts receivable, net of allowance for bad debts	-	11,417
Inventory	-	66,574
Total current assets	668	77,991

Property, plant and equipment, net of depreciation	184,333	229,381
Intangible assets, net of amortization	-	12,567
Deposits	5,000	5,000
Total Assets	$190,001	$324,939

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$66,788	$44,560
to MDI	2,000	51,504
Accrued interest others	29,618	43,523
Settlements payable	929,408	-
Amounts due officers and shareholder	311,951	180,175
Short term loans payable to officer	52,714	56,974
Convertible note payable to officer	5,700	5,700
Convertible note payable to MDI	25,000	103,785
Convertible note payable, net of premiums and discounts	524,443	293,600
Derivative liability	33,863	3,047,887
Total current liabilities	1,981,485	3,827,708

Commitments and contingencies (Note 10)

Shareholders’ deficit:
Preferred Series A Shares, $0.001 par value; 10,000,000 authorized; 5,000,000 issued and outstanding at September 30, 2018 and 0 at September 30, 2017, respectively	5,000	-
Common stock, $0.001 par value; 1,490,000,000 shares authorized; 1,533,459 shares issued and outstanding at September 30, 2018 and 54,697 at September 30, 2017, respectively	1,534	55
Additional paid in capital	11,073,541	8,233,586
Accumulated deficit	(12,871,559)	(11,736,410)
Total shareholders’ deficit	(1,791,484)	(3,502,769)
Total Liabilities and Shareholders’ deficit	$190,001	$324,939

The accompanying notes are an integral part of these financial statements

RENEWABLE ENERGY & POWER, INC.

STATEMENTS OF OPERATIONS

For the Years Ended September 30, 2018 and 2017

	2018	2017

Revenues (Note 5)	$546,446	$730,593

Cost of revenues (Note 5)	574,232	681,645

Gross profit (loss)	(27,786)	48,948

Operating expenses:
Compensation	-	6,227,500
Consultants	234,677	346,567
General and administrative	340,097	462,553
Total expenses	574,774	7,036,620

Loss from operations	(602,560)	(6,987,672)

Other income (expenses):
Derivative expense	(292,768)	-
Change in fair market value	441,228	(1,668,175)
Interest expense	(681,049)	(1,264,175)
	(532,589)	(2,932,350)

Loss before federal income taxes	(1,135,149)	(9,920,022)

Federal income taxes	-	-

Net loss	$(1,135,149)	$(9,920,022)

Loss per share, basic and diluted *	$(1.34)	$(603.74)

Weighted average shares outstanding *	846,018	16,431

*     Based on shares issued and outstanding after giving effect to reverse stock split

The accompanying notes are an integral part of the financial statements.

RENEWABLE ENERGY & POWER, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended September 30, 2018 and 2017

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity/(Deficit)

Balance - September 30, 2016	-	$-	103	$-	$1,667,938	$(1,816,388)	$(148,450)

Conversion of officer debt	-	-	35,000	35	6,481,965	-	6,482,000

Shares issued for loan commitment	-	-	183	-	113,632	-	113,632

Conversion of notes payable	-	-	19,411	20	38,801	-	38,821

Conversion of shareholder debt	-	-	625	1	1,249	-	1,250

Repurchase and cancellation of shares	-	-	(625)	(1)	(69,999)	-	(70,000)

Net loss	-	-	-	-	-	(9,920,022)	(9,920,022)

Balance - September 30, 2017	-	-	54,697	55	8,233,586	(11,736,410)	(3,502,769)

Warrants issued with debt	-	-	-	-	49,528	-	49,528

Preferred Series A shares issued	5,000,000	5,000	-	-	(5,000)	-	-

Shares issued for conversion of notes including premiums reclassified	-	-	1,478,762	1,479	2,795,427	-	2,796,906

Net loss	-	-	-	-	-	(1,135,149)	(1,135,149)

Balance - September 30, 2018	$5,000,000	$5,000	1,533,459	$1,534	$11,073,541	$(12,871,559)	$(1,791,484)

The accompanying notes are an integral part of the financial statements.

RENEWABLE ENERGY & POWER, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended September 30, 2018 and 2017

	2018	2017
Cash flows from operating activities:
Net loss	$(1,135,149)	$(9,920,022)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	45,048	103,452
Amortization of debt discount, OID and loan commitment fees	603,688	1,185,735
Bad debt	57,068	-
Inventory valuation adjustment	95,935	-
Shares issued for loan commitment	-	113,632
Fair value of stock compensation	-	6,227,500
Derivative expense	292,768
Fair market value changes of derivatives-	(441,228)	1,668,175
Changes in operating assets and liabilities:
Due to/from MDI	(49,504)	(30,125)
Accounts receivable others	(11,417)	(4,633)
Inventories	-	(66,574)
Accounts payable	22,228	(13,423)
Accrued interest payable to others	(13,905)	41,242
Consulting fees payable to officers and shareholder	177,234	279,300

Net cash used in operating activities	(357,234)	(415,741)

Cash flows from investing activities
Repurchase of common stock	-	(70,000)

Net cash used in investing activities	-	(70,000)

Cash flows from financing activities
Proceeds from third party loans	201,500	493,000
Proceeds from related party loan	25,000	-
Proceeds from short-term loan payable to officer	143,375	12,570
Repayment of officer/shareholder loans	(11,973)	(20,400)

Net cash provided by financing activities	357,902	485,170

Net increase (decrease) in cash	668	(571)
Cash at beginning of year	-	571

Cash at end of year	$668	$-
Supplemental Cash Flow Disclosures

Interest paid	$-	$-
Taxes paid	$-	$-
Supplemental Disclosures of Non-Cash Investing and Financing Activities

Accounts receivable offset against accounts payable and note	$1,835,820	$-
Debt discount and loan fees on convertible notes	$43,500	$589,837
Officer consulting fee exchange for convertible note	$-	$254,500
Conversion of convertible note payable to officer	$-	$254,500
Conversion of convertible note payable to stockholder	$552,532	$38,821

The accompanying notes are an integral part of the financial statements.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

Note 1 - Nature of Business

Renewable Energy & Power (RBNW or the Company) was incorporated on October 15, 2012, under the laws of the State of Nevada, for the purpose of conducting all legal business. The Company is engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products are designed to lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures. The solar process is designed to greatly increase the conversion of heat to electricity and is patterned after technology that has been used in space exploration for many years. On October 12, 2018 the Company’s majority stockholders by written consent approved a reverse stock split in the ratio of 1:2,000. The amendment to the Company’s Certification of Incorporation was filed and approved by the Secretary of the State of Nevada. All share and per share information in these financial statements has been adjusted to reflect the reverse stock split.

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the year ended September 30, 2018, the Company has incurred a net loss of $1,135,149 and used cash in operations of $357,234. The working capital deficit, stockholders’ deficit and accumulated deficit was $1,980,817, $1,791,484 and $12,871,559, respectively, at September 30, 2018. Furthermore, the Company received a judgement for its default on its payment obligations under the terms of a series of convertible notes and has other significantly past due operating obligations. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Management estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue from sales at the time the products are shipped, the price is determinable, the customers are invoiced and payment is reasonably assured. Invoices are due on a net 30 day basis. Almost all (91.5% in 2018 and 97% in 2017) of the Company’s sales were to Multichip Display, Inc. (“MDI”), a minority shareholder of the Company.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. The Company maintains deposits in a financial institution. At September 30, 2018, the Federal Deposit Insurance Corporation (FDIC) provided insurance coverage of up to $250,000, per depositor, per institution. At September 30, 2018, none of the Company’s cash and cash equivalents was in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

Accounts receivable

The Company grants credit, generally without collateral. The Company performs periodic credit evaluations of its customers’ financial condition and believes that its customer acceptance, billing and collection policies are adequate to minimize potential credit risk. The Company has not incurred any credit losses to date. The Company provides an allowance for doubtful accounts that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. The allowance for bad debt is $57,068 at September 30, 20187 and $0 at September 30, 2017. Normal accounts receivable past due more than 30 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventories

Inventories are carried at the lower of cost (first-in, first-out, FIFO) or market (net realizable value) and include primarily Silicon wafers and displays with drivers. The inventories were purchased from two related parties during the period ended September 30, 2018 and 2017. The inventory balance at September 30, 2018 amounted to $0 and was $66,574 at September 30, 2017.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of ten years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods. For the years ended September 30, 2018 and 2017, depreciation expense totaled $45,048 and $45,048, respectively.

Intangibles

Costs incurred to acquire certain intangible assets, such as designs and specifications of products to be manufactured were capitalized and amortized by straight-line methods over an estimated useful life of five years. Intangible assets are stated at the lower of cost or estimated fair value.

Amortization expense for the year ended September 30, 2018 was $12,567 and $58,402, for the year ended September 30, 2017.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the year ended September 30, 2018, the Company had not identified any such impairment losses.

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At September 30, 2018			At September 30, 2017
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	—	—	$33,863	—	—	$3,047,887

A rollforward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at September 30, 2017	3,047,887
Reclassification due to creditor judgements	(1,796.036)
Initial Fair Value of derivative recorded as discount	$230,000
Initial Fair Value of derivative recorded as expense	345,429
Reclassification to additional paid in capital upon conversion	(985,386)
Reclassifications due to adoption of ASC 480	(366,803)
Fair value adjustments for the year	(441,228)
Balance at September 30, 2018	$33,863

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of September 30, 2018, 84 warrants were outstanding and exercisable, into 84 shares of common stock. Additionally, as of September 30, 2018, the outstanding principal balance, including accrued interest of the third party convertible debt, totaled $363,456 and was convertible into 2,820,464 shares of common stock.. As of September 30, 2018, and 2017, potentially dilutive securities consisted of the following:

	September 30, 2018	September 30, 2017
Warrants	84	167,667
Convertible debt (including senior debt)	2,820,464	118,456
Total	2,820,548	286,123

Stock Split

There was a reverse stock split on February 7, 2017 in the ratio of one new share issued for every two thousand shares owned prior to the split. Fractional shares were rounded up to the next higher whole share. On November 30, 2018 a second reverse stock split became effective with notification to the transfer agent. The Company approved by unanimous consent a 2,000 share for 1 reverse split on October 12, 2018. The share and per share amounts have been adjusted to retroactively reflect the stock split throughout the financial statements.

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

 Recent Accounting Pronouncements

In February 2016, the FASB issued a new accounting standard on leases. The new standard, among other changes, will require lessees to recognize a right-of-use asset and a lease liability on the balance sheet for all leases. The lease liability will be measured at the present value of the lease payments over the lease term. The right-of-use asset will be measured at the lease liability amount, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs (e.g. commissions). The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within those annual reporting periods. The adoption will require a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest period presented. The Company is currently evaluating the impact of this new accounting standard on its consolidated financial position and results of operations.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company adopted the standard during the year ended September 30, 2018 and the adoption did not have a material effect on its financial statements and disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting to simplify the accounting for share-based transactions by expanding the scope of Topic 718 from only being applicable to share-based payments to employees to also include share-based payment transactions for acquiring goods and services from nonemployees. As a result, nonemployee share-based transactions will be measured by estimating the fair value of the equity instruments at the grant date, taking into consideration the probability of satisfying performance conditions. This ASU is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. The Company does not expect the adoption will have a material effect on its financial statements and disclosures.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently evaluating this guidance and the impact of this update on its consolidated financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 4 - Property Plant and Equipment

Property, plant and equipment at September 30, 2018 and 2017 consist of the following:

	2018	2017

Manufacturing Equipment	$450,500	$450,500
Less: Accumulated depreciation	(266,167)	(221,119)
	$184,333	$229,381

Note 5 - Intangible Assets

As of September 30, 2018, and 2017, intangible assets consist of the following:

	2018	2017

Purchased designs and manufacturing specifications	$292,010	$292,010
Less: Accumulated amortization	(292,010)	(279,443)
	$-	$12,567

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

Note 6 - Multichip Display, Inc. (MDI)

The Company has an exclusive contract to manufacture products under contract from MDI. MDI will be the sales agent for certain government and private company contracts; the Company manufactures products based on bid prices as agreed between the parties. The Company has also agreed to purchase parts from MDI. As part of the agreement, MDI has agreed to support the operations of the Company through December 31, 2018. MDI is both a significant customer and significant vendor of the Company. For the years ended September 30, 2018 and 2017, almost all of the Company’s sales and accounts receivable resulted from transactions with MDI.

Note 7 - Settlements Payable

On September 30, 2018 the balance of settlements payable is $929,408 which is comprised of amounts under judgements granted for Labry’s Fund LP, $219,460 arising from a convertible promissory note for $100,000 issued in June 2017 along with default charges totaling $119,460. JSJ Investments Inc. filed a complaint on March 22, 2018 and has obtained a judgement for $504,424 plus additional charges for legal fees of $41,276, for its $146,727 balance on the replacement note ($154,697) prior to conversion ($8,250) totaling $545,700 arising from the assignment by Essex of 3 convertible notes and $75,000 original issue note plus default charges and accrued interest. The notes (now a judgement liability) are no longer convertible into common shares. Subsequent to September 30, 2018, default charges from assignee of the Power Up notes and notes issued to Jabro Funding Corp. of $93,250 (to be recorded as note principal) along with $70,935 for reclassification to put premiums in future periods has also been recognized and included in the settlements payable balance as of September 30, 2018.

Note 8 - Related Party Transactions with Initial Shareholder Group

Amounts due to officers and shareholder

During the years ended September 30, 2018 and 2017, the Company incurred $234,677 and $279,850 of consulting fees which are payable to two officers and to two shareholders of the Company. Consulting fees payable to these officers and shareholder at September 30, 2018 and 2017 were $256,065 and $112,315, respectively.

During the year ended September 30, 2015, a shareholder paid for certain professional fees incurred by Company which totaled $49,110. Payable to the shareholder totaled $55,887 and $67,860 at September 30, 2018 and 2017, respectively.

During the year ended September 30, 2018 the Company made cash payments against the balances due of $11,793 to officers and shareholders. Total amounts due to officers and shareholder were $311,951 and $180,175, on September 30, 2018 and 2017, respectively. (refer to Note 13)

The fair value of the shares, based on the closing prices for the Company’s common stock on the dates the issuances were approved by the Board of Directors, amounted to $6,227,500, during the year ended September 30, 2017 and no shares were issued during the year ending September 30, 2018.

Short-term loan payable to officer

During the years ended September 30, 2018 and 2017, an officer was paid $4,260 (net of advances to the Company) and $3,820, (net of repayments) respectively. The payable to the officer totaled $52,714 and $56,974 at September 30, 2018 and 2017 respectively. (refer to Note 13)

Note 9 - Convertible Notes Payable

MultiChip Display, Inc.

During November of 2017, the Company issued three convertible notes for $15,000, $5,000 and $5,000 to MDI for cash of the same amounts. The notes mature on various dates in November 2018 and are convertible into common shares at the lower of: $.001; or 50% of the lowest closing bid price during the 25 trading days prior to conversion. The principal of $25,000 and accrued interest of $2,000 are outstanding at September 30, 2018. The Company evaluated the terms of the conversion features of the convertible debenture in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The original derivative liability was calculated to be $52,662 using a binomial derivative model as of November 30, 2017 and was recorded as derivative expense of $27,662 and debt discount of $25,000 to be amortized over the life of the note. The derivative liability was revalued at September 30, 2018 and reduced to $33,863 by a credit to changes in fair market value. The balance of the debt discount was fully charged to interest expense and the accrued interest was $2,000 as of September 30, 2018.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

Power Up Lending Group

On November 16, 2017, the Company issued a convertible note payable to Power Up Lending Group for $43,000, for which $40,000 was received as cash and $3,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on August 30, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 55% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $70,591 at June 30, 2018 was reclassified as put premium of $35,182. The note balance at September 30, 2018, is $43,000 with accrued interest of $4,496. The OID was fully charged to interest expense during the year ended September 30, 2018, (see note 13).

On June 15, 2018, the Company issued a convertible note payable to Power Up Lending Group for $15,000, for which $15,000 was received as cash. The note matures on March 30, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $26,698 at June 30, 2018 was reclassified as put premium of $12,273. The note balance at September 30, 2018, is $15,000 with accrued interest of $528, (see note 13).

On August 30, 2018, the Company issued a convertible note payable to Power Up Lending Group for $25,000, for which $24,500 was received as cash and $500 was charged to Original Issue Discount to be amortized over the life of the note. The note matures on March 30, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was evaluated and determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, a put premium of $12,273 calculated and charged to interest expense. The note balance at September 30, 2018, is $25,000 with accrued interest of $255. The OID was fully charged to interest expense during the year ended September 30, 2018, (see note 13).

Jabro Funding Corp.

On January 10, 2018, the Company issued a convertible note payable to Jabro Funding Corp. for $50,000, for which $50,000 was received as cash. The note matures on October 20, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $63,066 at June 30, 2018 was reclassified as put premium of $36,207. The note balance at September 30, 2018, is $50,000 with accrued interest of $4,323, (see note 13).

On March 15, 2018, the Company issued a convertible note payable to Jabro Funding Corp. for $33,000, for which $33,000 was received as cash. The note matures on December 30, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $53,082 at June 30, 2018 was reclassified as put premium of $23,897. The note balance at September 30, 2018, is $33,000 with accrued interest of $2,137, (see note 13).

On May 7, 2018, the Company issued a convertible note payable to Jabro Funding Corp. for $14,000, for which $4,000 was received as cash and $10,000 was paid directly to a vendor in satisfaction of accounts payable. The note matures on February 14, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $23,397 at June 30, 2018 was reclassified as put premium of $10,138. The note balance at September 30, 2018, is $14,000 with accrued interest of $672, (see note 13).

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

On July 25, 2018, the Company issued a convertible note payable to Jabro Funding Corp. for $25,000, for which $25,000 was received as cash. The note matures on April 30, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was evaluated and determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, a put premium of $18,103 calculated and charged to interest expense. The note balance at September 30, 2018, is $25,000 with accrued interest of $550, (see note 13).

JSJ Investments

On October 17, 2018, the Company issued a convertible note payable to JSJ Investments for $75,000, for which $35,000 was received as cash and $11,765 was charged to Original Issue Discount and $28,235 was charged to loan origination fees (deferred) both to be amortized over the life of the note. The note matured on June 28, 2018, incurs 8% annual interest and can be converted to common stock at a discount of 50% of the average of two lowest trading prices during the 15 trading days preceding the conversion. The note balance at September 30, 2018, of $75,000 along with accrued interest of $5,721 was reclassified to settlements payable following notification of a court ordered garnishment. The OID and loan origination deferred charges were fully charged to interest expense during the year ended September 30, 2018.

Note Assignments - 2018

On October 10, 2017, Essex Global Investment Corp. sold and assigned $28,500 of its April 6, 2017 convertible note payable along with $1,632 of accrued interest to Fidelis Capital, LLC. Fidelis retained the same terms including conversion terms as the original note holder. Fidelis fully converted its principal of $28,500 and $2,349.

On October 18, 2017, Essex Global Investment Corp. sold and assigned $97,000 in face value of three convertible notes payable along with $8,166 of accrued interest to JSJ Investments. Essex sold its $27,000 note issued on August 2, 2016, $40,000 note issued on October 21, 2016 and its $30,000 note issued on April 12, 2017. The notes were consolidated and restated having a maturity date of July 3, 2018 and an interest rate of 8% and a new principal amount of $154,977. The difference ($52,811) between the recorded note and accrued interest amount totaling $105,166 was charged to debt discount to be amortized over the life of the restated note. Following conversions totaling $8,250, the note balance of $146,727 was reclassified to settlements payable following notification of a court ordered garnishment. The debt discount balance was fully charged to interest expense during the year ended September 30, 2018.

On October 24, 2017, Essex Global Investment Corp. sold and assigned its $45,000 convertible note payable to Power Up Lending Group. The note was restated with a maturity date of April 24, 2018, interest rate of 8% and conversion discount of 50% of the lowest closing bid price during the 30 days prior to the conversion. Power Up fully converted $45,000 of principal and $11,324 of accrued interest during the year ended September 30, 2018.

On October 24, 2017, Essex Global Investment Corp. sold and assigned its $50,000 convertible note payable to Power Up Lending Group. The note was restated with a maturity date of April 24, 2018, interest rate of 8% and a conversion discount of 50% of the lowest closing bid price during the 30 days prior to the conversion. Power Up fully converted $50,000 of principal during the year ended September 30, 2018.

Following the assignments by Essex Global Investment Corp. there was a single note with a principal balance of $9,976 remaining payable to Essex.

In October 2017, MDI (not included in the third party convertible notes at September 30, 2017, held a convertible note payable with a principal balance of $103,785, sold and assigned the note to third parties. JSJ Investments purchased face value of $69,000 and Power Up Lending Group purchased face value of $34,785. New restated notes were issued to JSJ and Power Up by the Company. On October 12, 2017,JSJ acquired a restated note with a maturity date of June 28, 2018 and a conversion discount of 50% of the average of the 2 lowest traded prices during the 15 days prior to the conversion. JSJ fully converted $69,000 of principal and $58,363 of accrued interest during the year ended September 30, 2018. On October 21, 2017, Power Up acquired a restated note with a maturity date of July 30, 2018 and a conversion discount of 50% of the lowest closing bid price during the 30 days prior to the conversion. Power Up fully converted $34,785 of principal and $29,422 of accrued interest during the year ended September 30, 2018.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

Notes Issued in 2017

On April 3, 2017, the Company issued a convertible note payable to Power Up Lending Group for $78,000, for which $75,000 was received as cash and $3,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on January 15, 2018, incurred 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal and accrued interest was fully converted to common stock during the year ended September 30, 2018, and the OID was fully charged to interest expense. The derivative liability associated with the conversion feature fully recognized as fair market value changes and gains and losses on debt extinguishment during the year ended September 30, 2018.

On May 31, 2017, the Company issued a convertible note payable to Power Up Lending Group for $53,000, for which $50,000 was received as cash and $3,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on March 15, 2018, incurred 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal and accrued interest was fully converted to common stock during the year ended September 30, 2018, and the OID was fully charged to interest expense. The derivative liability associated with the conversion feature fully recognized as fair market value changes and gains and losses on debt extinguishment during the year ended September 30, 2018.

On June 26, 2017, the Company issued a convertible note payable to Labrys Fund LLC for $110,000, for which $100,000 was received as cash and $10,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on December 26, 2017, incurred 12% annual interest and can be converted to common stock at a discount of 65% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. When the Company found that Labry had received a court ordered judgement nullifying the conversion feature the derivative liability ceased to exist, Accordingly, the derivative liability was reclassified as other gains and losses. The liability was reclassified to settlements payable of $219,640 and other gains and losses was charged approximately $115,000.

On July 7, 2017, the Company issued a convertible note payable to Power Up Lending Group for $53,000, for which $50,000 was received as cash and $3,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on July 7, 2018, incurred 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $39,256 at June 30, 2018 was reclassified as put premium of $30,160. Note principal of $42,270 was converted to common stock and put premiums of $22,391 were recorded as additional paid in capital, during the year ended September 30, 2018, and the OID was fully charged to interest expense. The note principal, accrued interest and put premiums balances were $10,730, $5,218 and $7,769 respectively (see note 13).

On July 11, 2017, the Company issued a convertible note payable to Crown Bridge Partners for $50,000, for which $43,000 was received as cash and $7,000 was charged to Original Issue Discount to be amortized over the life of the note. The note matured on July 11, 2018, incurred 12% annual interest and can be converted to common stock at a discount of 55% of the lowest trading price during the 25 trading days preceding the conversion. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $70,176 at June 30, 2018 was reclassified as put premium of $59,670. A default penalty of $10,000 was recognized as additional principal and interest expense due to the stock price falling below $.0075, an additional put premium of $12,222 was also recognized and charged to interest expense during the year ended September 30, 2018. Note principal of $3,868 was converted to common stock and put premiums of $3,287 were recorded as additional paid in capital, during the year ended September 30, 2018, and the OID was fully charged to interest expense. The note principal, accrued interest and put premiums balances were $56,730, $3,698 and $68,605 respectively at September 30, 2018.

During the year ended September 30, 2016 the Company issued a convertible note payable to Essex Global Investment Corp. which had a principal balance of $39,476 with accrued interest of $9,561 as of September 30, 2017. Note principal of $29,500 was converted to common stock during the year ended September 30, 2018. The derivative liability associated with the conversion feature was fully recognized as fair market value changes and gains and losses on debt extinguishment until June 30, 2018, when principal was reduced to $9,976. The note was originally evaluated to have an embedded derivative requiring it to be separately recognized as a derivative liability with periodic changes to fair value reported. Upon further analysis it was determined that the conversion features met the criteria for treatment as stock settled debt under ASC 480 – Distinguishing Liabilities from Equity. Accordingly, the derivative liability of $20,537 at June 30, 2018 was reclassified as put premium of $9,976. The note principal, accrued interest and put premiums balances were $9,976, $10,812 and $9,976 respectively at September 30, 2018.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

All notes (issued with exception of the MDI notes above which had derivative liabilities associated following conversions through June 30, 2018 were reclassified as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”. The Company has reclassified the derivative liability at its fixed monetary amount by measuring and recording a premium using the contractual stock price discount with a charge to interest expense in accordance with

The carrying value of all convertible notes to third parties at September 30, 2018 and 2017 was comprised of:

	2018	2017
Convertible notes payable	$281,838	$598,765
Unamortized original issue discount and debt discount	-	(305,165)
Put premiums classified as liabilities (ASC 480)	242,605	-

	$549,443	$293,600

Interest expense for the year ended September 30, 2018 was $681,049 and includes $535,165 of amortization of original issue discount and debt discount arising from initial derivative liabilities and $77,361 of interest charged in conjunction with put premiums. Interest expense for the year ended September 30, 2017 was $1,264,175 and includes $846,239 of origination interest, $340,628 of amortization of debt discount, and $27,031 of amortization of original issue discount.

Note 10 - Share Capital

Change in Authorized Shares

On November 29, 2017, the Board of Directors approved an increase is authorized shares from 1,510,000 to 10,010,000,000 in order to meet the terms of the notes for a share reserve adequate to meet the conversion of the notes. A preliminary 14c was filed with the SEC and this increase was approved by the State of Nevada on December 6, 2017. No objections were received from the SEC.

Preferred Stock

The Company is authorized to issue 10,000,000, shares of preferred stock with super voting rights, 5,000,000 of which were issued and have votes equal to 100.1% of all outstanding shares.

Common Stock

The Company is authorized to issue 1,490,000,000 shares of common stock with a par value of $.001. The Company had 1,533,459 and 54,697 of $.001 par value common stock outstanding at September 30, 2018 and 2017 respectively.

There was a reverse stock split on February 7, 2017 in the ratio of one new share issued for every two thousand shares owned prior to the split. Fractional shares were rounded up to the next higher whole share. On November 30, 2018 a second reverse stock split became effective and notification was given to the transfer agent. The Company authorized a 2,000 share for 1 reverse split on October 12, 2018. The share amounts have been adjusted to retroactively reflect the stock split throughout the financial statements.

During the year ended September 30, 2018, holders of convertible notes payable converted accrued interest and principal into common shares as outlined below:

Essex Global Investment, Corp., converted $29,500 in principal into 14,750, common shares at an average of $2.00 per share.

Crown Bridger Partners, LLC converted $8,153, in principal into 96,644 common shares at an average of $.08 per share.

JSJ Investments, Inc, converted $103,099, in principal and accrued interest into 130,334 common shares at an average of $.79 per share.

Fidelis Capital, LLC, converted $16,787, in principal and accrued interest into 16,787 common shares at an average of $1.00 per share.

Power Up Lending Group, converted $394,993, in principal and accrued interest into 1,165,738 common shares at an average of $.34 per share.

Labry Fund, LP, was issued 54,509, of common shares related to default charges at the time a judgement in the note holders favor was presented to the Company.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

During the year ended September 30, 2017, Essex International Investment, Inc. converted an aggregate of $28,650 of the principal of the 2016 Notes into 28,650,000 shares of common stock.

Oraca Bridge Inc. converted an aggregate of $6,000, in principal of convertible notes assigned to them by MDI, into 6,000,000 common shares during the year ended September 30, 2017.

Labry’s Fund LLC converted an aggregate of $14,626, in principal and other charges of convertible notes issued in 2017, into 4,171,160 common shares during the year ended September 30, 2017.

Common Stock Purchase Warrants

On July 11, 2017 the Company issued common stock purchase warrants to a lender as additional compensation for its services provided to date. The warrants were valued at $49,528 using a Black Scholes model and provide for the issuance of 84 shares of $.001 par value common stock at a variable exercise price based on the market price of our stock with a floor price of $20.00 per share. The warrants are exercisable for a period of 5 years from the date of issue. The value of the warrants were credited to additional paid in capital with a charge to debt discount which has been fully recognized as interest expense in the year ended September 30, 2018. Due to the exercise price floor the warrants have no intrinsic or market value at September 30, 2018.

Note 11 - Income Taxes

The difference between the expected income tax expense (benefit) and the actual tax expense (benefit) computed by using the Federal statutory rate of 34% is as follows:

	2018	2017
Expected income tax benefit at statutory rate of 34%	$254,600	$301,700
Change in valuation allowance	(254,600)	(301,700)
Income tax expense (benefit)	$-	$-

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset, are as follows:

Deferred tax assets:	2018	2017
Tax benefit of net operating loss carry-forward	$792,300	$537,700
Book and tax difference for amortization of intangibles	48,400	48,400
Less: valuation allowance	(840,700)	(586,100)
Net deferred tax asset	$-	$-

The Company had a federal net operating tax loss carry-forward of approximately $3,309,400 as of September 30, 2018. The tax loss carry-forwards are available to offset future taxable income with the federal carry-forwards beginning to expire in 2035.

At September 30, 2018 the deferred tax valuation allowance increased by $254,600. The realization of the tax benefits is subject to the sufficiency of taxable income in future years. The deferred tax assets represent the amounts expected to be realized before expiration. The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits. As of September 30, 2018, and 2017, the Company established valuation allowances equal to the full amount of the net deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

For the years ended September 30, 2018 and 2017, no amounts have been recognized for uncertain tax positions and no amounts have been recognized related to interest or penalties related to uncertain tax positions. The Company has determined that it is not reasonably likely for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months. The Company is currently subject to a three-year statute of limitations by major tax jurisdictions.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

Note 12 –Contingencies and Committments

The Company has assessed all material known financial exposures as they have been asserted and made provisions for them as described in footnote 7.

Office space lease

The Company leases office space from BKM Capital with the term commencing September 1, 2015 and ending August 31, 2020 at a monthly rate of $7,205, which includes base rent of $3,429 and common charges of $3,776 for the year ended September 30, 2018, subject to annual escalation of 3% and changes to common charges. Rent expense for the years ended September 30, 2018 totaled $86,461 and 2017 totaled and $86,461. Future lease commitments are as follows:

Fiscal Year Ending	Amount
2019	$41,151
2020	$38,756

Note 13 - Subsequent Events

Defaults of Convertible Debt

On January 9, 2019 a final judgement for $547,402 (less $1,639 collected by the plaintiff) was awarded to JSJ Investments for settlement of convertible notes payable. The Company has recorded a total of $545,763 as settlements payable as of September 30, 2018.

In April 2019 Redstart Holdings Corp. declared defaults under the terms of the notes received in assignment from Power Up Lending Group, charging $36,250 in default penalties on the then current principal balance of $72,500. The default penalties were recorded as settlements payable along with $26,659 to be subsequently recorded as principal and put premiums respectively. The total amount of $65,909 was charged to interest expense on September 30, 2018.

In April 2019 Jabro Funding Corp. declared defaults under the terms of their notes, charging $57,000 in default penalties on the then current principal balance of $111,000. The default penalties were recorded as settlements payable along with $41,276 to be subsequently recorded as principal and put premiums respectively. The total amount of $98,276 was charged to interest expense on September 30, 2018.

Office Space Abandonment

During the three months ended March 31, 2019 the Company abandoned its office space. The Company has assessed its financial commitment under the lease and believes that there is no material financial exposure.

Material Agreement and Change in Control

On April 3, 2019, Renewable Energy & Power, Inc. (the “Company”) entered into an agreement with Leaf of Life Holdings Limited (“LOLJ”).  Pursuant to the Agreement LOLJ acquired an exclusive license from the Company to sell and market LED Agricultural Grow Lights in the territory of Jamaica and the Caribbean Islands. As part of the transaction, the principals of the Company transferred their collective ownership of 5,000,000 shares of Series A Preferred to Mr. Saunders in exchange for $40,000, and to become CEO of the Company.

On April 3, 2019, the Company received a resignation notice from Donald MacIntyre from all of his positions with the Company, including Chairman, President, CEO and Director; a resignation notice from Bruce Parsons from all of his positions with the Company, including CFO, Director and Treasurer; a resignation notice from Bruce MacIntyre from all of his positions with the Company, including Vice President of Marketing and Sales, Director and Secretary; and a resignation notice from Perry Barker from his positions with the Company as Director.

The principals’ resignations were not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

On April 3, 2019, the Company appointed Philip Saunders as Chairman of the board of directors, President & CEO as well as interim Treasurer, CFO, and Secretary. There are no arrangements or understandings between Mr. Saunders and any other person pursuant to which he was selected as an officer or director.  There are no family relationships between Mr. Saunders and any of our officers or directors.  Other than disclosed above Mr. Saunders has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

Effective April 3, 2019, the Company has changed its name to Leaf of Life Holdings Limited and requested the same from the Financial Industry Regulatory Agency (FINRA) along with a symbol change to LOLJ which has not been approved as of this filing

In August 2019, the Company entered into a financial services advisory agreement with Livingston Asset Management, LLC (“LAM”), whereby LAM provides ongoing general financial and strategic consultation, assistance with accounting and financial reporting and debt restructure services. The agreement provides for a monthly fee of $25,000, payable in the form of a convertible note to be issued on the first day of each month and 5,000 shares of Series B preferred stock.

In August 2019, Mr. Saunders assigned his 5,000,000 Series A Preferred shares to Greg Halpren.

One August 21, 2019, Mr. Gregory Halpern entered into an Assignment Agreement with Mr. Conrad Huss (the “Assignee”), wherein the Assignee shall receive 5,000,000 Shares of Series A Preferred Stock of the Company, which represents 100% of the outstanding shares of Series A Preferred Stock of the Company, in exchange for Mr. Huss’s services as a Director for the Company. The Series A Preferred Stock hold voting rights, collectively and in their entirety, equal to exactly 65% of all voting right available at the time of any vote, including Series A Preferred Stock.

Acquisition of Lust For Life

On August 23, 2019, Renewable Energy & Power, Inc. (the “Company” or “RBNW”) entered into a Membership Purchase Agreement with Lust for Life Footwear, LLC (“Lust for Life”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,789 shares of Series B Preferred Stock of the Company (the “Agreement”).

Upon further due diligence, management determined that although the final issuance of 77,789 shares of Series B Preferred Stock of the Company is correct, the proper structure of the transaction has been amended. Pursuant to an Omnibus Amendment Agreement between the Company, Lust for Life New York, LLC, a New York limited liability company (“Lust NY”), Blind Faith Concepts, Inc., a New York corporation (“Blind Faith”), (the “Amendment”) he Company purchased 100% of Blind Faith. Blind Faith ownership, as a matter of percentages, was equal to the exact percentages of Lust for Life membership interests. Therefore, on August 23, 2019, owners of Blind Faith representing 100% of the total issued and outstanding shares were issued, collectively, 77,789 shares of Series B Preferred Stock of the Company (“Series B Preferred”). As a result, the Series B Preferred shares were issued as follows:

Shareholder	Number of Series B Preferred Shares Received
Karen Berend	38,506
David Berend	16,919
Sarah Malaquias	16,919
Steven Berend	3,112
Linda Redlisky	2,334
TOTAL	77,789

As a result of the transaction, Blind Faith became a subsidiary of the Company. Lust for Life in turn is a wholly owned subsidiary of Blind Faith.

The Company evaluated the substance of the merger transaction and found it met the criteria for the accounting and reporting treatment of a reverse acquisition under ASC 805 (Business Combinations)-40-45 (Reverse Acquisition and Other Presentation Matters) and accordingly will consolidate the operations of Blind Faith and RBNW and the financial condition from the closing date of the transaction. The historic results of operations will reflect those of Blind Faith. As such, Blind Faith is treated as the acquirer for accounting and financial reporting purposes while the Company is treated as the acquired entity for accounting and financial reporting purposes.

Under reverse merger accounting, the comparative historical financial statements of the Company, as the legal acquirer, are those of the accounting acquirer, Blind Faith, the Company’s financial statements prior to the closing of the reverse acquisition, reflect only the business of Lust For Life.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

On August 26, 2019, Mr. Huss cancelled all 5,000,000 shares of the Series A Preferred and,

On August 26, 2019, the Board of Directors issued 5,000,000 shares of Series A Preferred stock to Karen Berend and David Berend, 2,500,000 to each. In addition, the Board of Directors issued 77,789 shares of Series B Preferred Stock to those shareholders listed above (Acquisition of Lust for Life) and 5,000 to Livingston Asset Management LLC. Both issuances were made in accordance with Section 4(a)(2) of the Securities Act of 1933.

Court Approved Settlement of Various Liabilities Under SEC section 3(a)(10)

On November 15, 2019, a court approved a settlement for $219,460.18 owed to Labry’s Fund LP under SEC section 3(a)(10) whereby the Company will issue common shares to a third party (Trillium Partners, LP) for sale to the public through third party brokers, the proceeds of which will be used to satisfy the court approved liability. Management will review the remaining settlement payable along with other liabilities recorded and make the appropriate adjustments to the accounts. Also refer to Form 8-K filed on November 18, 2019 for settlement agreement.

Issuances of Series B Preferred Stock

The Company approved by unanimous consent, the authorization of 100,000 shares of Series B preferred stocks. The certificate of designation was filed on Form 8-K on August 23, 2019.

On May 31, 2019, the Company issued 5,000 shares of the Series B preferred stock to Livingston Asset Management LLC for consulting services rendered.

On September 11, 2019, the Company issued 77,789 shares of Series B preferred shares as discussed above (Acquisition of Lust for Life).

Issuances of Common Stock

On December 20, 2018, officers and Directors were issued 9,011,322 common shares with a value of $225,283 (share price of $.025). The Company will charge the amount against compensation related liabilities.

On January 2, 2019, MDI was issued 26,000,000 common shares at $.001. The issuance will be charged against liabilities to MDI.

On November 19, 2019 Trillium Partners LP was issued 11,877,000 common shares under the 3(a)(10) court approved settlement as the first tranche of shares to be sold for the purpose of liquidating the claim of a former convertible note holder.

Between October 1, 2018 and November 25, 2019, the following convertible note holders were issued the shares indicated:

Redstart Holdings Corp, (holder of notes assigned by Power Up Lending Group) was issued 65,505,668, common shares for $134,460 in note principal (including default charges) and accrued interest;

Crown Bridge Partners LLC was issued 26,620,476, common shares for $68,297 in principal (including default charges) and $7,000 of conversion fees charged;

Jabro Funding Corp, was issued 1,250,000, common shares for $8,000 in principal; and

Essex Global Investment Corp. was issued 1,500,000, common shares for $1,500 in principal.

Issuance of Convertible Debt

On December 20, 2018 the Company issued a convertible note payable to Jabro Funding Corp. for $30,000, with a maturity date of September 30, 2019, 12% annual interest. The note is convertible at 55% of the lowest market price on the twenty days preceding conversion.

On April 8, 2019, the Company issued a convertible note payable to Geneva Roth Remark Holdings, Inc. (“Geneva”) for $168,000, which was received as cash. The note matured on February 28, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion.

On May 16, 2019, the Company issued a convertible note payable to Geneva for $128,000, which was received as cash. The note matured on March 16, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion.

RENEWABLE ENERGY & POWER, INC.

NOTES TO FINANCIAL STATEMENTS

The proceeds from the Geneva April 8 and May 16, 2020 were used to pay down amounts due officers and shareholder, short term loans payable to officer and a convertible note payable to officer, as of April 3, 2019. Following the repayment the only liability related to former officers and shareholder was a balance remaining of $40,575 in short-term loans payable to officer. This was reclassified to settlements payable on December 31, 2019.

On August 22, 2019, the Company issued a convertible note payable to LAM for $100,000. The note has 10%annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note was issued for future service related to debt restructure such as the 3(a)(10) discussed above.

On August 23, 2019, the Company issued a convertible note payable to Trillium Partners LP for $60,000. The note includes $10,000 of original issue discount (OID), has 10%annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. As of November 25, 2019, the Company had repaid $39,950, in principal of the note with cash.

On September 1, 2019, the Company issued a $25,000 convertible note payable as advisory fees to LAM. The note has 10%annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On October 1, 2019, the Company issued a $25,000 convertible note payable as advisory fees to LAM. The note has 10%annual interest, matures on June 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On November 1, 2019, the Company issued a $25,000 convertible note payable as advisory fees to LAM. The note has 10%annual interest, matures on July 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On December 1, 2019, the Company issued a $25,000 convertible note payable as advisory fees to LAM. The note has 10%annual interest, matures on August 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

Assignments of Convertible Debt

On October 18, 2018 Power Up Lending Group, assigned their balance ($10,730) of the $53,000 convertible note payable issued on July 7, 2018 and all accrued interest to Redstart Holdings Corp. under the same terms and conditions as the assigned note.

On October 18, 2018 Power Up Lending Group, assigned their balance of the $43,000 convertible note payable issued on November 16, 2018 and all accrued interest to Redstart Holdings Corp. under the same terms and conditions as the assigned note.

On October 18, 2018 Power Up Lending Group, assigned their balance of the $15,000 convertible note payable issued on June 15, 2018 and all accrued interest to Redstart Holdings Corp. under the same terms and conditions as the assigned note.

On October 18, 2018 Power Up Lending Group, assigned their balance of the $25,000 convertible note payable issued on August 30, 2018 and all accrued interest to Redstart Holdings Corp. under the same terms and conditions as the assigned note.

BLIND FAITH CONCEPTS INC.

Index to Condensed Consolidated Financial Statements

(Unaudited)

BLIND FAITH CONCEPTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash	$27,625	$164,124
Accounts receivable (net of allowance for doubtful accounts)	260,498	227,044
Inventory	162,801	326,981
Prepaid expenses	400	400
Total current assets	451,324	718,549

Property, and equipment, net of depreciation	6,243	7,708
Deposits	17,405	8,492
Total Assets	$474,972	$734,749

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$651,928	$511,724
Notes payable, current portion	-	125,497
Notes payable	289,793	851,540
Notes payable, officers	151,000	-
Line of credit	200,000	180,000
Total current liabilities	1,292,721	1,668,761

Notes payable to officers, net of short term	1,205,761	1,006,535
Total liabilities	2,498,482	2,675,296

Commitments and contingencies

Equity (deficit):
Common stock, no par value, 200 shares authorized and issued	680	680
Additional paid-in capital	425,000	425,000
Accumulated deficit	(2,234,291)	(2,197,965)
Total Blind Faith Concepts Inc. Equity (Deficit)	(1,808,611)	(1,732,285)
Non-controlling interest	(214,899)	(208,262)
Total equity (deficit)	(2,023,510)	(1,940,547)
Total Liabilities and Stockholders’ Deficit	$474,972	$734,749

The accompanying notes are an integral part of the condensed consolidated financial statements

BLIND FAITH CONCEPTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2019 and 2018

(Unaudited)

	Six Months Ended June 30,
	2019	2018

Revenues	$1,264,576	$2,415,605

Cost of revenues	893,316	1,596,640

Gross profit	371,260	818,965

Operating expenses:
Compensation	235,750	660,078
General and administrative	511,377	577,822
Total expenses	747,127	1,237,900

Loss from operations	(375,867)	(418,935)

Other income (expenses):
Gain on forgiveness of debt	369,428	-
Interest expense	(76,524)	(55,212)
	292,904	55,212

Loss before federal income taxes	(82,963)	(474,147)

Federal income taxes	-	-

Net loss	(82,963)	(474,147)

Net loss attributable to non-controlling interest	(6,637)	(37,932)

Net loss attributable to Blind Faith Concepts Inc.	$(76,326)	(436,215)

The accompanying notes are an integral part of the condensed consolidated financial statements

BLIND FAITH CONCEPTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY DEFICIT

(Unaudited)

For the Six Months Ended June 30, 2019 and 2018

For the Six Months Ended June 30, 2019

			Additional			Total
	Common		Paid - In	Accumulated	Non-Controlling	Equity
	Shares	Amount	Capital	Deficit	Interest	(Deficit)
Balance at January 1, 2019	200	$680	$425,000	$(2,157,965)	$(208,262)	$(1,940,547)

Net loss	-	-	-	(76,326)	(6,637)	(82,963)
Balance at June 30, 2019	200	$680	$425,000	$(2,234,291)	$(214,899)	$(2,023,510)

For the Six Months Ended June 30, 2018

			Additional			Total
	Common		Paid - In	Accumulated	Non-Controlling	Equity
	Shares	Amount	Capital	Deficit	Interest	(Deficit)
Balance at January 1, 2018	200	$680	$425,000	$(1,004,025)	$(65,491)	$(643,836)

Net loss	-	-	-	(436,215)	(37,932)	(474,147)
Balance at June 30, 2018	200	$680	$425,000	$(1,440,240)	$(103,423)	$(1,117,983)

The accompanying notes are an integral part of the condensed consolidated financial statements

BLIND FAITH CONCEPTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2019 and 2018

(Unaudited)

	2019	2018
Cash flows from operating activities:
Net loss	$(82,963)	$(474,147)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,465	2,683
Amortization of debt discount	10,000	4,249
Changes in operating assets and liabilities:
Accounts receivable	(33,454)	(70,204)
Inventories	164,180	158,465
Deposits	(8,913)	-
Accounts payable and accrued expenses	140,274	467,362
Net cash provided by operating activities	190,589	88,408

Cash flows from financing activities
Proceeds from line of credit	20,000	70,000
Repayment of notes payable officers	-	(22,500)
Proceeds from notes payable	249,729	-
Repayment of notes payable	(596,817)	(58,690)

Net cash used in financing activities	(327,088)	(11,190)

Net increase (decrease) in cash	(136,499)	77,218
Cash at beginning of period	164,124	263,334

Cash at end of period	$27,625	$340,552
Supplemental Cash Flow Disclosures

Interest paid	$39,926	$55,212
Taxes paid	$-	$-

The accompanying notes are an integral part of the condensed consolidated financial statements

BLIND FAITH CONCEPTS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 - Nature of Operations and Basis of Presentation

Nature of Operations

Blind Faith Concepts Inc. (the “Company” or “BFC”), was incorporated on August 17, 2012 under the laws of the State of New York. BFC creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Lust for Life Footwear, LLC (“LFL”) was formed on January 31, 2014 under the laws of the State of New York. LFL also creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC” for interim financial information. In the opinion of the Company’s management, the accompanying condensed consolidated financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the interim periods ended June 30, 2019, and 2018. As this is an interim period financial statement, certain adjustments are not necessary as with a financial period of a full year. Although management believes that the disclosures in these unaudited condensed consolidated financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s financial statements for the year ended December 31, 2018, which contain the financial statements and notes thereto, for the years ended December 31, 2018 and 2017. The interim results for the six months ended June 30, 2019 are not necessarily indicative of the results to be expected for the year ended December 31, 2019 or for any future interim periods.

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the six months ended June 30, 2019, the Company has incurred a net loss of $82,963. The working capital deficit, stockholders’ deficit and accumulated deficit was $841,397, $2,023,510 and $2,449,190, respectively, at June 30, 2019. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - Significant and Critical Accounting Policies

Management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, Lust For Life, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Management estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Revenue recognition

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Retail sales, recognized at the point of sale, are recorded net of returns and exclude sales tax.  Wholesale sales are recorded, net of returns, allowances and discounts, when obligations under the terms of a contract with the purchaser are satisfied. This generally occurs at the time of transfer of control of merchandise.  The Company considers several control indicators in its assessment of the timing of the transfer of control, including significant risks and rewards of ownership, physical possession and the Company’s right to receive payment.  Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring merchandise.  Reserves for projected merchandise returns, discounts and allowances are determined based on historical experience and current expectations.  The Company applies the guidance using the portfolio approach in ASC 606, Revenue from Contracts with Customers, because this methodology would not differ materially from applying the guidance to the individual contracts within the portfolio.  The Company excludes sales and similar taxes collected from customers from the measurement of the transaction price for its retail sales.

Cash and Cash Equivalents

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. The Company maintains deposits in a financial institution. At March 31, 2020, the Federal Deposit Insurance Corporation (FDIC) provided insurance coverage of up to $250,000, per depositor, per institution. At March 31, 2020, none of the Company’s cash and cash equivalents was in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of June 30, 2019, and December 31, 2018, the Company had reserves of $12,426 and $214,535, respectively.

Inventories

Inventories are stated at average cost using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Finished goods	$162,801	$326,981

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five to seven years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the quarter ended June 30, 2020, there were no impairments.

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosure,” defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels are described below:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that is accessible by the Company;

Level 2 Inputs – Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 Inputs – Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable and accrued expenses approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

The assets or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Advertising

Costs incurred for advertising for the Company are charged to operations as incurred. Advertising expenses for the periods ended June 30, 2019 and 2018 were $27,973 and $38,066, respectively.

Operating Leases

The Company leases its locations, an office, under an operating lease.  The lease includes an option that allows the Company to extend the lease term beyond the initial commitment period, subject to terms agreed at lease inception.  The Company adopted ASC 842 using the modified retrospective transition method.  In accordance with ASC 842, lease right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term.  The Company’s lease does not provide an implicit rate and therefore, the Company uses an incremental borrowing rate based on the information available at the commencement date, including implied traded debt yield and seniority adjustments, to determine the present value of future payments.  Lease expense for the minimum lease payments is recognized on a straight-line basis over the lease term.  Variable lease payments are expensed as incurred.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal three months. The Company is currently evaluating this guidance and does not believe that this will have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes.  ASU 2019-12 eliminates certain exceptions related to intraperiod tax allocation, simplifies certain elements of accounting for basis differences and deferred tax liabilities during a business combination, and standardizes the classification of franchise taxes.  The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted.  The adoption of ASU 2019-12 is not expected to have a material impact on the Company’s financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 4 - Property Plant and Equipment

Property, plant and equipment at June 30, 2019 and December 31, 2018 consist of the following:

	2019	2018

Manufacturing Equipment	$5,239	$5,239
Furniture and fixtures	4,329	4,329
Leasehold improvements	7,500	7,500
	17,068	17,068
Less: Accumulated depreciation	(10,825)	(9,360)
	$6,243	$7,708

Depreciation expense charged to income for the six months ended June 30, 2019 and 2018, totaled $1,465 and $3,343, respectively.

Note 5 - Line of Credit

On September 22, 2016 the Company signed a revolving note (the “Note”) at Signature Bank (the “Bank”). The outstanding balance accrues interest at 5% per annum. Interest is payable monthly. On July 31, 2017, the availability on the note was increased to $300,000 and the due date was extended to October 31, 2017. The note would now accrue interest at a rate per annum equal to the Prime Rate plus 1%, with interest payable monthly. On October 31, 2017, the availability on the note was decreased to $200,000, with interest remaining at a rate per annum equal to the Prime Rate plus 1%.

The balance outstanding on the revolving note at June 30, 2019 was $200,000.

Note 6 - Notes Payable

On March 29, 2016, the Company executed a note for $1,500,000 with the United States Small Business Administration (“SBA”) with the following terms and conditions:

●	Maturing in March 29, 2026;
●	Interest at the prime rate as quoted in the Wall Street Journal plus 2.75% per annum;
Monthly principal and interest is $16,944 through December 31, 2016 and increases to $17,073 as of January 1, 2017;

On July 1, 2019, two officers of the Company, on behalf of the Company, refinanced the note personally. The Company is obligated for its portion of the liability, which commenced on July 1, 2019 and expires on July 1, 2049.The loan bears interest at 7.375%, per annum, through maturity. The note is payable monthly and has a long-term portion remaining of $1,146,611.

On February 15, 2018, the Company issued a note, payable to Eric Weisblum for $30,000, for which $30,000 was received as cash. The note matured on May 5, 2018, and incurs 0% annual interest. Note principal of $30,000 has been reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP.

On June 21, 2018, the Company issued a note, payable to Daniel Ryweck for $100,000, for which $100,000 was received as cash. The note matured on September 18, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal of $37,000 has been reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP.

On September 4, 2018, the Company issued a note, payable to Point Capital Inc. for $50,000, for which $50,000 was received as cash. The note matured on December 4, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal of $50,000 has been reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP.

On September 28, 2018, the Company issued a note, payable to Point Capital Inc. for $200,000, for which $200,000 was received as cash. The note matures on September 27, 2020, and incurs 6% annual interest. Note principal of $200,000 has been reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP.

Note 7 - Stockholders’ Deficit

Upon incorporation, the total number of shares of all classes of stock which the Company is authorized to issue is Two Hundred (200) shares of which Two Hundred (200) shares shall be Common Stock, with no par value.

On February 15, 2017, a related party contributed $425,000 to the Company as additional paid in capital.

Note 8 –Contingencies and Commitments

The Company has assessed all material known financial exposures as they have been asserted and made provisions for them as described in footnote 5.

Vendor Dispute

The Company has been in an ongoing discussion with a vendor over the amount of credits applied to inventory purchases. The Company expects to resolve this matter to the satisfaction of the parties involved.

Litigation

On October 19, 2018, a vendor filed a complaint with the Superior Court of New Jersey, Law Division, seeking payment for merchandise. The Company has previously recognized costs of $178,935, which remain unpaid in accounts payable. The Company has retained an attorney who is currently working to address the complaint.

Note 9 - Subsequent Events

Reverse Merger/Acquisition of Blind Faith Concepts and Lust For Life

On August 23, 2019, the Company entered into a Membership Purchase Agreement with Renewable Energy and Power, Inc. (“Renewable”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,790 shares of Series B Preferred Stock of the Renewable (the “Agreement”).

Upon further due diligence, management determined that although the final issuance of 77,790 shares of Series B Preferred Stock of Renewable is correct, the proper structure of the transaction has been amended. Pursuant to an Omnibus Amendment Agreement between the Renewable, Lust for Life New York, LLC, a New York limited liability company (“Lust NY”), Blind Faith Concepts, Inc., a New York corporation (“Blind Faith”), (the “Amendment”) Renewable purchased 100% of Blind Faith. Blind Faith ownership, as a matter of percentages, was equal to the exact percentages of Lust for Life membership interests. Therefore, on August 23, 2019, owners of Blind Faith representing 100% of the total issued and outstanding shares were issued, collectively, 77,790 shares of Series B Preferred Stock of the Company (“Series B Preferred”).

As a result of the transaction, Blind Faith became a subsidiary of Renewable. Lust for Life in turn is a wholly owned subsidiary of Blind Faith.

BLIND FAITH CONCEPTS INC.

Index to Consolidated Financial Statements

(Unaudited)

BLIND FAITH CONCEPTS INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash	$164,124	$263,334
Accounts receivable (net of allowance for doubtful accounts)	227,044	440,024
Inventory	326,981	791,067
Prepaid expenses	400	-
Total current assets	718,549	1,494,425

Property, and equipment, net of depreciation	7,708	11,051
Deposits	8,492	17,405
Total Assets	$734,749	$1,522,881

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$511,724	$802,365
Notes payable, current portion	125,497	118,020
Notes payable	851,540	22,500
Line of credit	180,000	100,000
Total current liabilities	1,668,761	1,042,885

Notes payable, net of current portion	1,006,535	1,123,832
Total liabilities	2,675,296	2,166,717

Commitments and contingencies

Equity (Deficit)
Common stock, no par value, 200 shares authorized and issued	680	680
Additional paid-in capital	425,000	425,000
Accumulated deficit	(2,157,965)	(1,004,025)
Total Blind Faith Concepts Inc. Equity (Deficit)	(1,732,285)	(578,345)

Non-Controlling Interest	(208,262)	(65,491)
Total Equity (Deficit)	(1,940,547)	(643,836)
Total Liabilities and Equity (Deficit)	$734,749	$1,522,881

The accompanying notes are an integral part of the consolidated financial statements

BLIND FAITH CONCEPTS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2018 and 2017

(Unaudited)

	Years Ended December 31,
	2018	2017

Revenues	$4,694,228	$5,371,897

Cost of revenues	3,483,352	3,783,115

Gross profit	1,210,876	1,588,782

Operating expenses:
Compensation	1,010,662	687,903
General and administrative	1,198,085	1,560,126
Total expenses	2,208,747	2,248,029

Loss from operations	(997,871)	(659,247)

Other income (expenses):
Interest expense	(298,840)	(106,247)
	(298,840)	(106,247)

Net loss	(1,296,711)	(765,464)

Net loss attributable to non-controlling interest	(142,771)	(58,176)

Net loss attributable to Blind Faith Concepts, Inc.	$(1,153,940)	$(707,288)

The accompanying notes are an integral part of the consolidated financial statements

BLIND FAITH CONCEPTS INC.

CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

(Unaudited)

For the Years Ended December 31, 2018 and 2017

			Additional			Total
	Common		Paid - In	Accumulated	Non-Controlling	Equity
	Shares	Amount	Capital	Deficit	Interest	(Deficit)
Balance at January 1, 2017	200	$680	$-	$(296,737)	$(7,315)	$(303,372)
Capital Contribution	-	-	425,000	-	-	425,000
Net loss	-	-	-	(707,288)	(58,176)	(765,464)

Balance at December 31, 2017	200	680	425,000	(1,004,025)	(65,491)	(643,836)

Net loss	-	-	-	(1,153,940)	(142,771)	(1,296,711)
Balance at December 31, 2018	200	$680	$425,000	$(2,197,965)	$(208,262)	$(1,940,547)

The accompanying notes are an integral part of the consolidated financial statements

BLIND FAITH CONCEPTS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31 2018 and 2017

(Unaudited)

	2018	2017
Cash flows from operating activities:
Net loss	$(1,296,711)	$(765,464)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,343	2,929
Amortization of debt issuance costs	10,000	8,498
Changes in operating assets and liabilities
Accounts receivable	212,980	8,542
Inventories	464,086	(341,419)
Prepaid expenses	(400)	-
Deposits	8,913	(6,923)
Accounts payable and accrued expenses	(290,641)	372,592

Net cash used in operating activities	(888,430)	(721,245)

Cash flows from investing activities:
Cash paid for fixed assets	-	(3,275)
Net cash used in investing activities	-	(3,275)

Cash flows from financing activities
Proceeds from line of credit	110,000	-
Repayment of line of credit	(30,000)	-
Proceeds from notes payable	1,340,000	22,500
Repayments of notes payable	(630,780)	(114,350)
Contribution to capital	-	425,000
Net cash provided by financing activities	789,220	333,150

Net decrease in cash	(99,210)	(391,370)
Cash at beginning of period	263,334	654,704

Cash at end of period	$164,124	$263,334
Supplemental Cash Flow Disclosures

Interest paid	$288,343	$135,485
Taxes paid	$-	$-

The accompanying notes are an integral part of the consolidated financial statements

Blind Faith Concepts Inc.

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 1 - Nature of Operations and Basis of Presentation

Nature of Operations

Blind Faith Concepts Inc. (the “Company” or “BFC”), was incorporated on August 17, 2012 under the laws of the State of New York. BFC creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Lust for Life Footwear, LLC (“LFL”) was formed on January 31, 2014 under the laws of the State of New York. LFL also creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Basis of Presentation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31 2018, the Company has incurred a net loss of $1,296,711 and used cash in operations of $888,430. The working capital deficit, equity (deficit) and accumulated deficit was $950,212, $1,940,547 and $2,157,965, respectively, at December 31 2018. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - Significant and Critical Accounting Policies

Management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, Lust For Life, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Management Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Revenue recognition

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Retail sales, recognized at the point of sale, are recorded net of returns and exclude sales tax.  Wholesale sales are recorded, net of returns, allowances and discounts, when obligations under the terms of a contract with the purchaserc are satisfied. This generally occurs at the time of transfer of control of merchandise.  The Company considers several control indicators in its assessment of the timing of the transfer of control, including significant risks and rewards of ownership, physical possession and the Company’s right to receive payment.  Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring merchandise.  Reserves for projected merchandise returns, discounts and allowances are determined based on historical experience and current expectations.  The Company applies the guidance using the portfolio approach in ASC 606, Revenue from Contracts with Customers, because this methodology would not differ materially from applying the guidance to the individual contracts within the portfolio.  The Company excludes sales and similar taxes collected from customers from the measurement of the transaction price for its retail sales.

Cash and Cash Equivalents

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. The Company maintains deposits in a financial institution. At December 31, 2018, the Federal Deposit Insurance Corporation (FDIC) provided insurance coverage of up to $250,000, per depositor, per institution. At December 31, 2018, none of the Company’s cash and cash equivalents was in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of December 31, 2018, and 2017, the Company had reserves of $214,535 and $169,535, respectively.

Inventories

Inventories are stated at average cost using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Finished goods	$326,981	$791,067

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five to seven years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the year ended December 31 2018, the Company there were no impairments.

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosure,” defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels are described below:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that is accessible by the Company;

Level 2 Inputs – Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 Inputs – Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable and accrued expenses approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

The assets or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Advertising

Costs incurred for advertising for the Company are charged to operations as incurred. Advertising expenses for the years ended December 31, 2018 and 2017 were $116,811 and $18,573, respectively.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal three months. The Company is currently evaluating this guidance and does not believe that this will have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes.  ASU 2019-12 eliminates certain exceptions related to intraperiod tax allocation, simplifies certain elements of accounting for basis differences and deferred tax liabilities during a business combination, and standardizes the classification of franchise taxes.  The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted.  The adoption of ASU 2019-12 is not expected to have a material impact on the Company’s financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 4 - Property and Equipment:

Property and equipment on December 31, 2017 and 2016 are as follows:

	December 31, 2017	December 31, 2016
Machinery and Equipment	$5,239	$5,239
Furniture and Fixtures	4,330	4,330
Leasehold Improvements	7,500	7,500
	17,069	17,069
Less: Accumulated Depreciation	(9,361)	(6,018)
	$7,708	$11,051

Depreciation expense charged to income for the years ended December 31 2018 and 2017, totaled $3,343 and $2,929, respectively.

Note 5 - Note Payable

SBA Loan

On March 29, 2016, the Company executed a note for $1,500,000 with the United States Small Business Administration (“SBA”) with the following terms and conditions:

●	Maturing in March 29, 2026;

●	Interest at the prime rate as quoted in the Wall Street Journal plus 2.75% per annum;

●	Monthly principal and interest is $17,416; and

●	During the year ended December 31, 2018, the Company repaid $109,820.

The Company incurred closing costs in association with this loan of $84,979 which has been recorded as a discount to the Note and is being amortized over the life of the loan.

Debt under these obligations at December 31, 2018 is as follows:

Note payable, net of discount	$1,132,032
Less: Current maturities	(125,497)
Note payable, net of current maturities	$1,006,535

Future minimum debt repayments under SBA loan are as follows:

2019	$125,497
2020	138,310
2021	148,308
2022	159,029
2023	171,498
2024 and thereafter	389,390
Total	$1,132,.32

Other Notes

On February 15, 2018, the Company issued a note, payable to Eric Weisblum for $30,000, for which $30,000 was received as cash. The note matured on May 5, 2018, and incurs 0% annual interest. Note principal of $30,000, remains at December 31, 2019 with no interest payable. Though the note is in default, no interest has been charged by the holder.

On March 28, 2018, the Company issued a note, payable to Douglas Polinsky for $75,000, for which $75,000 was received as cash. The note matured on September 28, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Interest was paid monthly through the date of maturity. Note principal of $75,000, remains at December 31, 2018. Besides the increase in the interest rate to the default rate, no further action has been taken by the holder. The note was subsequently forgiven on May 31, 2019.

On March 28, 2018, the Company issued a note, payable to Daniel Ryweck for $75,000, for which $75,000 was received as cash. The note matured on September 28, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Interest was paid monthly through the date of maturity. Note principal of $75,000, remains at December 31, 2018. Besides the increase in the interest rate to the default rate, no further action has been taken by the holder. The note was subsequently forgiven on May 31, 2019.

On April 23, 2018, the Company issued a note, payable to Centaurian Fund for $100,000, for which $98,000 was received as cash. The note matured on October 5, 2018, and incurred 10% annual interest through the date of maturity and now accrues 15% interest rate per annum. Interest was paid monthly through the date of maturity. Note principal of $100,000, remains at December 31, 2018. Besides the increase in the interest rate to the default rate, no further action has been taken by the holder. The note was subsequently forgiven on May 31, 2019.

On May 11, 2018, the Company issued a note, payable to Barry and Marjorie Zolot for $100,000, for which $100,000 was received as cash. The note matured on November 10, 2018, and incurred 10% annual interest through the date of maturity and now accrues 15% interest rate per annum. Interest was paid monthly through the date of maturity. Note principal of $100,000, remains at December 31, 2018. Besides the increase in the interest rate to the default rate, no further action has been taken by the holder. The note was subsequently forgiven on May 31, 2019.

On June 21, 2018, the Company issued a note, payable to Daniel Ryweck for $100,000, for which $100,000 was received as cash. The note matured on September 18, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal of $60,000, remains at December 31, 2018 with $4,659 of interest payable. Besides the increase in the interest rate to the default rate, no further action has been taken by the holder.

On August 10, 2018, the Company signed a sales funding agreement with to Libertas Funding LLC for $150,000, for which $147,000 was received as cash with $3,000 being used as a due diligence fee. The funding matures on May 10, 2019, and is reduced daily by accounts receivable collections. Note principal of $75,397, remains at December 31, 2018. The note is personally guaranteed by the stockholders of the Company. The balance of this agreement was satisfied in April 2019.

On September 4, 2018, the Company issued a note, payable to Point Capital Inc. for $50,000, for which $50,000 was received as cash. The note matured on December 4, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal of $50,000, remains at December 31, 2019 with $8,500 of interest payable. Besides the increase in the interest rate to the default rate, no further action has been taken by the holder.

On September 28, 2018, the Company issued a note, payable to Point Capital Inc. for $200,000, for which $200,000 was received as cash. The note matures on September 27, 2020, and incurs 6% annual interest. Note principal of $200,000, remains at December 31, 2019 with $24,000 of interest payable. The note is secured by all assets of the Company.

On October 11, 2018, the Company signed a sales funding agreement with to Libertas Funding LLC for $100,000, for which $78,000 was received as cash with $22,000 being used as a due diligence fee. The funding matures on January 9, 2019, and is reduced daily by accounts receivable collections. Note principal of $96,143, remains at December 31, 2018. The note is personally guaranteed by the stockholders of the Company. The balance of this agreement was satisfied in April 2019.

Note 6 - Line of Credit

On September 22, 2016 the Company signed a revolving note (the “Note”) at Signature Bank (the “Bank”). The outstanding balance accrues interest at 5% per annum. Interest is payable monthly. On July 31, 2017, the availability on the note was increased to $300,000 and the due date was extended to October 31, 2017. The note would now accrue interest at a rate per annum equal to the Prime Rate plus 1%, with interest payable monthly. On October 31, 2017, the availability on the note was decreased to $200,000, with interest remaining at a rate per annum equal to the Prime Rate plus 1%.

The balance outstanding on the revolving note at December 31, 2018 was $180,000.

Note 7 - Stockholders’ Equity

Upon incorporation, the total number of shares of all classes of stock which the Company is authorized to issue is Two Hundred (200) shares of which Two Hundred (200) shares shall be Common Stock, with no par value.

On February 15, 2017, a related party contributed $425,000 to the Company as additional paid in capital.

Note 8 - Commitments and Contingencies

Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Operating Lease

In June 2015, the Company began a lease agreement for office space in Teaneck, NJ. The lease is for a 63 month term expiring on September 30, 2020 with annual payments of $50,952. On April 20, 2017, the Company signed a First Lease Modification for additional space in Teaneck, NJ. The base rent was increased to $92,488 per annum, with the term of the lease remaining the same.

Total future minimum payments required under operating lease as of December 31, 2017 are as follows:

For the Years Ending December 31,
2019	92,488
2020	69,366
$161,854

Note 8 - Income Tax Provision (Benefit)

The Company, with stockholder’s consent, has elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is generally not subject to corporate income taxes and the Company’s net income or loss is reported on the individual tax return of the stockholder of the Company. Therefore, no provision or liability for income taxes is reflected in the financial statements.

The Company has not been audited by the Internal Revenue Service, and accordingly the business tax returns since 2012 are open to examination. Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the financial statements to comply with provisions set forth in Accounting Standards Codification (ASC) section 740, Income Taxes.

Note 9 - Subsequent Events

Reverse Merger/Acquisition of Blind Faith Concepts and Lust For Life

On August 23, 2019, the Company entered into a Membership Purchase Agreement with Renewable Energy and Power, Inc. (“Renewable”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,790 shares of Series B Preferred Stock of the Renewable (the “Agreement”).

Upon further due diligence, management determined that although the final issuance of 77,790 shares of Series B Preferred Stock of Renewable is correct, the proper structure of the transaction has been amended. Pursuant to an Omnibus Amendment Agreement between the Renewable, Lust for Life New York, LLC, a New York limited liability company (“Lust NY”), Blind Faith Concepts, Inc., a New York corporation (“Blind Faith”), (the “Amendment”) Renewable purchased 100% of Blind Faith. Blind Faith ownership, as a matter of percentages, was equal to the exact percentages of Lust for Life membership interests. Therefore, on August 23, 2019, owners of Blind Faith representing 100% of the total issued and outstanding shares were issued, collectively, 77,790 shares of Series B Preferred Stock of the Company (“Series B Preferred”).

As a result of the transaction, Blind Faith became a subsidiary of Renewable. Lust for Life in turn is a wholly owned subsidiary of Blind Faith.

RENEWABLE POWER AND ENERGY, INC. AND BLIND FAITH CONCEPTS, INC

Index to Pro-Forma Combined Balance Sheets and Statements of Operations

(Unaudited)

RENEWABLE POWER AND ENERGY, INC. AND BLIND FAITH CONCEPTS, INC

PRO FORMA FINANCIAL STATEMENTS

Pro-forma Combined Balance Sheets

	June 30, 2019
	RBNW	BFC	Combined
Assets
Current assets
Cash	$-	$27,625	$27,625
Accounts receivable	-	260,498	260,498
Inventory	-	162,801	162,801
Prepaid expenses and other assets	-	400	400
Total current assets	-	451,324	451,324

Non-Current Assets
Property, plant and equipment, net of depreciation	-	6,243	6,243
Deposits	-	17,405	17,405
Total non-current Assets	-	23,648	23,648

Total Assets	$-	$474,972	$474,972

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$-	$648,483	$648,483
Accrued expenses	60,376	3,515	63,891
Settlements payable	1,187,466	-	1,187,466
Short term notes payable - officer	40,575	151,000	191,575
Line of credit	-	200,000	200,000
Other notes payable	-	289,723	289,723
Convertible note payable, net of premiums and discounts	790,624	-	790,624
Derivative liability	33,863	-	33,863
Total current liabilities	2,112,904	1,292,721	3,405,625

Long term liabilities:
Long term note payable - officer	-	1,205,761	1,205,761

Total Liabilities	2,112,904	2,498,482	4,611,386

Stockholders’ deficit:
Preferred Series A Shares, $0.001 par value	5,000	-	5,000
Preferred Series B Shares	-	-	-
Common stock, par value	45,842	680	46,522
Additional paid in capital	11,337,677	425,000	11,762,677
Accumulated deficit	(13,501,423)	(2,449,190)	(15,950,613)
Total stockholders’ deficit	(2,112,904)	(2,023,510)	(4,136,414)
Total Liabilities and Stockholders’ deficit	$-	$474,972	$474,972

Pro-forma combined statements of operations

Twelve Month Period

	RBNW	BFC	Combined
	Fiscal Year Ended September 30, 2018	Fiscal Year Ended December 31, 2018	Fiscal Years 2018

Revenues	$546,446	$4,694,228	$5,240,674

Cost of revenues	574,232	3,483,352	4,057,584

Gross profit	(27,786)	1,210,876	1,183,090

Operating expenses:
Compensation and consultants	234,677	1,010,662	1,245,339
General and administrative	340,097	1,198,085	1,538,182
Total expenses	574,774	2,208,747	2,783,521

Income (loss) from operations	(602,560)	(997,871)	(1,600,431)

Other income (expenses):
Derivative Expense and change in fair market value	148,460	-	148,460
Interest expense	(681,049)	(298,840)	(979,889)
	(532,589)	(298,840)	(831,429)

Income (loss) before federal income taxes	(1,135,149)	(1,296,711)	(2,431,860)

Federal income tax provision	-	-	-

Net income (loss)	$(1,135,149)	$(1,296,711)	$(2,431,860)

Loss per share, basic and diluted *	$(1.34)	$ N/A	$(2.87)

Weighted average shares outstanding *	846,018		846,698

Six Month Period

	RBNW	BFC	Combined
	Nine Months Ended June 30, 2019	Six Months Ended June 30, 2019	2018

Revenues	$35,113	$1,264,576	$1,299,689

Cost of revenues	16,698	893,316	910,014

Gross profit	18,415	371,260	389,675

Operating expenses:
Compensation and consultants	254,118	235,750	489,868
General and administrative	106,359	511,377	617,736
Total expenses	360,477	747,127	1,107,604

Income (loss) from operations	(342,062)	(375,867)	(717,929)

Other income (expenses):
Gain on debt extinguishment		369,428	369,428
Interest expense	(287,802)	(76,524)	(364,326)
	(287,802)	292,904	5,102

Income (loss) before federal income taxes	(629,864)	(82,963)	(712,827)

Federal income taxes		-	-

Net income (loss)	$(629,864)	$(82,963)	$(712,827)

Loss per share, basic and diluted *	(0.02)	$ N/A	$(0.03)

Weighted average shares outstanding *	25,387,574	-	25,387,574

Notes to Unaudited Pro Forma Combined Balance Sheets and Statements of Operations

Basis of Presentation

The preceding unaudited pro forma combined financial statements of Renewable Energy and Power, Inc., (the “RBNW or the Company”) and Blind Faith Concepts, Inc. and its wholly owned subsidiary Lust for Life LLC (“BFC and LFL” respectively) are provided to assist you in your analysis of the financial aspects of the proposed Regulation A Offering were prepared on a non-generally accepted accounting principle basis.

The unaudited condensed combined balance sheets are based on RBNW financial statements filed on OTC Markets under the Alternative Filing Standard for the six months ended June 30, 2019 and the balance sheet of BFC is based on the financial statements used in developing the June 30, 2019 comparative consolidated balance sheet of the Company and BFC as of June 30, 2020, following the reverse merger.

The unaudited pro forma consolidated statements of operations for the years ended September 30, and December 31, 2018 and the nine and six months ended June 30, 2019 combined the historical statements of operations of the Company for the fiscal year ended September 30, 2018 with the fiscal year ended December 31, 2018 consolidated historic statements of operations of BFC and for and the nine and six months ended June 30, 2019 of the Company and BFC.

The pro forma statements of operations is presented as if the below transaction was accounted for as a reverse acquisition on December 31, 2018 BFC is deemed the accounting acquirer while the Company remains the legal acquirer.

Acquisition of BFC

The Company entered into a Membership Purchase Agreement (“the MPA”) with BFC and its wholly owned subsidiary LFL to acquire the operations of the business (as defined below) for 77,790 shares of Series B Preferred Stock of the Company. BFC, a New York corporation is in the business of wholesale distribution of fashion footware and accessories. Pursuant to the terms of the MPA, the Company has acquired all the assets and assumed all the liabilities of BFC and LFL.

Upon the closing of the transaction under the MPA, the Company acquired the ongoing operations of BFC and LFL in consideration of preferred stock (above). The transaction was reported on Form 8K filed on August 29, 2018.

Pro-forma Presentation

The pro-forma combined balance sheets and statements of operations give effect to the reverse merger as if they had occurred on the first day of the periods presented, with the exception of the Company’s issuance of Preferred Series B shares to the shareholders of BFC. That adjustment has no impact on the pro-forma financial statements as presented because additional paid in capital was debited for $78 and preferred stock was credited for $78, on the date of the reverse merger.

Twelve Month Period

The operations of the Company presented in the statement of operations for the fiscal year ended September 30, 2018 as previously reported on OTC Markets website under the Alternative Reporting Standard.

The consolidated operations of BFC presented for the fiscal year ended December 31, 2018, were previously reported on OTC Markets website under the Alternative Reporting Standard, as if they were the Company’s operations. The consolidated statement of operations for the year ended December 31, 2018 were published as the prior year comparative results for the year ended December 31, 2019, following the reverse merger and the change in fiscal year to December 31, of the Company. Under the reporting standard, the results of operations presented are the historic results of the accounting acquirer, BFC prior to the reverse merger.

Six Month Period

The operations of the Company presented in the statement of operations for the nine and six months ended June 30, 2019 as previously reported on OTC Markets website under the Alternative Reporting Standard. The Company ended sales as of March 31, 2019 and incurred minor operational expenses during the following three months ended June 30, 2019, therefore the nine month results are not materially different than a six month period ended June 30, 2019.

The consolidated operations of BFC presented for the nine and six months ended June 30, 2019, were previously reported on OTC Markets website under the Alternative Reporting Standard, as if they were the Company’s operations. The consolidated statement of operations for the six months ended June 30, 2019 were published as the prior year comparative results for the six months ended June 30, 2020, following the reverse merger and the change in fiscal year to December 31, of the Company. Under the reporting standard, the results of operations presented are the historic results of accounting acquirer, BFC prior to the reverse merger.

Item 4. Exhibits

INDEX TO EXHIBITS

Description	Item	Exhibit

Articles of Incorporation	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Form of Subscription Agreement	Item 17.4	1A-4
Employment Agreement with Conrad Huss dated	Item 17.6	1A-6A
Settlement Agreement dated December 23, 2019	Item 17.6	1A-6B
Omnibus Amendment Agreement dated November 5, 2019	Item 17.6	1A-6C
Membership Interest Purchase Agreement with dated August 22, 2019	Item 17.6	1A-6D
Distribution Agreement with DDI Distribution dated October 24, 2018	Item 17.6	1A-6E
Professional Services Agreement with One Source Solutions dated December __, 2017	Item 17.6	1A-6F
Legal Opinion of Matheau J. W. Stout, Esq.	Item 17.12	1A-12

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this special financial report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Borough of Brooklyn, City of New York, New York on September 30, 2020.

RENEWABLE ENERGY & POWER, INC.

By:	/s/ Conrad Huss
Chief Executive Officer and Director
Renewable Energy & Power, Inc.
September 30, 2020

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature

By:	/s/ Conrad Huss
Chief Executive Officer and Director
Renewable Energy & Power, Inc.
September 30, 2020

PART III: EXHIBITS